                                                                    EXHIBIT 25.1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Jacuzzi Brands, Inc.

We have audited the consolidated balance sheet of JBI Holdings Limited (the "Company"), a wholly-owned subsidiary of Jacuzzi Brands, Inc., as of September 30, 2004, and the related consolidated statements of earnings, cash flows, and changes in stockholder's equity for the year ended September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of JBI Holdings Limited at September 30, 2004, and the consolidated results of its operations and its cash flows for the year ended September 30, 2004, in conformity with U.S. generally accepted accounting principles.

                                                  /s/Ernst & Young LLP
                                                 Certified Public Accountants

West Palm Beach, Florida
November 30, 2004

                              JBI HOLDINGS LIMITED
                       CONSOLIDATED STATEMENT OF EARNINGS
                                  (IN MILLIONS)

                                                                          FISCAL YEAR ENDED
                                                                            SEPTEMBER 30,
                                                                                2004
                                                                          -----------------
Net sales ............................................................    $           896.7
Operating costs and expenses:
   Cost of products sold .............................................                621.2
   Selling, general and administrative expenses ......................                187.9
   Management fee expense ............................................                 11.9
   Impairment, restructuring and other charges .......................                  1.4
                                                                          -----------------
      Operating income ...............................................                 74.3
Interest income from Affiliates ......................................                 31.0
Interest expense to Affiliates .......................................                 (4.1)
Interest expense .....................................................                (47.8)
Interest income ......................................................                  2.1
Other expense, net ...................................................                 (6.3)
                                                                          -----------------
Earnings before income taxes and discontinued operations .............                 49.2
Provision for income taxes ...........................................                (23.2)
                                                                          -----------------
   Earnings from continuing operations ...............................                 26.0
Discontinued operations:
   Loss from operations, net of income tax benefit of $0.2 ...........                 (0.6)
                                                                          -----------------
   Loss from discontinued operations .................................                 (0.6)
                                                                          -----------------
Net earnings .........................................................    $            25.4
                                                                          =================

                 See Notes to Consolidated Financial Statements.

                              JBI HOLDINGS LIMITED
                           CONSOLIDATED BALANCE SHEET
                 (IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                      AT SEPTEMBER 30,
                                                                                            2004
                                                                                      ----------------
            ASSETS
Current assets:
   Cash and cash equivalents .....................................................    $           36.7
   Trade receivables, net of allowances of $6.8 ..................................               170.3
   Inventories ...................................................................               106.2
   Deferred income taxes .........................................................                15.2
   Assets held for sale ..........................................................                 3.6
   Other current assets ..........................................................                16.3
                                                                                      ----------------
      Total current assets .......................................................               348.3

Property, plant and equipment, net ...............................................                93.3
Due from Parent and Affiliates ...................................................               446.7
Investments ......................................................................                 4.7
Goodwill .........................................................................               246.8
Other intangibles, net ...........................................................                59.7
Notes receivable from Parent and Affiliates ......................................               492.7
Other non-current assets .........................................................                 5.5
                                                                                      ----------------
TOTAL ASSETS .....................................................................    $        1,697.7
                                                                                      ================

            LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Notes payable .................................................................    $           21.1
   Current maturities of long-term debt ..........................................                 2.5
   Trade accounts payable ........................................................                94.7
   Accrued expenses and other current liabilities ................................                80.4
                                                                                      ----------------
      Total current liabilities ..................................................               198.7
Long-term debt ...................................................................               441.8
Deferred income taxes ............................................................                 0.1
Note payable to Parent ...........................................................                58.1
Other non-current liabilities ....................................................                71.4
                                                                                      ----------------
      Total liabilities ..........................................................               770.1
                                                                                      ----------------

Commitments and contingencies

Stockholder's equity:
   Common stock (par value 1 pound sterling per share, 100 shares authorized
     issued and outstanding) .....................................................                   -
   Paid-in capital ...............................................................               899.7
   Retained earnings .............................................................                25.4
   Accumulated other comprehensive earnings ......................................                 2.5
                                                                                      ----------------
      Total stockholder's equity .................................................               927.6
                                                                                      ----------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY .......................................    $        1,697.7
                                                                                      ================

                 See Notes to Consolidated Financial Statements.

                                      JBI HOLDINGS LIMITED
                              CONSOLIDATED STATEMENT OF CASH FLOWS
                                         (IN MILLIONS)

                                                                                      FISCAL YEAR ENDED
                                                                                        SEPTEMBER 30,
                                                                                            2004
                                                                                      -----------------
OPERATING ACTIVITIES:
   Earnings from continuing operations ...........................................    $            26.0
   Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities of continuing operations:
      Depreciation and amortization ..............................................                 14.3
      Provision for deferred income taxes ........................................                  0.1
      Non-cash interest expense ..................................................                 46.9
      Provision for doubtful accounts ............................................                  4.3
      Loss on sale of property, plant and equipment ..............................                  0.7
   Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
      Trade receivables ..........................................................                (15.8)
      Inventories ................................................................                (11.3)
      Other current assets .......................................................                  0.5
      Other non-current assets ...................................................                 (0.6)
      Trade accounts payable .....................................................                  9.8
      Accrued expenses and other current liabilities .............................                 (0.7)
      Other liabilities ..........................................................                  3.1
                                                                                      -----------------
        Net cash provided by operating activities of continuing operations .......                 77.3
                                                                                      -----------------

   Loss from discontinued operations .............................................                 (0.6)
   Adjustments to reconcile loss from discontinued operations to net cash used in discontinued operations:
      Increase in net assets held for sale .......................................                 (1.4)
                                                                                      -----------------
        Net cash used in discontinued operations .................................                 (2.0)
                                                                                      -----------------
NET CASH PROVIDED BY OPERATING ACTIVITIES ........................................                 75.3
                                                                                      -----------------

INVESTING ACTIVITIES:
   Proceeds from sale of businesses ..............................................                  4.5
   Purchases of property, plant and equipment ....................................                (17.4)
   Proceeds from sale of real estate .............................................                  0.3
   Proceeds from sale of property, plant and equipment ...........................                  0.3
   Loans to Affiliates ...........................................................                (20.0)
                                                                                      -----------------
NET CASH USED IN INVESTING ACTIVITIES ............................................                (32.3)
                                                                                      -----------------

FINANCING ACTIVITIES:
   Repayment of notes payable, net ...............................................                 (4.4)
   Contribution from Parent ......................................................                 26.8
   Net transfers with Parent and Affiliates ......................................                (36.4)
                                                                                      -----------------
NET CASH USED IN FINANCING ACTIVITIES ............................................                (14.0)
                                                                                      -----------------
   Effect of exchange rate changes on cash and cash equivalents ..................                  7.7
                                                                                      -----------------
INCREASE IN CASH AND CASH EQUIVALENTS ............................................                 36.7
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ...................................                    -
                                                                                      -----------------
CASH AND CASH EQUIVALENTS AT END OF YEAR .........................................    $            36.7
                                                                                      =================

                 See Notes to Consolidated Financial Statements.

                              JBI HOLDINGS LIMITED

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                      FISCAL YEAR ENDED SEPTEMBER 30, 2004
                                  (IN MILLIONS)

                                                                                         ACCUMULATED
                                                                                            OTHER
                                                           COMMON   PAID-IN  RETAINED   COMPREHENSIVE   COMPREHENSIVE
                                                           STOCK    CAPITAL  EARNINGS     EARNINGS        EARNINGS      TOTAL
                                                          -------   -------  --------   -------------   -------------   -----
Balance at September 30, 2003..........................   $     -   $     -  $      -   $           -   $      -      $    -
Net earnings...........................................                          25.4                       25.4        25.4
Contribution from Parent ..............................               899.7                                            899.7
Foreign currency translation adjustment................                                          17.1       17.1        17.1
Minimum pension liability adjustment, net of tax.......                                          (4.3)      (4.3)       (4.3)
Net unrealized loss on investments, net of tax.........                                         (10.3)     (10.3)      (10.3)
                                                                                                        --------
Other comprehensive earnings...........................                                                      2.5
                                                                                                        --------
Total comprehensive earnings...........................                                                 $   27.9
                                                                                                        ========
                                                          -------   -------  --------   -------------                 ------
Balance at September 30, 2004..........................   $     -   $ 899.7  $   25.4   $         2.5                 $927.6
                                                          =======   =======  ========   =============                 ======

                 See Notes to Consolidated Financial Statements.

                              JBI HOLDINGS LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION

      The accompanying consolidated financial statements include the consolidated operations of JBI Holdings Limited ("we" or "JBI Holdings"). JBI Holdings was registered in England on August 20, 2003. Jacuzzi Brands, Inc. ("JBI" or the "Parent") acquired all of the issued and outstanding common stock of JBI Holdings on October 16, 2003 when JBI contributed a nominal amount of cash to JBI Holdings. Subsequent thereto, on October 16, 2003 USI Atlantic Corp., a wholly-owned subsidiary of JBI contributed to JBI Holdings all of the stock of USI American Holdings, Inc. ("USIAH"), an indirect wholly-owned subsidiary of JBI. Immediately following the execution of the aforementioned transaction, JBI Holdings acquired from JBI its entire holding of common stock in USI Global Corp. ("Global"), a wholly-owned subsidiary of JBI, in exchange for a further issuance of 98 common shares of the Company. JBI Holdings then purchased additional shares of USIAH in consideration for which JBI Holdings transferred to USIAH its entire holding of common stock in Global. In September 2004, Global was merged into USIAH (the "Merger"). These transactions were recorded at book value. As a result of the above transactions, JBI Holdings received $899.7 million in net contributions, of which $26.8 million was cash.

      Our principal operating subsidiaries are Jacuzzi, Inc.; Rexair, Inc.; Jacuzzi Europe, S.p.A.; Astracast plc and Spring Ram plc. These entities manufacture and distribute a full line of whirlpool baths, spas, kitchen and bathroom sinks, shower enclosures and premium vacuum cleaners. These entities operate in the United States and throughout Europe and South America.

      JBI and certain subsidiaries of JBI (referred to herein as "Affiliates") have provided certain corporate administrative services to us including legal, finance, tax, risk management and employee benefits. A portion of these related costs have been allocated to us, based on the percentage of our sales to the consolidated sales of JBI, as management fees. We believe such amounts are reasonable; however, they may not be indicative of our costs as a separate entity.

      In 2004, an Affiliate of JBI began providing selling and administrative services to us including accounts receivable, accounts payable, customer service, payroll and IT services. A portion of these related costs have been allocated to us, based on methodologies established under a shared services agreement with the Affiliate, and are included in selling, general and administrative expenses. We believe that such amounts are reasonable; however, they may not be indicative of our costs as a separate entity.

      We operate on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. The fiscal year period presented in our consolidated financial statements consisted of the 53 weeks ended on October 2, 2004 ("2004"), but is presented as of September 30 for convenience. We eliminate intercompany balances and transactions when consolidating the account balances of our subsidiaries.

      Any potential variable interest entity ("VIE") in which we hold a variable interest has been assessed to determine whether the VIE should be consolidated into our results based on criteria established by FASB Interpretation No. 46, Consolidation of Variable Interest Entities, and Interpretation of ARB No. 51 ("FIN 46"). We have evaluated our interests in our wholly-owned subsidiaries and continue to consolidate them under the guidelines set forth in ARB No. 51, Consolidated Financial Statements, and FASB Statement No. 94, Consolidation of All Majority-Owned Subsidiaries. We have also completed an evaluation of all of our variable interests and believe that we do not have any interests in variable interest entities, as defined by FIN 46. However, even after exhaustive efforts, we have been unable to obtain information from Woodlands Ventures, LLC, a property developer from whom we obtained a $9.3 million note receivable upon the sale of property in October 2002, that would allow us to assess whether the entity is a VIE. We will continue to make exhaustive efforts to obtain the information necessary to complete our evaluation.

                              JBI HOLDINGS LIMITED

NOTE 2--ACCOUNTING POLICIES

      Use of Estimates: Generally accepted accounting principles require us to make estimates and assumptions that affect amounts reported in our financial statements and accompanying notes. Actual results could differ from those estimates.

      Foreign Currency Translation: Our subsidiaries outside of the U. S. record transactions using their local currency as their functional currency. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation, the assets and liabilities of our foreign subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet dates. Revenues, expenses and cash flow items are translated at average daily exchange rates for the period. The gains and losses resulting from the changes in exchange rates from year to year have been reported in other comprehensive earnings.

      Cash and Cash Equivalents: We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. Except for certain cash balances we own, cash accounts have been controlled on a centralized basis by JBI, which sweeps our cash receipts and funds cash disbursements. The net results of cash transactions between us or on our behalf, including intercompany advances, are included in our consolidated balance sheets as due from Parent and Affiliates.

      Trade Receivables and Concentration of Credit Risk: We record an allowance for doubtful accounts, reducing our receivables balance to an amount we estimate is collectible from our customers.

      We operate in the U.S. and Europe and, to a lesser extent, in other regions of the world. We perform periodic credit evaluations of our customers' financial condition and generally do not require collateral. We encounter a certain amount of credit risk as a result of a concentration of receivables among a few significant customers. Credit losses have not been significant and have been within management's expectations.

      Income Taxes: Deferred tax assets and liabilities represent the tax effects, based on current law, of any temporary differences in the timing of when revenues and expenses are recognized for tax purposes and when they are recognized for financial statement purposes. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

      Our earnings are included in the consolidated federal income tax return filed by JBI. We provided for income taxes in the accompanying consolidated financial statements as if we were a stand-alone entity and filed separate income tax returns from JBI. Federal taxes currently payable have been included in amounts payable to Affiliates. Income taxes paid to state, local and foreign jurisdictions during fiscal 2004 were $14.3 million.

                              JBI HOLDINGS LIMITED

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

      Inventories: Our inventories are stated at the lower of cost or market value. We use the first-in-first-out method for determining the cost of our inventories, which approximates replacement cost. Our inventories are categorized as follows:

                                            (IN MILLIONS)
Finished products ......................    $        54.0
In-process products ....................              8.0
Raw materials ..........................             44.2
                                            -------------
                                            $       106.2
                                            =============

      Property, Plant and Equipment: We record our property, plant and equipment at cost. We record depreciation and amortization in a manner that recognizes the cost of our depreciable assets in operations over their estimated useful lives using the straight-line method. We estimate the useful lives of our depreciable assets to be 20-50 years for buildings and 1-15 years for machinery, equipment and furniture. Leasehold improvements are amortized over the shorter of the terms of the underlying leases, including probable renewal periods, or the estimated useful lives of the improvements.

      Property, plant and equipment consists of:

                                            (IN MILLIONS)
Land and buildings .....................    $        52.0
Machinery, equipment and furniture .....            112.2
Accumulated depreciation ...............            (70.9)
                                            -------------
                                            $        93.3
                                            =============

      Depreciation and Amortization: Depreciation and amortization consists of:

                                            (IN MILLIONS)
Depreciation ...........................    $        13.2
Amortization of intangible assets ......              1.1
                                            -------------
                                            $        14.3
                                            =============

      Other Non-current Assets: Included in other non-current assets is a $5.0 million, 6% convertible note receivable, which we received from PolyAir Interpak, Inc. (Ticker: PPK) in conjunction with the sale of USAIH's swimming pool & equipment business in May 2003. The note is convertible, at our option, into 598,802 shares of the buyer's common stock anytime from March 31, 2004 through the due date of March 31, 2009. The note has been bifurcated and the call option is accounted for in accordance with FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"), with adjustments to the carrying value being recorded through the statement of earnings. The note portion is being accounted for in accordance with FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS No. 115"), with adjustments to the carrying value being recorded through other comprehensive earnings as unrealized gains and losses, net of tax. The combined carrying value of the bifurcated instrument was $4.8 million at September 30, 2004.

                              JBI HOLDINGS LIMITED

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

      Also included in other non-current assets is an equity investment in the common shares of the buyer of Spear & Jackson. Upon the sale of Spear & Jackson in September 2002, USIAH retained 3,543,281 common shares of the buyer which subsequently changed its name to Spear & Jackson. We are subject to restrictions on the voting of these shares and have no involvement in the management or operations of Spear & Jackson. The investment was recorded at its fair value of $1.0 million at the date of acquisition based on an independent valuation. The carrying value of the investment was subsequently adjusted to fair value in accordance with SFAS No. 115. SFAS No. 115 requires that investments in marketable equity securities be adjusted to fair market value at the end of each reporting period. We classify this investment as available for sale, and therefore, fluctuations in the value of this investment are recorded in other comprehensive earnings as unrealized gains and losses, net of tax. The carrying value of the investment has been adjusted to its market value of $4.7 million as of September 30, 2004.

      Goodwill and Other Intangible Assets: We adopted FASB Statement No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"), on October 16, 2003. Thus, goodwill and intangible assets deemed to have indefinite lives are not amortized, but are subject to annual impairment tests. Finite-lived intangible assets are amortized over their useful lives and are subject to impairment evaluation under FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144").

      We test our goodwill and indefinite-lived intangible assets for impairment at the reporting unit level utilizing a two-step methodology. The initial step requires us to determine the fair value of each reporting unit and of each indefinite-lived intangible asset and compare it to the carrying value, including goodwill and other intangible assets, of such reporting unit or of such intangible asset. If the fair value exceeds the carrying value, no impairment loss is recognized and the second step, which is a calculation of the impairment, is not performed. However, if the carrying value exceeds the fair value, an impairment charge equal to the difference in the values should be recorded. We perform an impairment test annually in the fourth quarter of each year, unless an event occurs earlier in the year that requires us to perform an interim test. In 2004, the fair values of each of our reporting units exceeded their respective carrying values. Consequently, no impairment of our goodwill was indicated. In 2004, the fair value of our indefinite-lived intangible asset exceeded its carrying value, thus no impairment was indicated.

      Goodwill by reporting unit is as follows:

                                            (IN MILLIONS)
Bath Products ..........................    $       194.3
Rexair .................................             52.5
                                            -------------
                                            $       246.8
                                            =============

      Identifiable intangible assets, which are included in the Rexair segment, are comprised of:

                                            ESTIMATED      GROSS CARRYING    ACCUMULATED
                                               LIFE           AMOUNT         AMORTIZATION
                                            ----------     --------------    ------------
                                                            (IN MILLIONS)
Patented technology                          10 years      $          2.6    $        0.8
Distributor network                          40 years                36.0             2.8
Trade name                                  Indefinite               24.7               -
                                                           --------------    ------------
     Total identifiable intangible assets                  $         63.3    $        3.6
                                                           ==============    ============

                              JBI HOLDINGS LIMITED

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

      Accrued Expenses and Other Current Liabilities: Accrued expenses and other current liabilities consist of the following:

                                            (IN MILLIONS)
Compensation related ...................    $        21.4
Insurance ..............................              2.1
Customer incentives ....................             18.4
Interest ...............................             10.3
Warranty ...............................             11.3
Other ..................................             16.9
                                            -------------
                                            $        80.4
                                            =============

      We record a reserve for future warranty costs based on current unit sales, historical experience and management's judgment regarding anticipated rates of warranty claims and cost per claim. The adequacy of the recorded warranty reserves is assessed each quarter and adjustments are made as necessary. The specific terms and conditions of the warranties vary depending on the products sold and the countries in which we do business.

      Changes in our warranty reserves, a portion of which are classified as long-term on our consolidated balance sheets, during 2004 are as follows:

                                            (IN MILLIONS)
Beginning balance ......................    $        18.3
     Warranty accrual ..................             21.1
     Cash payments .....................            (16.8)
     Translation .......................              0.2
                                            -------------
Ending balance .........................    $        22.8
                                            =============

      Fair Value of Financial Instruments: FASB Statement No. 107, Disclosure About Fair Value of Financial Instruments, requires that we disclose the fair value of our financial instruments when it is practicable to estimate. We have determined the estimated fair values of our financial instruments, which are either recognized in our consolidated balance sheets or disclosed within these notes, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts we could realize in a current market exchange.

            Short-term Assets and Liabilities: The fair values of our cash and cash equivalents, trade receivables and accounts payable approximate their carrying values because of their short-term nature.

            Long-term Debt: The fair value of our Senior Notes (as defined in NOTE 6) was determined by reference to quoted market prices. The fair value of our remaining debt is determined by discounting the cash flows using current interest rates for financial instruments with similar characteristics and maturities. The fair value of our remaining debt approximates its carrying value as of September 30, 2004.

                              JBI HOLDINGS LIMITED

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

            There were no other significant differences as of September 30, 2004 between the carrying value and fair value of our financial instruments except as disclosed below:

                                                CARRYING     FAIR
                                                 AMOUNT      VALUE
                                                --------   ---------
                                                   (IN MILLIONS)
            9.625% Senior Notes.........        $  380.0   $   418.6
                                                ========   =========

      Revenue Recognition: We recognize revenue when all of the following criteria are met: persuasive evidence of the arrangement exists; delivery has occurred and we have no remaining obligations; prices are fixed or determinable; and collectibility is probable. We make shipments to approved customers based on orders placed. Prices are fixed when the customer places the order. An approved customer is one that has been subjected to our credit evaluation. We record revenue when title passes, which is either at the time of shipment or upon delivery to the customer. The passage of title is dependent on the arrangements made with each customer. Provisions are made for sales returns and allowances at the time of sale.

      Management uses significant judgment in estimating sales return costs, considering numerous factors such as current overall and industry-specific economic conditions and historical sales return rates. Although we consider our sales return reserves to be adequate and proper, changes in historical customer patterns could require adjustments to the reserves. We also record reductions to our revenues for customer and distributor programs and incentive offerings including special pricing agreements, promotions and other volume-based incentives.

      As required by EITF Issue No. 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products), we account for sales incentives, such as discounts, rebates and volume incentives, as a reduction of revenue at the later of 1) the date that the related revenue is recognized or 2) the date when the sales incentive is offered. In the case of volume incentives, we recognize the reduction of revenue ratably over the period of the underlying transactions that result in progress by the customer toward earning the incentive. We record free product given to customers as a sales incentive in cost of products sold.

     Shipping and Handling Fees and Costs: We classify amounts charged to our customers for shipping and handling as revenues, while shipping and handling costs are recorded as cost of products sold.

      Other Expense, net: Other expense, net totaled $6.3 million in 2004. Included in this are costs related to continuing obligations associated with our Keller Ladder operations disposed of in October 1999.

      Advertising Costs: Advertising costs are charged to expense when incurred. Advertising expense totaled $24.4 million in 2004.

      Research and Development Costs: Research and development costs are expensed as incurred. Such amounts totaled $3.1 million in 2004.

                              JBI HOLDINGS LIMITED

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

      Comprehensive Earnings: Comprehensive earnings represents the change in stockholder's equity from transactions and other events and circumstances arising from non-stockholder sources. Our comprehensive earnings consists of net earnings, changes in cumulative foreign currency translation, changes in fair value of derivative instruments, changes in our minimum pension liability and changes in net unrealized gains on investments, all net of applicable income taxes.

      Accumulated other comprehensive earnings consists of the following:

                                       CHANGE IN
                                      CUMULATIVE         CHANGE IN          CHANGE IN      ACCUMULATED
                                        FOREIGN           MINIMUM        NET UNREALIZED        OTHER
                                       CURRENCY           PENSION            LOSS ON       COMPREHENSIVE
                                      TRANSLATION      LIABILITY (1)     INVESTMENTS (2)      EARNINGS
                                      -----------      -------------     ---------------   -------------
                                                                (IN MILLIONS)
Fiscal 2004 change..............      $      17.1      $        (4.3)    $        (10.3)   $         2.5
                                      -----------      -------------     --------------    -------------
September 30, 2004..............      $      17.1      $        (4.3)    $        (10.3)   $         2.5
                                      ===========      =============     ==============    =============

(1) The minimum pension liability adjustment is net of a tax benefit of $2.5 million.

(2) The net unrealized loss on investments is primarily related to our equity investment in the buyer of Spear & Jackson, which is classified as available for sale at September 30, 2004. As of September 30, 2004 we adjusted this investment to its market value and, as a result, recorded an unrealized loss of $10.9 million, net of a $6.4 million tax benefit.

      Stock-based Compensation: We do not have stock-based compensation plans separate from JBI; however, we do participate in JBI's stock-based compensation plans. Consistent with JBI, we account for participation in these plans in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, and related Interpretations in measuring compensation costs for our stock options and disclose pro-forma net income as if compensation costs had been determined consistent with FASB Statement No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"). The pro-forma effect on net income had compensation cost for awards of stock-based compensation been determined using the fair value method prescribed by SFAS No. 123 was not materially different from the amounts presented in our consolidated statement of earnings; therefore, these amounts have not been presented.

      Certain key employees of JBI Holdings participate in stock incentive plans of JBI that provide for awards of restricted stock and options to purchase JBI common stock at prices equal to the fair value of the underlying shares at the date of the grant. We recognized compensation expense of $0.3 million in fiscal 2004 for vesting of restricted stock awards.

      New Accounting Pronouncement: In November 2004, FASB Statement No. 151, Inventory Costs, an Amendment of ARB No. 43, Chapter 4 ("SFAS No. 151"), was issued. The amendments made by SFAS No. 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. SFAS No. 151 will become effective for us beginning in fiscal 2006. We are in the process of assessing the impact SFAS No. 151 will have on our financial position and results of operations.

NOTE 3--DISPOSITIONS AND DISCONTINUED OPERATIONS

      In February 2003, JBI's Board of Directors adopted a formal disposal plan to dispose of the swimming pool and equipment and water systems businesses that were operated by certain of the subsidiaries that were contributed to us by USIAH in October 2003 (the "2003 Disposal Plan"). The swimming pool and equipment business was sold in May 2003, and the water systems business was sold in October 2003. The businesses in this disposal plan qualified for treatment as discontinued operations.

                              JBI HOLDINGS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3--DISPOSITIONS AND DISCONTINUED OPERATIONS (CONTINUED)

      Included in assets held for sale are properties of $3.6 million at September 30, 2004. These properties meet all of the criteria for classification as held for sale as required by SFAS No. 144. The properties are recorded at the lower of their carrying value or fair value less cost to sell.

      The operating income of the discontinued operations was not included in our results from continuing operations. Instead, the results were recorded as loss from discontinued operations in the period in which they occurred in accordance with SFAS No. 144.

      Summarized results of our discontinued operations through the date of sale are as follows:

                                     (IN MILLIONS)
Net sales                            $         2.1
Operating loss                                (1.1)

NOTE 4--IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES

      The principal components of impairment, restructuring and other charges are severance and other cash related charges as detailed below. Charges are recorded when a liability is incurred in accordance with FASB Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS No. 146"), and SFAS No. 144 or other applicable guidance.

      In 2003, JBI's management adopted a plan to consolidate and relocate a number of administrative functions into a shared services center in Dallas, TX in an effort to reduce costs in our Bath Products segment. In the third quarter of 2004, we added the customer service functions of our domestic whirlpool bath and spa businesses to the list of functions to be consolidated into this shared services center, which is expected to further decrease costs and improve customer satisfaction. We incurred severance charges of $1.4 million in 2004 related to approximately 44 employees that were terminated in conjunction with these initiatives.

      The activity in the restructuring liability accounts by cost category is as follows:

                        LEASE AND
                         CONTRACT    SEVERANCE
                          RELATED    AND RELATED     TOTAL
                           COSTS       COSTS         COSTS
                        ----------   -----------   ----------
                                   (IN MILLIONS)
At September 30, 2003   $        -   $         -   $        -
   Liabilities assumed
     at acquisition            0.4           4.0          4.4
   2004 charges                  -           1.4          1.4
   Cash payments              (0.1)         (4.0)        (4.1)
                        ----------   -----------   ----------
At September 30, 2004   $      0.3   $       1.4   $      1.7
                        ==========   ===========   ==========

      All of the reserves are included in the balance sheet caption "Accrued expenses and other current liabilities." We expect the remaining accruals to be paid with cash over the periods provided by the severance and lease agreements over the next twelve months.

                              JBI HOLDINGS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5-- NOTES RECEIVABLE FROM PARENT AND AFFILIATES

      Notes receivable from Parent and Affiliates consists of the following:

                                                                                (IN MILLIONS)
4.25% Notes receivable................................................          $        17.2
5.12% Notes receivable................................................                    1.7
5.90% Notes receivable................................................                    2.0
6.00% Notes receivable................................................                   16.1
6.50% Notes receivable................................................                  439.4
7.00% Notes receivable................................................                    3.0
7.68% Notes receivable................................................                    7.2
8.06% Notes receivable................................................                    2.5
8.18% Notes receivable................................................                    0.5
8.29% Notes receivable................................................                    2.2
8.92% Notes receivable................................................                    0.9
                                                                                -------------
                                                                                $       492.7
                                                                                =============

      The notes receivable from Parent and Affiliates are unsecured and all are payable upon demand, although we have no plans to demand payment of the notes prior to October 1, 2005. Interest received during fiscal 2004 was $30.0 million.

NOTE 6--LONG-TERM DEBT

      Long-term debt consists of the following:

Senior Notes ...........................    $       380.0
Bank Facilities:
   Asset-based credit facility .........              2.5
   Term loan ...........................             61.8
                                            -------------
                                                    444.3
Less current maturities ................             (2.5)
                                            -------------
Long-term debt .........................    $       441.8
                                            =============

      On July 15, 2003, JBI completed a comprehensive re-financing of its corporate debt by closing on the issuance of $380.0 million in aggregate principal amount of 9.625% senior secured notes (the "Senior Notes"), as well as a new five-year $200.0 million asset-based revolving credit facility and a five-year $65.0 million term loan (collectively the "Bank Facilities"). The net proceeds from the Senior Notes, together with the initial borrowings under the Bank Facilities, were used to repay the debt and redeem senior notes that were outstanding at that time. JBI Holdings is a co-borrower under both the Senior Notes and the Bank Facilities and, therefore, the amounts outstanding under the facilities are reflected in our balances as of September 30, 2004.

      On June 30, 2004, JBI amended the Bank Facilities, and on July 2, 2004, JBI made a $3.2 million payment to the bank permanently reducing the term loan to $61.8 million. The amendment provides for:

      - a reduction in the interest rate of the term loan from Prime plus 5.0%, with a minimum rate of 9.25%, to LIBOR plus 5.0%, with no minimum rate;

      - the elimination of annual prepayments on the term loan of $10.0 million, which were scheduled to begin in August 2005;

      - the elimination of annual prepayments on the term loan equal to 25% of JBI's annual consolidated excess cash flow, as determined by the original loan agreement;

      - the extension of the maturity date of the term loan by one year to July 15, 2009; and

                              JBI HOLDINGS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6--LONG-TERM DEBT (CONTINUED)

      - the elimination of all debt covenants except the requirement to maintain a minimum consolidated fixed charge coverage ratio. This requirement is applicable only if the availability under the asset-based credit facility falls below $20.0 million.

      This amendment was not considered a substantial modification of the debt under the guidance provided in EITF Issue No. 96-19, Debtor's Accounting for a Modification or Exchange of Debt Instruments.

      The Senior Notes, which are due July 1, 2010 and require the payment of interest of $18.3 million on January 1 and July 1 of each year, were subject to registration with the Securities and Exchange Commission pursuant to a registration rights agreement. On February 17, 2004, JBI completed an offer to exchange new, registered Senior Notes for the then outstanding unregistered notes. The terms of the new, registered Senior Notes are identical, in all material respects, to the terms of the then outstanding unregistered notes, except that the new Senior Notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the unregistered notes do not apply to the registered Senior Notes.

      JBI is restricted in the redemption of the Senior Notes per the terms of the agreement with the note holders (the "Agreement"). Prior to July 1, 2006, JBI can redeem up to 35% of the Senior Notes with the net cash proceeds of an equity offering, as defined in the Agreement. On and after July 1, 2007, JBI can redeem the Senior Notes subject to a redemption premium of 104.8% for the first 12 months and 102.4% for the following 12 months. On and after July 1, 2009, the Senior Notes can be redeemed at face value.

      Under the five-year asset-based revolving credit facility, JBI can borrow up to $200.0 million subject to a borrowing base consisting of eligible accounts receivable and eligible inventory, plus eligible trademarks. The initial amount of eligible trademarks of $20.0 million is being amortized evenly over the first two years of the facility as a reduction of the borrowing base. The interest rate under the facility is currently 2.25% over LIBOR or 0.25% over Prime. This rate will reset each quarter based on JBI's Consolidated Leverage Ratio as defined in the agreement, and could range from 2.0% to 2.5% over LIBOR ("Applicable LIBOR Margin"). The weighted-average interest rate for 2004 was 3.98%.

      The Bank Facilities contain a subjective acceleration clause and a requirement to maintain a lockbox associated with the asset-based facility. As required by EITF Issue No. 95-22, Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements that Include both a Subjective Acceleration Clause and a Lockbox Arrangement, the entire balance of the asset-based facility is included in current maturities of long-term debt.

      Certain of JBI's existing and future domestic restricted subsidiaries guarantee the Senior Notes, jointly and severally, on a senior basis. The Senior Notes are secured by an eligible first lien on domestic property, plant and equipment, and a second lien on the assets that secure the Bank Facilities. The asset-based credit facility is secured by a first lien on accounts receivable, inventory, intangibles, the stock of JBI's domestic affiliates and 65% of the stock of JBI's first-tier foreign affiliates. In addition, the asset-based credit facility has a second lien on the property, plant and equipment securing the Senior Notes. The term loan is secured by the same assets that secure the asset-based credit facility, but the term loan will be paid on a "last out" basis following the payment of the obligations under the asset-based credit facility.

      Principal reductions of senior debt and other borrowings for the next five years ended September 30 and thereafter are as follows (in millions):

2005 ...................................    $         2.5
2006 ...................................                -
2007 ...................................                -
2008 ...................................                -
2009 ...................................             61.8
Thereafter .............................            380.0
                                            -------------
                                            $       444.3
                                            =============

Interest Paid

      Interest paid to non-Affiliates was $1.1 million for fiscal 2004.

                              JBI HOLDINGS LIMITED

NOTE 6--LONG-TERM DEBT (CONTINUED)

Commitments

      At September 30, 2004, JBI had approximately $145.7 million available to be borrowed under the asset-based facility, of which JBI had utilized approximately $44.6 million (including $42.1 million of letters of credit), leaving $101.1 million available for additional borrowings. In addition, we have outstanding foreign commercial letters of credit of $1.8 million which do not affect availability under the asset-based facility.

Note Payable to Parent

      The note payable to Parent as of September 30, 2004 was created when JBI funded the final pay down of Rexair's restructured debt facilities on July 15, 2003. The note is unsecured and is due on demand, although JBI has no plans for demanding payment of the note prior to October 1, 2005. Interest on the note accrues at 7.1% per annum. Interest paid on the note was $5.0 million in fiscal 2004.

NOTE 7--PENSION AND RETIREMENT PLANS

Domestic Benefit Arrangements

      We sponsor a number of non-contributory defined benefit pension plans covering the majority of our employees. The benefits under these plans are based primarily on years of credited service and/or compensation as defined under the plans' provisions. Our funding policy has been to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as we may determine to be appropriate from time to time.

      Effective June 1, 2004, we approved the transfer and merger of the assets from the Rexair Plan into the JBI Plan. On that date, the net assets of the Rexair Plan of $15.5 million were transferred into the JBI Plan. All eligibility and normal retirement benefits of the Rexair Plan remained unchanged, and they became participating programs in the JBI Plan.

      We also sponsor a number of defined contribution plans. Contributions relating to defined contribution plans are made based upon the plans' provisions. Additionally, we provide health care and life insurance benefits to certain groups of retirees with most retirees contributing a portion of the costs. These other post-employment benefits are presented as other benefits in the tables that follow.

      We use a September 30 measurement date for the plans.

      The weighted-average assumptions used to determine the benefit obligation for our domestic defined benefit pension and other plans are as follow:

                                                 PENSION PLANS   OTHER PLANS
                                                 -------------   -----------
Assumptions:
  Discount rate...........................           5.75%           5.75%
  Rate of compensation increases..........           3.25%              -

      The weighted average assumptions used to determine net periodic pension expense of our domestic defined benefit pension and other plans is presented below:

                                                 PENSION PLANS   OTHER PLANS
                                                 -------------   -----------
Assumptions:
  Discount rate...........................           6.00%           6.00%
  Rate of compensation increases..........           3.25%              -
  Expected rate of return on assets.......           8.75%              -

                              JBI HOLDINGS LIMITED

NOTE 7--PENSION AND RETIREMENT PLANS (CONTINUED)

      The expected rate of return on assets is based on several factors. Such factors include current and expected target asset allocation, the historical experience of returns provided by plan assets, the evaluation of market conditions and interest rates, tolerance for risk within plan guidelines and cash requirements for benefit payments. In conjunction with our actuaries we analyze the foregoing factors as well as the advice of our pension investment advisors to develop the return on assets assumptions.

      The components of net periodic expense for our defined benefit plans and our defined contribution plans are presented below:

                                                                PENSION PLANS     OTHER PLANS
                                                                -------------    -------------
                                                                         (IN MILLIONS)
Service cost ...............................................    $         0.8    $         0.1
Interest cost ..............................................              0.9              0.2
Net actuarial gain .........................................             (0.2)               -
                                                                -------------    -------------
   Periodic expense of defined benefit plans ...............              1.5              0.3
   Expense of participation in JBI Group Plan ..............              1.0                -
                                                                -------------    -------------
Net periodic expense:
   Defined benefit plans ...................................              2.5              0.3
   Defined contribution plans ..............................              0.6                -
                                                                -------------    -------------
      Net periodic expense .................................    $         3.1    $         0.3
                                                                =============    =============

      The following table provides a reconciliation of changes in the projected benefit obligation, fair value of plan assets and the funded status of our defined benefit pension and post-employment benefit plans to the amounts recorded in our balance sheet:

                                                                PENSION PLANS     OTHER PLANS
                                                                -------------    -------------
                                                                         (IN MILLIONS)
CHANGE IN PROJECTED BENEFIT OBLIGATION:
  Benefit obligation at beginning of year                       $        23.4    $         3.2
  Service cost                                                            0.8              0.1
  Interest cost                                                           0.9              0.2
  Actuarial losses                                                       (0.2)             0.3
  Benefits paid                                                          (0.4)            (0.2)
  Transfer of Rexair Plan to JBI                                        (23.4)               -
                                                                -------------    -------------
    Benefit obligation at end year                                        1.1    $         3.6
                                                                =============    =============

CHANGE IN FAIR VALUE OF PLAN ASSETS:
  Fair value of plan assets at beginning of year                $        12.3    $           -
  Actual return on plan assets                                            1.2                -
  Contributions                                                           2.5              0.2
  Benefits paid                                                          (0.5)            (0.2)
  Transfer of Rexair Plan to JBI                                        (15.5)               -
                                                                -------------    -------------
    Fair value of plan assets at end of year                    $           -    $           -
                                                                =============    =============

FUNDED STATUS OF PLANS:
  Plan assets less than projected benefit obligation            $        (1.1)   $        (3.6)
  Unrecognized prior service income                                         -             (0.4)
  Unrecognized net actuarial losses                                       0.2              1.3
                                                                -------------    -------------
    Total recognized                                            $        (0.9)   $        (2.7)
                                                                =============    =============

AMOUNTS RECORDED IN THE BALANCE SHEETS:
  Accrued  benefits                                             $        (1.0)   $        (2.7)
  Accumulated other comprehensive income                                  0.1                -
                                                                -------------    -------------
    Total amount recorded in consolidated balance sheet         $        (0.9)   $        (2.7)
                                                                =============    =============

                              JBI HOLDINGS LIMITED

      NOTE 7--PENSION AND RETIREMENT PLANS (CONTINUED)

      The aggregate projected benefit obligation for the plans that have an accumulated benefit obligation in excess of plan assets, are $1.1 million in 2004. As of September 30, 2004, there were no remaining plan assets due to the transfer of Rexair Plan assets to the JBI Plan.

      The aggregate accumulated benefit obligation for the plans that have an accumulated benefit obligation in excess of plan assets, are $1.1 million in 2004. As of September 30, 2004, there were no remaining plan assets due to the transfer of Rexair Plan assets to the JBI Plan.

      The weighted-average annual assumed rate of increase in the per capita cost of covered benefits (i.e., the health care cost trend rate) for the other post-employment benefit plans was 10% for 2004. The rate used as of September 30, 2004 was 10% and is assumed to decrease 0.5% a year to 5.0%. A one-percentage-point change in the assumed health care cost trend rate would have had the following effects as of and for the year ended September 30, 2004 (in millions):

                                                                                         Increase (Decrease)
                                                                                          Costs/Obligations
                                                                                         -------------------
Effect of a 1% increase in the health care cost trend rate on:
     Service cost plus interest cost............................................                $   -
     Accumulated post-employment benefit obligation.............................                  0.4

Effect of a 1% decrease in the health care cost trend rate on:
     Service cost plus interest cost............................................                $   -
     Accumulated post-employment benefit obligation.............................                 (0.3)

      The tables above and on the previous pages set forth the historical components of net periodic pension cost and a reconciliation of the funded status of the pension and other post employment benefit plans for our domestic employees is not necessarily indicative of the amounts we will recognize on a prospective basis.

Foreign Benefit Arrangements

      Our foreign defined benefit pension plan covers certain employees of our U.K. operations. The weighted-average assumptions used for the calculation of net periodic expense of our foreign defined benefit pension plan are presented below:

Assumptions:
   Discount rate.........................................      5.75%
   Rate of compensation increase.........................      3.00%
   Expected long-term rate of return on assets...........      8.00%

      The weighted-average assumptions used to determine the benefit obligation for our defined benefit pension plan are as follows:

Assumptions:
   Discount rate.........................................      5.75%
   Rate of compensation increases........................      3.25%

                              JBI HOLDINGS LIMITED

NOTE 7--PENSION AND RETIREMENT PLANS (CONTINUED)

      The components of net periodic expense for our foreign defined benefit pension plan are presented below:

Service cost .....................................    $         1.1
Interest cost ....................................              3.1
Expected return on plan assets ...................             (3.8)
Net actuarial loss ...............................              0.4
                                                      -------------
   Net periodic expense ..........................    $         0.8
                                                      =============

      The following table provides a reconciliation of changes in the projected benefit obligation, the fair value of plan assets and the funded status of our foreign defined benefit pension plan with the amounts recognized on our balance sheet:

CHANGE IN PROJECTED BENEFIT OBLIGATION:
   Benefit obligation at beginning of year .................    $        50.6
   Service cost ............................................              1.1
   Interest cost ...........................................              3.1
   Employee contributions ..................................              0.7
   Foreign currency exchange rate changes ..................              4.3
   Actuarial losses ........................................              9.5
   Benefits paid ...........................................             (1.2)
                                                                -------------
      Benefit obligation at end of year ....................    $        68.1
                                                                =============

CHANGE IN FAIR VALUE OF PLAN ASSETS:
   Fair value of plan assets at beginning of year ..........    $        34.8
   Actual return on plan assets ............................              3.3
   Foreign currency exchange rate changes ..................              3.0
   Employer contributions ..................................              2.0
   Employee contributions ..................................              0.7
   Benefits paid ...........................................             (1.2)
                                                                -------------
      Fair value of plan assets at end of year .............    $        42.6
                                                                =============

FUNDED STATUS OF PLAN:
   Plan assets less than projected benefit obligation ......    $       (25.5)
   Unrecognized net actuarial losses .......................             35.9
                                                                -------------
      Total recognized .....................................    $        10.4
                                                                =============

AMOUNTS RECORDED IN THE BALANCE SHEET:
   Accrued  benefits .......................................    $       (21.0)
   Accumulated other comprehensive income ..................             31.4
                                                                -------------
      Total recorded .......................................    $        10.4
                                                                =============

                              JBI HOLDINGS LIMITED

NOTE 8--INCOME TAXES

      Earnings from continuing operations before income taxes consisted of the following:

                                                                (IN MILLIONS)
United States ..............................................    $        19.9
Foreign ....................................................             29.3
                                                                -------------
                                                                $        49.2
                                                                =============

      The provision for income taxes attributable to our earnings from continuing operations before income taxes consists of the following:

                                                                (IN MILLIONS)
Current:
  Federal ..................................................    $         8.0
  Foreign ..................................................             14.2
  State ....................................................              0.9
Deferred ...................................................              0.1
                                                                -------------
                                                                $        23.2
                                                                =============

      The components of deferred income tax assets and liabilities consist of the following:

                                                                                    (IN MILLIONS)
Deferred tax assets:
  Accruals and allowances ......................................................    $        28.0
  Post employment benefits .....................................................              0.6
  Property, plant and equipment ................................................              1.2
  Inventory ....................................................................              2.2
  Net pension assets ...........................................................              9.8
  Expected benefit from capital loss and net operating loss carry forwards .....             85.2
  Foreign tax credits ..........................................................             18.2
                                                                                    -------------
    Gross deferred tax assets ..................................................            145.2
  Valuation allowance ..........................................................           (102.7)
                                                                                    -------------
    Total deferred tax assets ..................................................             42.5
                                                                                    -------------

Deferred tax liabilities:
  Deductible goodwill ..........................................................              3.7
  Purchased intangibles ........................................................             22.4
  Other ........................................................................              1.3
                                                                                    -------------
    Total deferred tax liabilities .............................................             27.4
                                                                                    -------------
      Net deferred tax asset ...................................................    $        15.1
                                                                                    =============

      The deferred tax balances have been classified in the balance sheet as follows:

                                                                (IN MILLIONS)
Current assets .............................................    $        15.2


Non-current assets .........................................             27.3
Non-current liabilities ....................................            (27.4)
                                                                -------------
  Net non-current liability ................................             (0.1)
                                                                -------------
Net deferred tax asset .....................................    $        15.1
                                                                =============

                              JBI HOLDINGS LIMITED

NOTE 8--INCOME TAXES (CONTINUED)

      Despite our belief that our tax return positions are fully supportable, we estimate tax exposures and establish accruals when in our judgment we believe that certain positions are likely to be challenged and that we may not succeed. We adjust these reserves in light of changing facts and circumstances, such as the progress of a tax audit.

      The following is a reconciliation of income taxes at the federal statutory rate of 35% to the provision for (benefit from) income taxes attributable to continuing operations:

                                                                (IN MILLIONS)
Statutory federal income tax provision .....................    $        17.2
Foreign income tax differential ............................              3.0
State income taxes (net of federal benefit) ................              0.6
Non-deductible items .......................................              0.2
Change in valuation allowance ..............................              2.2
                                                                -------------
                                                                $        23.2
                                                                =============

NOTE 9--COMMITMENTS AND CONTINGENCIES

Operating Leases

      The table below shows our future minimum lease payments due under non-cancelable leases as of September 30, 2004. Certain of these leases contain stated escalation clauses while others contain renewal options. These minimum lease payments (presented in millions) include facility leases that were accrued as restructuring costs (see NOTE 4).

2005 .......................................................    $         4.9
2006 .......................................................              4.0
2007 .......................................................              2.0
2008 .......................................................              1.8
2009 .......................................................              1.7
Thereafter .................................................             14.1
                                                                -------------
Total minimum lease payments ...............................    $        28.5
                                                                =============

      Rent expense, including equipment rental, was approximately $12.7 million in 2004.

Environmental Regulation

      We are subject to numerous foreign, federal, state and local laws and regulations concerning such matters as zoning, health and safety and protection of the environment. Laws and regulations protecting the environment may in certain circumstances impose "strict liability," rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, from time to time, we may receive notices of violation or may be denied applications for environmental licenses or permits because the practices of the operating unit are not consistent with regulations or ordinances.

      We have made capital and maintenance expenditures over time to comply with these laws and regulations. While the amount of expenditures in future years will depend on legal and technological developments which cannot be predicted at this time, these expenditures may progressively increase if regulations become more stringent. In addition, while future costs for compliance cannot be predicted with precision, no information currently available reasonably suggests that these expenditures will have a material adverse effect on our financial condition, results of operations or cash flows.

                              JBI HOLDINGS LIMITED

NOTE 9--COMMITMENTS AND CONTINGENCIES (CONTINUED)

      We are investigating and remediating contamination at a number of present and former operating sites under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund"), the federal Resource Conservation and Recovery Act or comparable state statutes or agreements with third parties. These proceedings are in various stages ranging from initial investigations to active settlement negotiations to the cleanup of sites. We have been named as a potentially responsible party at a number of Superfund sites under CERCLA or comparable state statutes. Under these statutes, responsibility for the entire cost of cleanup of a contaminated site can be imposed upon any current or former site owners or operators, or upon any party who sent waste to the site, regardless of the lawfulness of the original activities that led to the contamination. No information currently available reasonably suggests that projected expenditures associated with any of these proceedings or any remediation of these sites will have a material adverse effect on our financial condition, results of operations or cash flows.

      As of September 30, 2004, we had accrued approximately $5.7 million ($0.5 million accrued as current liabilities and $5.2 million as non-current liabilities) for environmental liabilities, recorded on an undiscounted basis. We accrue an amount for each case when the likelihood of an unfavorable outcome is probable and the amount of loss associated with such an unfavorable outcome is reasonably estimable. We believe that the range of liability for these matters could reach $15.2 million if it included cases where the likelihood of an unfavorable outcome is only reasonably possible. We cannot predict whether future developments in laws and regulations concerning environmental protection or unanticipated enforcement actions will require material capital expenditures or otherwise affect our financial condition, results of operations or cash flows in a materially adverse manner, or whether our businesses will be successful in meeting future demands of regulatory agencies in a manner which will not have a material adverse effect on our financial condition, results of operations or cash flows.

Litigation

      Litigation resulting from a dispute with the former owners of the Sundance Spas business has resulted in a judgment of approximately $5.1 million in our favor. The gain of $3.9 million resulting from the judgment is not included in the results of our operations in fiscal 2004 as it is still subject to appeal.

      Certain of our subsidiaries are defendants or plaintiffs in lawsuits that have arisen in the normal course of business. While certain of these matters involve substantial amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation and environmental matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

NOTE 10 - SEGMENT INFORMATION

      We currently operate in two reportable business segments - Bath Products and Rexair. Bath Products manufactures whirlpool baths, spas, showers, sanitary ware, including sinks and toilets, and bath tubs for the residential construction and remodeling markets. Our Rexair segment manufactures premium vacuum cleaner systems that are sold in the direct sales retail channel.

      The financial information of the segments is regularly evaluated by the chief operating decision makers in determining resource allocation and assessing performance and is periodically reviewed by our Board of Directors. Our senior management evaluates the performance of each business segment based on its operating results and, other than general corporate expenses, allocates specific corporate overhead to each segment. The same accounting policies are used throughout the organization (see NOTE 2).

                              JBI HOLDINGS LIMITED

NOTE 10 - SEGMENT INFORMATION (CONTINUED)

      The following is a summary of our financial information by segment, reconciled to our consolidated totals.

                                         BATH
                                       PRODUCTS      REXAIR     CORPORATE      TOTAL
                                      ----------   ----------   ----------   ----------
                                                        (IN MILLIONS)
Net sales .........................   $    791.9   $    104.8   $        -   $    896.7
Operating income (1) ..............         59.3         27.3        (12.3)        74.3
Capital expenditures ..............         15.9          1.5            -         17.4
Depreciation and amortization .....         11.0          3.3            -         14.3
Assets ............................        596.2        157.9        943.6      1,697.7

(1) Operating income for the Bath Products segment includes restructuring, impairment and other charges of $1.4 million (see NOTE 4). Operating losses for corporate include management fees charged to us by JBI of $11.9 million.

      Aside from the operating income amounts noted above, our income from continuing operations includes interest income and expense, other income and expense items and income taxes, none of which are included in the measurement of our segment operating profit. Corporate assets consist primarily of notes receivable from Parent and Affiliates, due from Affiliates, assets held for sale, cash and cash equivalents and other investments.

      Our operations are principally located in North America and Europe and to a lesser extent, in other regions of the world. Our country of domicile is the United States. Export sales represented 9.2% of total sales. Principal international markets served include Europe, South America, Canada and Asia.

      The following table presents summarized financial information by geographic area:

                                                                (IN MILLIONS)
NET SALES
United States ..............................................    $       534.3
United Kingdom .............................................            240.0
Other Foreign ..............................................            122.4
                                                                -------------
   Total net sales .........................................    $       896.7
                                                                =============

OPERATING INCOME
United States ..............................................    $        39.0
United Kingdom .............................................             12.6
Other Foreign ..............................................             22.7
                                                                -------------
   Total operating income ..................................    $        74.3
                                                                =============

LONG-LIVED ASSETS
United States ..............................................    $       297.4
United Kingdom .............................................             91.9
Other Foreign ..............................................             10.5
                                                                -------------
   Total long-lived assets .................................    $       399.8
                                                                =============

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Jacuzzi Brands, Inc.

We have audited the consolidated balance sheets of USI American Holdings, Inc. (the "Company"), a wholly-owned subsidiary of JBI Holdings, Inc., as of September 30, 2004 and 2003, and the related consolidated statements of earnings, cash flows, and changes in stockholder's equity for each of the three years in the period ended September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of USI American Holdings, Inc. at September 30, 2004 and 2003, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2004, in conformity with U.S. generally accepted accounting principles.

                                             /s/Ernst & Young LLP
                                            Certified Public Accountants

West Palm Beach, Florida
November 30, 2004

                           USI AMERICAN HOLDINGS, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                  (IN MILLIONS)

                                                                                FOR THE FISCAL YEARS ENDED
                                                                                      SEPTEMBER 30,
                                                                           ------------------------------------
                                                                              2004         2003         2002
                                                                           ----------   ----------   ----------
Net sales ..............................................................   $    896.7   $    750.7   $    648.0
Operating costs and expenses:
   Cost of products sold ...............................................        621.2        525.5        437.6
   Selling, general and administrative expenses ........................        187.9        169.3        150.0
   Management fee expense ..............................................         11.9          5.6         13.0
   Impairment, restructuring and other charges .........................          1.4          7.9          0.8
                                                                           ----------   ----------   ----------
      Operating income..................................................         74.3         42.4         46.6
Interest income from Affiliates ........................................         31.0         33.6         51.3
Interest expense to Affiliates .........................................         (4.1)        (2.1)        (1.2)
Other intercompany expense with Affiliates, net ........................            -         (0.4)           -
Interest expense .......................................................        (47.8)       (26.2)       (38.3)
Interest income ........................................................          2.1          1.4          1.2
Minority interest income (expense) .....................................            -         61.6        (19.0)
Other expense, net .....................................................         (6.3)       (14.8)        (7.4)
                                                                           ----------   ----------   ----------
Earnings before income taxes and discontinued operations................         49.2         95.5         33.2
(Provision for) benefit from income taxes ..............................        (23.2)       (12.7)        18.2
                                                                           ----------   ----------   ----------
   Earnings from continuing operations..................................         26.0         82.8         51.4
Discontinued operations:
   (Loss) income from operations, net of income tax benefit
      (provision) of $0.2 in 2004, $1.1 in 2003 and ($0.7) in 2002 .....         (0.6)        (1.3)         1.8
   (Loss) gain on disposals, net of income tax benefit of
      $6.5 in 2003 .....................................................            -        (39.9)         8.4
                                                                           ----------   ----------   ----------
   (Loss) earnings from discontinued operations.........................         (0.6)       (41.2)        10.2
                                                                           ----------   ----------   ----------
Net earnings ...........................................................   $     25.4   $     41.6   $     61.6
                                                                           ==========   ==========   ==========

                 See Notes to Consolidated Financial Statements.

                           USI AMERICAN HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                                                 AT SEPTEMBER 30,
                                                                                            ------------------------
                                                                                               2004          2003
                                                                                            ----------    ----------
             ASSETS
Current assets:
   Cash and cash equivalents ...........................................................    $     36.7    $     26.8
   Trade receivables, net of allowances of $6.8 in 2004
      and $7.4 in 2003 .................................................................         170.3         153.3
   Inventories .........................................................................         106.2          91.8
   Deferred income taxes ...............................................................          15.2          20.6
   Assets held for sale ................................................................           3.6          13.4
   Other current assets ................................................................          16.3          18.7
                                                                                            ----------    ----------
         Total current assets...........................................................         348.3         324.6
Property, plant and equipment, net .....................................................          93.3          89.5
Due from Parent and Affiliates .........................................................         446.7         481.4
Investments ............................................................................           4.7             -
Goodwill ...............................................................................         246.8         248.2
Other intangibles, net .................................................................          59.7          60.8
Notes receivable from Parent and Affiliates ............................................         492.7         472.7
Other non-current assets ...............................................................           5.5          27.9
                                                                                            ----------    ----------
TOTAL ASSETS ...........................................................................    $  1,697.7    $  1,705.1
                                                                                            ==========    ==========

             LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
      Notes payable ....................................................................    $     21.1    $     23.5
      Current maturities of long-term debt .............................................           2.5          23.9
      Trade accounts payable ...........................................................          94.7          80.9
      Liabilities associated with assets held for sale .................................             -           7.8
      Accrued expenses and other current liabilities ...................................          80.4          86.2
                                                                                            ----------    ----------
         Total current liabilities .....................................................         198.7         222.3
Long-term debt .........................................................................         441.8         445.0
Minority interest ......................................................................             -          90.8
Deferred income taxes ..................................................................           0.1           7.5
Notes payable to Affiliates ............................................................          58.1          58.1
Other non-current liabilities ..........................................................          71.4          66.5
                                                                                            ----------    ----------
         Total liabilities .............................................................         770.1         890.2
                                                                                            ----------    ----------

Commitments and contingencies

Stockholder's equity:
      Common stock (par value $0.01 per share, authorized 200
         shares; issued and outstanding 200 shares) ....................................             -             -
      Paid-in capital ..................................................................         585.2         500.4
      Retained earnings ................................................................         349.8         324.4
      Accumulated other comprehensive loss .............................................          (7.4)         (9.9)
                                                                                            ----------    ----------
         Total stockholder's equity
                                                                                                 927.6         814.9
                                                                                            ----------    ----------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY .............................................    $  1,697.7    $  1,705.1
                                                                                            ==========    ==========

                 See Notes to Consolidated Financial Statements.

                           USI AMERICAN HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (IN MILLIONS)

                                                                                           FOR THE FISCAL YEARS ENDED
                                                                                                  SEPTEMBER 30,
                                                                                     --------------------------------------
                                                                                        2004          2003          2002
                                                                                     ----------    ----------    ----------
OPERATING ACTIVITIES:
   Earnings from continuing operations ...........................................   $     26.0    $     82.8    $     51.4
   Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities of continuing operations:
         Depreciation and amortization ...........................................         14.3          13.3          13.4
         Amortization of financing costs .........................................            -           1.7           4.3
         Charges for debt restructuring and refinancing costs ....................            -          11.4             -
         Provision for (benefit from) deferred income taxes ......................          0.1          (7.8)        (32.2)
         Non-cash interest expense ...............................................         46.9          10.0             -
         Provision for doubtful accounts .........................................          4.3           5.1           2.9
         Gain on sale of real estate .............................................            -          (3.5)         (0.8)
         Minority interest (income) expense ......................................            -         (61.6)         19.0
         Loss on sale of property, plant and equipment ...........................          0.7           0.3           1.8
         Impairment, restructuring and other non-cash charges ....................            -           3.1             -
   Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
         Trade receivables .......................................................        (15.8)        (17.7)         (0.4)
         Inventories .............................................................        (11.3)          0.5          (5.8)
         Other current assets ....................................................          0.5          (6.3)          1.6
         Other non-current assets ................................................         (0.6)          1.4           1.7
         Trade accounts payable ..................................................          9.8           6.1          11.0
         Accrued expenses and other current liabilities ..........................         (0.7)        (15.3)          2.8
         Other liabilities .......................................................          3.1          (8.7)          5.0
                                                                                     ----------    ----------    ----------
            Net cash provided by operating activities of continuing operations ...         77.3          14.8          75.7
                                                                                     ----------    ----------    ----------
   (Loss) earnings from discontinued operations ..................................         (0.6)        (41.2)         10.2
   Adjustments to reconcile (loss) earnings from discontinued operations to net cash (used in) provided by discontinued operations:
         Loss (gain) on disposal of discontinued operations ......................            -          39.9          (8.4)
         Other (increases) decreases in net assets held for sale .................         (1.4)         (3.4)         30.6
                                                                                     ----------    ----------    ----------
            Net cash (used in) provided by discontinued operations ...............         (2.0)         (4.7)         32.4
                                                                                     ----------    ----------    ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES ........................................         75.3          10.1         108.1
                                                                                     ----------    ----------    ----------
INVESTING ACTIVITIES:
   Proceeds from sale of businesses ..............................................          4.5         120.5         357.0
   Purchases of property, plant and equipment ....................................        (17.4)        (16.1)        (12.6)
   Proceeds from sale of real estate .............................................          0.3          11.1           0.5
   Proceeds from sale of property, plant and equipment ...........................          0.3           0.1             -
   (Loans to) repayments from Affiliates .........................................        (20.0)        509.4        (271.1)
                                                                                     ----------    ----------    ----------
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES ..............................        (32.3)        625.0          73.8
                                                                                     ----------    ----------    ----------
FINANCING ACTIVITIES:
   Proceeds from long-term debt ..................................................            -             -           5.3
   Repayment of long-term debt ...................................................            -        (220.9)       (371.7)
   Redemption of Senior Notes ....................................................            -        (125.0)            -
   Payment of financing costs ....................................................            -         (11.3)            -
   (Repayment of) proceeds from notes payable, net ...............................         (4.4)          7.2           2.7
   Proceeds from (repayment of) notes payable to Affiliates, net .................            -          34.5          (6.0)

   Net transfers with Parent and Affiliates ......................................        (36.4)       (325.0)        167.4
                                                                                     ----------    ----------    ----------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES ..............................        (40.8)       (640.5)       (202.3)
                                                                                     ----------    ----------    ----------
   Effect of exchange rate changes on cash and cash equivalents...................          7.7           5.5          (4.7)
                                                                                     ----------    ----------    ----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..................................          9.9           0.1         (25.1)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ...................................         26.8          26.7          51.8
                                                                                     ----------    ----------    ----------
CASH AND CASH EQUIVALENTS AT END OF YEAR .........................................   $     36.7    $     26.8    $     26.7
                                                                                     ==========    ==========    ==========

                 See Notes to Consolidated Financial Statements.

                           USI AMERICAN HOLDINGS, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

              FISCAL YEARS ENDED SEPTEMBER 30, 2004, 2003 AND 2002
                                  (IN MILLIONS)

                                                                                             ACCUMULATED
                                                                                                OTHER
                                                      COMMON  PREFERRED  PAID-IN  RETAINED  COMPREHENSIVE  COMPREHENSIVE
                                                      STOCK     STOCK    CAPITAL  EARNINGS      LOSS         EARNINGS      TOTAL
                                                      ------  ---------  -------  --------  -------------  -------------  -------
Balance at September 30, 2001......................   $    -  $       -  $ 469.1  $  221.2   $    (25.2)                  $ 665.1
                                                      ------  ---------  -------  --------   ----------                   -------

Net earnings.......................................                                   61.6                  $      61.6      61.6
Foreign currency translation adjustment............                                                (0.9)           (0.9)     (0.9)
Minimum pension liability adjustment, net of tax...                                               (13.2)          (13.2)    (13.2)
Fair value of derivatives adjustment, net of tax...                                                 1.4             1.4       1.4
                                                                                                            -----------
Other comprehensive loss...........................                                                               (12.7)
                                                                                                            -----------
Total comprehensive earnings.......................                                                         $      48.9
                                                      ------  ---------  -------  --------   ----------     ===========   -------
Balance at September 30, 2002 .....................        -          -    469.1     282.8        (37.9)                    714.0
                                                      ------  ---------  -------  --------   ----------                   -------
Net earnings.......................................                                   41.6                  $      41.6      41.6
Contributions from Parent..........................                         31.3                                             31.3
Net unrealized gain on investment,  net of tax.....                                                12.8            12.8      12.8
Foreign currency translation adjustment............                                                17.9            17.9      17.9
Minimum pension liability adjustment, net of tax...                                                (2.7)           (2.7)    (2.7)
                                                                                                            -----------
Other comprehensive earnings.......................                                                                28.0
                                                                                                            -----------
Total comprehensive earnings.......................                                                         $      69.6
                                                      ------  ---------  -------  --------   ----------     ===========   -------
Balance at September 30, 2003......................        -          -    500.4     324.4         (9.9)                    814.9
                                                      ------  ---------  -------  --------   ----------                   -------
Net earnings.......................................                                   25.4                  $      25.4      25.4
Contributions from Parent..........................                         84.8                                             84.8
Net unrealized loss on investments,  net of tax....                                               (10.3)          (10.3)    (10.3)
Foreign currency translation adjustment............                                                17.1            17.1      17.1
Minimum pension liability adjustment, net of tax...                                                (4.3)           (4.3)     (4.3)
                                                                                                            -----------
Other comprehensive earnings.......................                                                                 2.5
                                                                                                            -----------
Total comprehensive earnings.......................                                                         $      27.9
                                                      ------  ---------  -------  --------   ----------     ===========   -------
Balance at September 30, 2004......................   $    -  $       -  $ 585.2  $  349.8   $     (7.4)                  $ 927.6
                                                      ======  =========  =======  ========   ==========                   =======

                 See Notes to Consolidated Financial Statements.

                           USI AMERICAN HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION

      The accompanying consolidated financial statements include the consolidated operations of USI American Holdings, Inc. ("we" or "USIAH"). USIAH is an indirect wholly-owned subsidiary of Jacuzzi Brands, Inc. ("JBI" or the "Parent") and a direct wholly-owned subsidiary of JBI Holdings Limited ("JBI Holdings"). USIAH was previously a direct wholly-owned subsidiary of USI Atlantic Corp. ("Atlantic"). On October 16, 2003, Atlantic, a wholly-owned subsidiary of JBI, contributed to JBI Holdings all of the stock of USIAH. Immediately following the execution of the aforementioned transaction, JBI Holdings acquired from JBI its entire holding of common stock in USI Global Corporation ("Global"), a wholly-owned subsidiary of JBI. JBI Holdings then purchased additional shares of USIAH in consideration for which JBI Holdings transferred to USIAH its entire holding of common stock in Global. In September 2004, Global was merged into USIAH (the "Merger").

      Prior to USIAH's acquisition of 100% of the common interest in Global, its sole asset was its ownership of 100% of the preferred stock of Global. The preferred stock of Global entitled USIAH to ninety-one percent of the total voting rights of all of Global's outstanding stock, thus giving USIAH control of Global. As a result of the transactions discussed above, USIAH owned 100% of both the preferred and common stock interest in Global until the date of the Merger. The assets, liabilities and results of operations of Global and its subsidiaries are, therefore, consolidated with USIAH in the accompanying financial statements for all periods presented.

      Our principal operating subsidiaries are Jacuzzi, Inc.; Rexair, Inc.; Jacuzzi Europe, S.p.A.; Astracast plc and Spring Ram plc. These entities manufacture and distribute a full line of whirlpool baths, spas, kitchen and bathroom sinks, shower enclosures and premium vacuum cleaners. These entities operate in the United States and throughout Europe and South America.

      JBI and certain subsidiaries of JBI (referred to herein as "Affiliates") have provided certain corporate administrative services to us including legal, finance, tax, risk management and employee benefits. A portion of these related costs have been allocated to us, based on the percentage of our sales to the consolidated sales of JBI, as management fees. We believe such amounts are reasonable; however, they may not be indicative of our costs as a separate entity.

      In 2004, an Affiliate of JBI began providing selling and administrative services to us including accounts receivable, accounts payable, customer service, payroll and IT services. A portion of these related costs have been allocated to us, based on methodologies established under a shared services agreement with the Affiliate, and are included in selling, general and administrative expenses. We believe that such amounts are reasonable; however, they may not be indicative of our costs as a separate entity.

      We operate on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. The fiscal year periods presented in our consolidated financial statements consisted of the 53 weeks ended on October 2, 2004 ("2004") and the 52 weeks ended on September 27, 2003 ("2003") and September 28, 2002 ("2002"), but are presented as of September 30 in each of those years for convenience. Businesses over which we have the ability to exercise significant influence, but are not consolidated into our results, were accounted for using the equity method. In March 2000, we completed the disposition of a majority equity interest in several businesses to Strategic Industries LLC ("Strategic"). We accounted for our retained interest in Strategic under the equity method of accounting from March 2000 until January 2002, when we sold all remaining interests in that company. We eliminate intercompany balances and transactions when consolidating the account balances of our subsidiaries.

      Any potential variable interest entity ("VIE") in which we hold a variable interest has been assessed to determine whether the VIE should be consolidated into our results based on criteria established by FASB Interpretation No. 46, Consolidation of Variable Interest Entities, and Interpretation of ARB No. 51 ("FIN 46"). We have evaluated our interests in our wholly-owned subsidiaries and continue to consolidate them under the guidelines set forth in ARB No. 51, Consolidated Financial Statements, and FASB Statement No. 94, Consolidation of All Majority-Owned Subsidiaries. We have also completed an evaluation of our variable interests and believe that we do not have any interests in variable interest entities, as defined by FIN 46. However, even after exhaustive efforts, we have been unable to obtain information from Woodlands Ventures, LLC, a property developer from whom we obtained a $9.3 million note receivable upon the sale of property in October 2002, that would allow us to assess whether the entity is a VIE. We will continue to make exhaustive efforts to obtain the information necessary to complete our evaluation.

                           USI AMERICAN HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION (CONTINUED)

      Certain amounts have been reclassified in our prior year statements to conform them to the presentation used in the current year.

NOTE 2--ACCOUNTING POLICIES

      Use of Estimates: Generally accepted accounting principles require us to make estimates and assumptions that affect amounts reported in our financial statements and accompanying notes. Actual results could differ from those estimates.

      Foreign Currency Translation: Our subsidiaries outside of the U. S. record transactions using their local currency as their functional currency. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation, the assets and liabilities of our foreign subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet dates. Revenues, expenses and cash flow items are translated at average daily exchange rates for the period. The gains and losses resulting from the changes in exchange rates from year to year have been reported in other comprehensive earnings.

      Cash and Cash Equivalents: We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. Except for certain cash balances we own, cash accounts have been controlled on a centralized basis by JBI, which sweeps our cash receipts and funds cash disbursements. The net results of cash transactions between us or on our behalf, including intercompany advances, are included in our consolidated balance sheets as due from Parent and Affiliates.

      Trade Receivables and Concentration of Credit Risk: We record an allowance for doubtful accounts, reducing our receivables balance to an amount we estimate is collectible from our customers.

      We operate in the U.S. and Europe and, to a lesser extent, in other regions of the world. We perform periodic credit evaluations of our customers' financial condition and generally do not require collateral. We encounter a certain amount of credit risk as a result of a concentration of receivables among a few significant customers. Credit losses have not been significant and have been within management's expectations.

      Income Taxes: Deferred tax assets and liabilities represent the tax effects, based on current law, of any temporary differences in the timing of when revenues and expenses are recognized for tax purposes and when they are recognized for financial statement purposes. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

      Our earnings are included in the consolidated federal income tax return filed by JBI. We provided for income taxes in the accompanying consolidated financial statements as if we were a stand-alone entity and filed separate income tax returns from JBI. Federal taxes currently payable have been included in amounts payable to Affiliates. Income taxes paid to state, local and foreign jurisdictions during fiscal 2004, 2003 and 2002 were $14.3 million, $28.0 million and $14.8 million, respectively.

                           USI AMERICAN HOLDINGS, INC.

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

      Inventories: Our inventories are stated at the lower of cost or market value. We use the first-in-first-out method for determining the cost of our inventories, which approximates replacement cost. Our inventories are categorized as follows:

                                                                        AT SEPTEMBER 30,
                                                                ------------------------------
                                                                     2004           2003
                                                                -------------    -------------
                                                                       (IN MILLIONS)
Finished products ..........................................    $        54.0    $        46.3
In-process products ........................................              8.0              7.4
Raw materials ..............................................             44.2             38.1
                                                                -------------    -------------
                                                                $       106.2    $        91.8
                                                                =============    =============

      Property, Plant and Equipment: We record our property, plant and equipment at cost. We record depreciation and amortization in a manner that recognizes the cost of our depreciable assets in operations over their estimated useful lives using the straight-line method. We estimate the useful lives of our depreciable assets to be 20-50 years for buildings and 1-15 years for machinery, equipment and furniture. Leasehold improvements are amortized over the shorter of the terms of the underlying leases, including probable renewal periods, or the estimated useful lives of the improvements.

      Property, plant and equipment consist of:

                                                                       AT SEPTEMBER 30,
                                                                ------------------------------
                                                                    2004             2003
                                                                -------------    -------------
                                                                        (IN MILLIONS)
Land and buildings .........................................    $        52.0    $        48.6
Machinery, equipment and furniture .........................            112.2             98.6
Accumulated depreciation ...................................            (70.9)           (57.7)
                                                                -------------    -------------
                                                                $        93.3    $        89.5
                                                                =============    =============

      Depreciation and Amortization: Depreciation and amortization consist of:

                                                                                 FOR THE FISCAL YEARS ENDED
                                                                                       SEPTEMBER 30,
                                                                           ------------------------------------
                                                                              2004         2003          2002
                                                                           ----------   ----------   ----------
                                                                                       (IN MILLIONS)
Depreciation ...........................................................   $     13.2   $     12.1   $     12.2
Amortization of intangible assets ......................................          1.1          1.2          1.2
                                                                           ----------   ----------   ----------
                                                                           $     14.3   $     13.3   $     13.4
                                                                           ==========   ==========   ==========

      Other Non-current Assets: Included in other non-current assets is a $5.0 million, 6% convertible note receivable, which we received from PolyAir Interpak, Inc. (Ticker: PPK) in conjunction with the sale of our swimming pool & equipment business in May 2003. The note is convertible, at our option, into 598,802 shares of the buyer's common stock anytime from March 31, 2004 through the due date of March 31, 2009. The note has been bifurcated and the call option is accounted for in accordance with FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"), with adjustments to the carrying value being recorded through the statement of earnings. The note portion is being accounted for in accordance with FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS No. 115"), with adjustments to the carrying value being recorded through other comprehensive earnings as unrealized gains and losses, net of tax. The combined carrying value of the bifurcated instruments was $4.8 million at September 30, 2004 and $5.0 million at September 30, 2003.

                           USI AMERICAN HOLDINGS, INC.

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

      Also included in other non-current assets is an equity investment in the common shares of the buyer of Spear & Jackson. Upon the sale of Spear & Jackson in September 2002, we retained 3,543,281 common shares of the buyer which subsequently changed its name to Spear & Jackson. We are subject to restrictions on the voting of these shares and have no involvement in the management or operations of Spear & Jackson. The investment was recorded at its fair value of $1.0 million at the date of acquisition based on an independent valuation. The carrying value of the investment was subsequently adjusted to fair value in accordance with SFAS No. 115. SFAS No. 115 requires that investments in marketable equity securities be adjusted to fair market value at the end of each reporting period. We classify this investment as available for sale, and therefore, fluctuations in the value of this investment are recorded in other comprehensive earnings as unrealized gains and losses, net of tax. The carrying value of the investment has been adjusted to its market value of $4.7 million as of September 30, 2004. This represents a reduction in fair market value of $17.3 million since September 30, 2003.

      Goodwill and Other Intangible Assets: We adopted FASB Statement No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"), on October 1, 2001. Thus, goodwill and intangible assets deemed to have indefinite lives are no longer amortized, but are subject to annual impairment tests. Finite-lived intangible assets are amortized over their useful lives and are subject to impairment evaluation under FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144").

      We test our goodwill and indefinite-lived intangible assets for impairment at the reporting unit level utilizing a two-step methodology. The initial step requires us to determine the fair value of each reporting unit and of each indefinite-lived intangible asset and compare it to the carrying value, including goodwill and other intangible assets, of such reporting unit or of such intangible asset. If the fair value exceeds the carrying value, no impairment loss is recognized and the second step, which is a calculation of the impairment, is not performed. However, if the carrying value exceeds the fair value, an impairment charge equal to the difference in the values should be recorded. We perform an impairment test annually in the fourth quarter of each year, unless an event occurs earlier in the year that requires us to perform an interim test. In 2004 and 2003, the fair values of each of our reporting units exceeded their respective carrying values. Consequently, no impairment of our goodwill was indicated. In 2004 and 2003, the fair value of our indefinite-lived intangible asset exceeded its carrying value, thus no impairment was indicated.

      Goodwill by reporting unit is as follows:

                                                                       AT SEPTEMBER 30,
                                                                     2004            2003
                                                                -------------    -------------
                                                                        (IN MILLIONS)
Bath Products ..............................................    $       194.3    $       195.7
Rexair .....................................................             52.5             52.5
                                                                -------------    -------------
                                                                $       246.8    $       248.2
                                                                =============    =============

      Identifiable intangible assets, which are included in the Rexair segment, are comprised of:

                                                              AT SEPTEMBER 30, 2004                 AT SEPTEMBER 30, 2003
                                                          ------------------------------        -----------------------------
                                            ESTIMATED      GROSS CARRYING   ACCUMULATED         GROSS CARRYING   ACCUMULATED
                                               LIFE            AMOUNT       AMORTIZATION            AMOUNT       AMORTIZATION
                                            ---------     ---------------   ------------        --------------   ------------
                                                                              (IN MILLIONS)
Patented technology                          10 years     $           2.6   $        0.8        $          2.6   $        0.6

Distributor network                          40 years                36.0            2.8                  36.0            1.9

Trade name                                  Indefinite               24.7              -                  24.7              -
                                                          ---------------   ------------        --------------   ------------
     Total identifiable intangible assets                 $          63.3   $        3.6        $         63.3   $        2.5
                                                          ===============   ============        ==============   ============

                           USI AMERICAN HOLDINGS, INC.

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

      Accrued Expenses and Other Current Liabilities: Accrued expenses and other current liabilities consist of the following:

                                                                       AT SEPTEMBER 30,
                                                                ------------------------------
                                                                    2004             2003
                                                                -------------    -------------
                                                                       (IN MILLIONS)
Compensation related .......................................    $        21.4    $        16.4
Insurance ..................................................              2.1              4.0
Customer incentives ........................................             18.4             15.1
Interest ...................................................             10.3              8.5
Warranty ...................................................             11.3             17.8
Other ......................................................             16.9             24.4
                                                                -------------    -------------
                                                                $        80.4    $        86.2
                                                                =============    =============

      We record a reserve for future warranty costs based on current unit sales, historical experience and management's judgment regarding anticipated rates of warranty claims and cost per claim. The adequacy of the recorded warranty reserves is assessed each quarter and adjustments are made as necessary. The specific terms and conditions of the warranties vary depending on the products sold and the countries in which we do business.

      Changes in our warranty reserves, a portion of which are classified as long-term on our consolidated balance sheets, during 2004 and 2003 are as follows:

                                                                       AT SEPTEMBER 30,
                                                                ------------------------------
                                                                    2004             2003
                                                                -------------    -------------
                                                                       (IN MILLIONS)
Beginning balance ..........................................    $        18.3    $        11.2
     Warranty accrual ......................................             21.1             20.6
     Cash payments .........................................            (16.8)           (13.9)
     Translation ...........................................              0.2              0.4
                                                                -------------    -------------
Ending balance .............................................    $        22.8    $        18.3
                                                                =============    =============

      Fair Value of Financial Instruments: FASB Statement No. 107, Disclosure About Fair Value of Financial Instruments, requires that we disclose the fair value of our financial instruments when it is practicable to estimate. We have determined the estimated fair values of our financial instruments, which are either recognized in our consolidated balance sheets or disclosed within these notes, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts we could realize in a current market exchange.

            Short-term Assets and Liabilities: The fair values of our cash and cash equivalents, trade receivables and accounts payable approximate their carrying values because of their short-term nature.

            Long-term Debt: The fair value of our Senior Notes (as defined in NOTE 6) was determined by reference to quoted market prices. The fair value of our remaining debt is determined by discounting the cash flows using current interest rates for financial instruments with similar characteristics and maturities. The fair value of our remaining debt approximates its carrying value as of September 30, 2004 and 2003.

                           USI AMERICAN HOLDINGS, INC.

            NOTE 2--ACCOUNTING POLICIES (CONTINUED)

            There were no other significant differences as of September 30, 2004 and September 30, 2003 between the carrying value and fair value of our financial instruments except as disclosed below:

                                                        AT SEPTEMBER 30, 2004    AT SEPTEMBER 30, 2003
                                                        ---------------------    ---------------------
                                                        CARRYING       FAIR      CARRYING       FAIR
                                                         AMOUNT       VALUE       AMOUNT       VALUE
                                                        --------    ---------    --------    ---------
                                                                         (IN MILLIONS)
9.625% Senior Notes..............................       $  380.0    $   418.6    $  380.0    $   394.3
                                                        ========    =========    ========    =========

      Revenue Recognition: We recognize revenue when all of the following criteria are met: persuasive evidence of the arrangement exists; delivery has occurred and we have no remaining obligations; prices are fixed or determinable; and collectibility is probable. We make shipments to approved customers based on orders placed. Prices are fixed when the customer places the order. An approved customer is one that has been subjected to our credit evaluation. We record revenue when title passes, which is either at the time of shipment or upon delivery to the customer. The passage of title is dependent on the arrangements made with each customer. Provisions are made for sales returns and allowances at the time of sale.

      Management uses significant judgment in estimating sales return costs, considering numerous factors such as current overall and industry-specific economic conditions and historical sales return rates. Although we consider our sales return reserves to be adequate and proper, changes in historical customer patterns could require adjustments to the reserves. We also record reductions to our revenues for customer and distributor programs and incentive offerings including special pricing agreements, promotions and other volume-based incentives.

      We adopted EITF Issue No. 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products), in 2002. As required by this guidance, we account for sales incentives, such as discounts, rebates and volume incentives, as a reduction of revenue at the later of 1) the date that the related revenue is recognized or 2) the date when the sales incentive is offered. In the case of volume incentives, we recognize the reduction of revenue ratably over the period of the underlying transactions that result in progress by the customer toward earning the incentive. We record free product given to customers as a sales incentive in cost of products sold.

      Shipping and Handling Fees and Costs: We classify amounts charged to our customers for shipping and handling as revenues, while shipping and handling costs are recorded as cost of products sold.

      Other Expense, net: Other expense, net totaled $6.3 million, $14.8 million and $7.4 million in 2004, 2003 and 2002, respectively. Included in 2003 were expenses of $11.4 million related to the exchange and redemption of outstanding senior notes. Included in all three years are costs related to continuing obligations associated with our Keller Ladder operations disposed of in October 1999.

      Advertising Costs: Advertising costs are charged to expense when incurred. Advertising expense totaled $24.4 million, $20.5 million and $15.9 million in 2004, 2003 and 2002, respectively.

      Research and Development Costs: Research and development costs are expensed as incurred. Such amounts totaled $3.1 million, $4.3 million and $2.8 million in 2004, 2003 and 2002, respectively.

      Derivative Financial Instruments: We report all derivative instruments on the balance sheet at fair value and establish criteria for designation and assessment of the effectiveness of hedging relationships in accordance with SFAS No. 133. In 2002, we hedged a portion of our variable-rate debt by entering into an interest rate swap in which we agreed to exchange, at specified intervals, the calculated difference between fixed and variable interest amounts on $90 million of our debt. The swap, which was designated a cash flow hedge, matured on June 30, 2002. We recorded additional interest expense of $1.4 million during 2002 related to this contract. We have not entered into any other cash flow hedges or any fair value hedges since the swap expired.

                           USI AMERICAN HOLDINGS, INC.

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

      Comprehensive Earnings: Comprehensive earnings represents the change in stockholder's equity from transactions and other events and circumstances arising from non-stockholder sources. Our comprehensive earnings consists of net earnings, changes in cumulative foreign currency translation, changes in fair value of derivative instruments, changes in our minimum pension liability and changes in net unrealized gains on investments, all net of applicable income taxes.

      Accumulated other comprehensive loss consists of the following:

                                   CHANGES IN
                                   CUMULATIVE       CHANGES IN      CHANGES IN       CHANGES IN     ACCUMULATED
                                    FOREIGN          MINIMUM      NET UNREALIZED     FAIR VALUE        OTHER
                                    CURRENCY         PENSION         GAIN ON       OF DERIVATIVE   COMPREHENSIVE
                                  TRANSLATION     LIABILITY (1)   INVESTMENT (2)     INSTRUMENT         LOSS
                                  ------------    ------------    --------------   -------------   -------------
                                                                   (IN MILLIONS)
September 30, 2001 ...........    $      (23.9)   $        0.1    $            -   $        (1.4)  $       (25.2)
Fiscal 2002 change ...........            (0.9)          (13.2)                -             1.4           (12.7)
                                  ------------    ------------    --------------   -------------   -------------
September 30, 2002 ...........           (24.8)          (13.1)                -               -           (37.9)
Fiscal 2003 change ...........            17.9            (2.7)             12.8               -            28.0
                                  ------------    ------------    --------------   -------------   -------------
September 30, 2003 ...........            (6.9)          (15.8)             12.8               -            (9.9)
Fiscal 2004 change ...........            17.1            (4.3)            (10.3)              -             2.5
                                  ------------    ------------    --------------   -------------   -------------
September 30, 2004 ...........    $       10.2    $      (20.1) $            2.5   $           -   $        (7.4)
                                  ============    ============    ==============   =============   =============

(1) The minimum pension liability adjustment is net of tax benefit of $2.5 million, $1.5 million and $7.1 million in 2004, 2003 and 2002, respectively. The 2004 adjustment results from the transfer of the Rexair Plan obligations to the JBI Plan (NOTE 7).

(2) The net unrealized gains (loss) on investments are primarily related to our equity investment in the buyer of Spear & Jackson, which is classified as available for sale at September 30, 2004. As of September 30, 2003 and 2004 we adjusted this investment to its market value and, as a result, recorded an unrealized loss in 2004 of $10.9 million, net of a $6.4 million tax benefit and an unrealized gain in 2003 of $12.8 million, net of $8.2 million in taxes.

      Stock-based Compensation: We do not have stock-based compensation plans separate from JBI; however, we do participate in JBI's stock-based compensation plans. Consistent with JBI, we account for participation in these plans in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, and related Interpretations in measuring compensation costs for our stock options and disclose pro-forma net income as if compensation costs had been determined consistent with SFAS No. 123, Accounting for Stock-Based Compensation. The pro-forma effects on net income had compensation cost for awards of stock-based compensation been determined using the fair value method prescribed by SFAS No. 123 were not materially different from the amounts presented in our consolidated statements of operations for the years ended September 30, 2004, 2003 and 2002; therefore, these amounts have not been presented.

      Certain key employees of USIAH participate in stock incentive plans of JBI that provide for awards of restricted stock and options to purchase JBI common stock at prices equal to the fair value of the underlying shares at the date of the grant. We recognized compensation expense of $0.3 million and $0.1 million in fiscal 2004 and 2003, respectively, for vesting of restricted stock awards. Compensation expense for 2002 was inconsequential.

                           USI AMERICAN HOLDINGS, INC.

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

      New Accounting Pronouncement: In November 2004, FASB Statement No. 151, Inventory Costs, an Amendment of ARB No. 43, Chapter 4 ("SFAS No. 151"), was issued. The amendments made by SFAS No. 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. SFAS No. 151 will become effective for us beginning in fiscal 2006. We are in the process of assessing the impact SFAS No. 151 will have on our financial position and results of operations.

NOTE 3--DISPOSITIONS AND DISCONTINUED OPERATIONS

      On December 28, 2001, we approved a formal disposal plan for five businesses, four of which are included in the consolidated results of USIAH - Ames True Temper, Lighting Corporation of America, Spear & Jackson and SiTeco (the "2001 Disposal Plan"). In connection with the disposal plan, we recorded a charge in 2001 of $194.1 million, net of tax, which represented the difference between the historical net carrying value and the estimated net realizable value of the three businesses. In 2002, we recorded a gain on the disposal of discontinued operations of $8.4 million, net of tax, as we re-evaluated our estimated net loss on these businesses. We sold Ames True Temper in January 2002, Lighting Corporation of America in April 2002 and SiTeco in October 2002.

      In February 2003, we adopted a formal disposal plan to dispose of our swimming pool & equipment and water systems businesses (the "2003 Disposal Plan"). In connection with the disposal plan, we recorded a charge in 2003 of $39.9 million, net of tax, which represents the difference between the historical net carrying value and the estimated net realizable value of these businesses. We sold the swimming pool & equipment business in May 2003 and the water systems business in October 2003.

      Each of these disposal plans qualified for treatment as discontinued operations. The assets and liabilities of these businesses are included in assets held for sale and liabilities associated with assets held for sale, respectively, for all periods presented through their respective sale date. Thus, included in these balances at September 30, 2003 are the assets and liabilities of our water systems business. The assets of our water systems business included $5.0 million in net trade receivables, $6.3 million in inventories and $0.1 million in other current assets, and the liabilities included $2.6 in trade accounts payable, $4.1 in other current liabilities, and $1.1 million in other non-current liabilities.

      Also included in assets held for sale are properties of $3.6 million at September 30, 2004 and $2.0 million at September 30, 2003. These properties meet all of the criteria for classification as held for sale as required by SFAS No.
144. The properties are recorded at the lower of their carrying value or fair value less cost to sell.

      The operating income of these discontinued operations was not included in our results from continuing operations. Instead, the results were recorded as income (loss) from discontinued operations in the period in which they occurred in accordance with SFAS No. 144, or the results were included in the gain (loss) on the sale of the business in accordance with APB Opinion No. 30, Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions ("APB No. 30"). Our 2001 Disposal Plan was accounted for in accordance with APB No. 30, while our 2003 Disposal Plan was accounted for in accordance with SFAS No. 144.

      Summarized results of our discontinued operations through the date of sale are as follows:

                                     FOR THE YEARS ENDED SEPTEMBER 30,
                                  --------------------------------------
                                     2004          2003          2002
                                  ----------    ----------    ----------
                                              (IN MILLIONS)
Net sales                         $      2.1    $     66.9    $    731.6
Operating (loss) income                 (1.1)         (0.7)         33.7

      In accordance with EITF Issue No. 87-24, Allocation of Interest to Discontinued Operations, we allocated a portion of our interest expense to discontinued operations. Amounts allocated reflect the interest expense on the estimated amount of debt that will be repaid as a result of the disposal transaction. Amounts reclassified were inconsequential for 2004 and were $1.0 million for 2003.

                           USI AMERICAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4--IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES

      The principal components of impairment, restructuring and other charges are:

                                                                                 YEAR ENDED SEPTEMBER 30,
                                                                           ------------------------------------
                                                                              2004         2003         2002
                                                                           ----------   ----------   ----------
                                                                                      (IN MILLIONS)
Impairment of assets ...................................................   $        -   $      3.1       $    -
Lease obligations and other commitments ................................            -          0.5            -
Severance and related costs ............................................          1.4          4.3          0.8
                                                                           ----------   ----------   ----------
   Total ...............................................................   $      1.4   $      7.9   $      0.8
                                                                           ==========   ==========   ==========

Cash charges ...........................................................   $      1.4   $      4.8   $      0.8
Non-cash charges .......................................................            -          3.1            -
                                                                           ----------   ----------   ----------
   Total ...............................................................   $      1.4   $      7.9   $      0.8
                                                                           ==========   ==========   ==========

      Below is a summary of the charges we incurred in 2004, 2003 and 2002. Charges are recorded when a liability is incurred in accordance with FASB Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS No. 146"), and SFAS No. 144 or other applicable guidance.

      In 2003, we adopted a plan to consolidate and relocate a number of administrative functions into a shared services center in Dallas, TX in an effort to reduce costs in our Bath Products segment. In the third quarter of 2004, we added the customer service functions of our domestic whirlpool bath and spa businesses to the list of functions to be consolidated into this shared services center, which is expected to further decrease costs and improve customer satisfaction. We incurred severance charges of $1.4 million in 2004 and $0.4 million in 2003 related to approximately 44 employees that were terminated in conjunction with these initiatives.

      In 2003, we also approved a plan to close our Plant City, FL spa manufacturing plant, which was closed in November 2003. During 2003, we recorded a $3.9 million charge associated with the closure of this facility. As a result of JBI's decision to close the plant, we performed a recoverability test of the long-lived assets and determined that an impairment charge of $3.1 million was required to reduce the carrying value of the property, plant and equipment to its estimated fair value. The estimated fair value of the plant was determined based on the value of comparable plants in the area plus the book value of the equipment that was transferred to our Chino facility.

      In 2003, we initiated a restructuring and consolidation of the corporate headquarters that included a number of management changes and the relocation and consolidation of the Jacuzzi headquarters in Walnut Creek, CA into JBI's principal offices in West Palm Beach, FL. This resulted in the termination of 17 employees from California, all of whom were terminated prior to the end of 2003. Charges of $3.6 million were recorded during 2003 related to the closure of the Walnut Creek office. These charges consist primarily of employee severance and lease expenses.

      In 2002, we recorded restructuring charges of $0.8 million associated with management changes within our Bath Products segment. The restructuring charges consisted entirely of cash severance payments to employees.

                           USI AMERICAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4-- IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES (CONTINUED)

      The activity in the restructuring liability accounts by cost category is as follows:

                                                                           LEASE AND
                                                                            CONTRACT      SEVERANCE
                                                                            RELATED      AND RELATED     TOTAL
                                                                             COSTS          COSTS        COSTS
                                                                           ----------    -----------   ----------
                                                                                       (IN MILLIONS)
At September 30, 2002                                                      $        -    $       0.4   $      0.4
   2003 charges                                                                   0.5            4.3          4.8
   Cash payments                                                                 (0.1)          (0.7)        (0.8)
                                                                           ----------    -----------   ----------
At September 30, 2003                                                             0.4            4.0          4.4
   2004 charges                                                                     -            1.4          1.4
   Cash payments                                                                 (0.1)          (4.0)        (4.1)
                                                                           ----------    -----------   ----------
At September 30, 2004                                                      $      0.3    $       1.4   $      1.7
                                                                           ==========    ===========   ==========

      All of the reserves are included in the balance sheet caption "Accrued expenses and other current liabilities." We expect the remaining accruals to be paid with cash over the periods provided by the severance and lease agreements over the next twelve months.

NOTE 5-- NOTES RECEIVABLE FROM PARENT AND AFFILIATES

      Notes receivable from Parent and Affiliates consists of the following:

                                                                                 AT SEPTEMBER 30,
                                                                           -------------------------
                                                                              2004          2003
                                                                           ----------    -----------
                                                                                 (IN MILLIONS)
4.25% Notes receivable................................................     $     17.2    $         -
5.12% Notes receivable................................................            1.7              -
5.90% Notes receivable................................................            2.0            2.0
6.00% Notes receivable................................................           16.1           25.9
6.50% Notes receivable................................................          439.4          439.4
7.00% Notes receivable................................................            3.0              -
7.68% Notes receivable................................................            7.2            3.0
8.06% Notes receivable................................................            2.5            2.4
8.18% Notes receivable................................................            0.5              -
8.29% Notes receivable................................................            2.2              -
8.92% Notes receivable................................................            0.9              -
                                                                           ----------    -----------
                                                                           $    492.7    $     472.7
                                                                           ==========    ===========

      At September 30, 2004, the notes receivable from Parent and Affiliates are unsecured and all are payable upon demand, although we have no plans to demand payment of the notes prior to October 1, 2005. Interest received during fiscal 2004, 2003 and 2002 was $30.0 million, $40.6 million and $42.8 million, respectively.

                           USI AMERICAN HOLDINGS, INC.

NOTE 6--LONG-TERM DEBT

      Long-term debt consists of the following:

                                                                       AT SEPTEMBER 30,
                                                                ------------------------------
                                                                    2004             2003
                                                                -------------    -------------
                                                                        (IN MILLIONS)
Senior Notes ...............................................    $       380.0    $       380.0
Bank Facilities:
   Asset-based credit facility .............................              2.5             23.9
   Term loan ...............................................             61.8             65.0
                                                                -------------    -------------
                                                                        444.3            468.9
Less current maturities ....................................             (2.5)           (23.9)
                                                                -------------    -------------
Long-term debt .............................................    $       441.8    $       445.0
                                                                =============    =============

      On July 15, 2003, JBI completed a comprehensive re-financing of its corporate debt by closing on the issuance of $380.0 million in aggregate principal amount of 9.625% senior secured notes (the "Senior Notes"), as well as a new five-year $200.0 million asset-based revolving credit facility and a five-year $65.0 million term loan (collectively the "Bank Facilities"). The net proceeds from the Senior Notes, together with the initial borrowings under the Bank Facilities, were used to repay the debt and redeem senior notes that were outstanding at that time. USIAH is a co-borrower under both the Senior Notes and the Bank Facilities and, therefore, the amounts outstanding under the facilities are reflected in our balances as of September 30, 2004 and 2003.

      On June 30, 2004, JBI amended the Bank Facilities, and on July 2, 2004, JBI made a $3.2 million payment to the bank permanently reducing the term loan to $61.8 million. The amendment provides for:

      - a reduction in the interest rate of the term loan from Prime plus 5.0%, with a minimum rate of 9.25%, to LIBOR plus 5.0%, with no minimum rate;

      - the elimination of annual prepayments on the term loan of $10.0 million, which were scheduled to begin in August 2005;

      - the elimination of annual prepayments on the term loan equal to 25% of JBI's annual consolidated excess cash flow, as determined by the original loan agreement;

      - the extension of the maturity date of the term loan by one year to July 15, 2009; and

      - the elimination of all debt covenants except the requirement to maintain a minimum consolidated fixed charge coverage ratio. This requirement is applicable only if the availability under the asset-based credit facility falls below $20.0 million.

      This amendment was not considered a substantial modification of the debt under the guidance provided in EITF Issue No. 96-19, Debtor's Accounting for a Modification or Exchange of Debt Instruments.

      The Senior Notes, which are due July 1, 2010 and require the payment of interest of $18.3 million on January 1 and July 1 of each year, were subject to registration with the Securities and Exchange Commission pursuant to a registration rights agreement. On February 17, 2004, JBI completed an offer to exchange new, registered Senior Notes for the then outstanding unregistered notes. The terms of the new, registered Senior Notes are identical, in all material respects, to the terms of the then outstanding unregistered notes, except that the new Senior Notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the unregistered notes do not apply to the registered Senior Notes.

                           USI AMERICAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6--LONG-TERM DEBT (CONTINUED)

      JBI is restricted in the redemption of the Senior Notes per the terms of the agreement with the note holders (the "Agreement"). Prior to July 1, 2006, JBI can redeem up to 35% of the Senior Notes with the net cash proceeds of an equity offering, as defined in the Agreement. On and after July 1, 2007, JBI can redeem the Senior Notes subject to a redemption premium of 104.8% for the first 12 months and 102.4% for the following 12 months. On and after July 1, 2009, the Senior Notes can be redeemed at face value.

      Under the five-year asset-based revolving credit facility, JBI can borrow up to $200.0 million subject to a borrowing base consisting of eligible accounts receivable and eligible inventory, plus eligible trademarks. The initial amount of eligible trademarks of $20.0 million is being amortized evenly over the first two years of the facility as a reduction of the borrowing base. The interest rate under the facility is currently 2.25% over LIBOR or 0.25% over Prime. This rate will reset each quarter based on JBI's Consolidated Leverage Ratio as defined in the agreement, and could range from 2.0% to 2.5% over LIBOR ("Applicable LIBOR Margin"). The weighted-average interest rate for 2004 was 3.98%.

      The Bank Facilities contain a subjective acceleration clause and a requirement to maintain a lockbox associated with the asset-based facility. As required by EITF Issue No. 95-22, Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements that Include both a Subjective Acceleration Clause and a Lockbox Arrangement, the entire balance of the asset-based facility is included in current maturities of long-term debt.

      Certain of JBI's existing and future domestic restricted subsidiaries guarantee the Senior Notes, jointly and severally, on a senior basis. The Senior Notes are secured by an eligible first lien on domestic property, plant and equipment, and a second lien on the assets that secure the Bank Facilities. The asset-based credit facility is secured by a first lien on accounts receivable, inventory, intangibles, the stock of JBI's domestic affiliates and 65% of the stock of JBI's first-tier foreign affiliates. In addition, the asset-based credit facility has a second lien on the property, plant and equipment securing the Senior Notes. The term loan is secured by the same assets that secure the asset-based credit facility, but the term loan will be paid on a "last out" basis following the payment of the obligations under the asset-based credit facility.

      Principal reductions of senior debt and other borrowings for the next five years ended September 30 and thereafter are as follows (in millions):

2005........................................................        $    2.5
2006........................................................               -
2007........................................................               -
2008........................................................               -
2009........................................................            61.8
Thereafter..................................................           380.0
                                                                    --------
                                                                    $  444.3
                                                                    ========

Interest Paid

      Interest paid to non-Affiliates was $1.1 million, $18.6 million and $35.8 million for fiscal 2004, 2003 and 2002, respectively.

Commitments

      At September 30, 2004, JBI had approximately $145.7 million available to be borrowed under the asset-based facility, of which JBI had utilized approximately $44.6 million (including $42.1 million of letters of credit), leaving $101.1 million available for additional borrowings. In addition, we have outstanding foreign commercial letters of credit of $1.8 million which do not affect availability under the asset-based facility.

                           USI AMERICAN HOLDINGS, INC.

NOTE 6--LONG-TERM DEBT (CONTINUED)

Notes Payable to Parent

      The note payable as of September 30, 2004 was created when JBI funded the final pay down of Rexair's restructured debt facilities on July 15, 2003. The note is unsecured and is due on demand, although JBI has no plans for demanding payment of the note prior to October 1, 2005. Interest on the note accrues at 7.1% per annum. Interest paid on these notes was $5.0 million, $6.0 million and $0.5 million in fiscal 2004, 2003 and 2002, respectively.

NOTE 7--PENSION AND RETIREMENT PLANS

Domestic Benefit Arrangements

      We sponsor a number of non-contributory defined benefit pension plans covering the majority of our employees. The benefits under these plans are based primarily on years of credited service and/or compensation as defined under the plans' provisions. Our funding policy has been to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as we may determine to be appropriate from time to time.

      Effective June 1, 2004, we approved the transfer and merger of the assets from the Rexair Plan into the JBI Plan. On that date, the net assets of the Rexair Plan of $15.5 million were transferred into the JBI Plan. All eligibility and normal retirement benefits of the Rexair Plan remained unchanged, and they became participating programs in the JBI Plan.

      We also sponsor a number of defined contribution plans. Contributions relating to defined contribution plans are made based upon the plans' provisions. Additionally, we provide health care and life insurance benefits to certain groups of retirees with most retirees contributing a portion of the costs. These other post-employment benefits are presented as other benefits in the tables that follow.

      We use a September 30 measurement date for the plans.

      The weighted-average assumptions used to determine the benefit obligation for our domestic defined benefit pension and other plans are as follow:

                                                            PENSION PLANS          OTHER PLANS
                                                          AT SEPTEMBER 30,       AT SEPTEMBER 30,
                                                        -------------------     ------------------
                                                        2004   2003    2002     2004   2003   2002
                                                        -------------------     ------------------
Assumptions:
   Discount rate............................            5.75%  6.00%   6.75%    5.75%  6.00%  6.75%
   Rate of compensation increases...........            3.25%  3.25%   3.25%       -      -      -

      The weighted-average assumptions used to determine net periodic pension expense of our domestic defined benefit pension and other plans is presented below:

                                                            PENSION PLANS          OTHER PLANS
                                                          AT SEPTEMBER 30,       AT SEPTEMBER 30,
                                                        -------------------     ------------------
                                                        2004   2003    2002     2004   2003   2002
                                                        -------------------     ------------------
Assumptions:
   Discount rate............................            6.00%  6.00%   6.75%    6.00%  6.00%  6.75%
   Rate of compensation increases...........            3.25%  3.25%   3.25%       -      -      -
   Expected rate of return on assets........            8.75%  8.75%   8.75%       -      -      -

                           USI AMERICAN HOLDINGS, INC.

NOTE 7--PENSION AND RETIREMENT PLANS (CONTINUED)

      The expected rate of return on assets is based on several factors. Such factors include current and expected target asset allocation, the historical experience of returns provided by plan assets, the evaluation of market conditions and interest rates, tolerance for risk within plan guidelines and cash requirements for benefit payments. In conjunction with our actuaries we analyze the foregoing factors as well as the advice of our pension investment advisors to develop the return on assets assumptions.

      The components of net periodic expense for our defined benefit plans and our defined contribution plans are presented below:

                                                                          PENSION PLANS                    OTHER PLANS
                                                                 ------------------------------   ------------------------------
                                                                   2004       2003       2002       2004       2003       2002
                                                                 --------   --------   --------   --------   --------   --------
                                                                                          (IN MILLIONS)
Service cost .................................................   $    0.8   $    1.1   $    0.9   $    0.1   $    0.1   $    0.1
Interest cost ................................................        0.9        1.3        1.2        0.2        0.1        0.1
Expected return on plan assets ...............................          -       (1.1)      (1.1)         -          -          -
Net actuarial (gain) loss ....................................       (0.2)       0.1          -          -          -          -
                                                                 --------   --------   --------   --------   --------   --------
   Periodic expense of defined benefit plans .................        1.5        1.4        1.0        0.3        0.2        0.2
   Expense (income) of participation in JBI Group Plan (1) ...        1.0        1.0       (0.7)         -          -          -
                                                                 --------   --------   --------   --------   --------   --------
Net periodic expense:
   Defined benefit plans .....................................        2.5        2.4        0.3        0.3        0.2        0.2
   Defined contribution plans ................................        0.6        0.7        0.4          -          -          -
                                                                 --------   --------   --------   --------   --------   --------
     Net periodic expense ....................................   $    3.1   $    3.1   $    0.7   $    0.3   $    0.2   $    0.2
                                                                 ========   ========   ========   ========   ========   ========

(1) In 2003, JBI's management changed the method of allocating pension expense related to the participants in the JBI group plan. Beginning in 2003, we were only allocated service costs related to the plan, while in prior years we were allocated service costs plus a portion of the return on plan assets.

                           USI AMERICAN HOLDINGS, INC.

NOTE 7--PENSION AND RETIREMENT PLANS (CONTINUED)

      The following table provides a reconciliation of changes in the projected benefit obligation, fair value of plan assets and the funded status of our defined benefit pension and post-employment benefit plans to the amounts recorded in our balance sheets at September 30:

                                                                        PENSION PLANS               OTHER PLANS
                                                               ----------------------------   -----------------------
                                                                  2004              2003         2004        2003
                                                               ----------        ----------   ----------   ----------
                                                                                   (IN MILLIONS)
CHANGE IN PROJECTED BENEFIT OBLIGATION:
   Benefit obligation at beginning of year                     $     23.4        $     19.8   $      3.2   $      2.7
   Service cost                                                       0.8               1.0          0.1            -
   Interest cost                                                      0.9               1.2          0.2          0.2
   Actuarial losses                                                  (0.2)              2.1          0.3          0.9
   Benefits paid                                                     (0.4)             (0.7)        (0.2)        (0.1)
   Plan amendments                                                      -                 -            -         (0.5)
   Transfer of Rexair Plan to JBI                                   (23.4)                -            -            -
                                                               ----------        ----------   ----------   ----------
     Benefit obligation at end of year                         $      1.1        $     23.4   $      3.6   $      3.2
                                                               ==========        ==========   ==========   ==========
CHANGE IN FAIR VALUE OF PLAN ASSETS:
   Fair value of plan assets at beginning of year                    12.3        $     10.3   $        -   $        -
   Actual return on plan assets                                       1.2               2.0            -            -
   Contributions                                                      2.5               0.7          0.2          1.0
   Benefits paid                                                     (0.5)             (0.7)        (0.2)        (1.0)
   Transfer of Rexair Plan to JBI                                   (15.5)                -            -            -
                                                               ----------        ----------   ----------   ----------
     Fair value of plan assets at end of year                  $        -        $     12.3   $        -   $        -
                                                               ==========        ==========   ==========   ==========
FUNDED STATUS OF PLANS:
   Plan assets less than projected
      benefit obligation                                       $     (1.1)       $    (11.1)  $     (3.6)  $     (3.2)
   Unrecognized prior service income                                    -                 -         (0.4)        (0.4)
   Unrecognized net actuarial losses                                  0.2               6.5          1.3          1.0
                                                               ----------        ----------   ----------   ----------
     Total recognized                                          $     (0.9)       $     (4.6)  $     (2.7)  $     (2.6)
                                                               ==========        ==========   ==========   ==========
AMOUNTS RECORDED IN THE BALANCE SHEETS:
   Accrued  benefits                                           $     (1.0)       $     (9.3)  $     (2.7)  $     (2.6)
   Accumulated other comprehensive income                             0.1               4.7            -            -
                                                               ----------        ----------   ----------   ----------
     Total amount recorded in consolidated balance sheet       $     (0.9)       $     (4.6)  $     (2.7)  $     (2.6)
                                                               ==========        ==========   ==========   ==========

      The aggregate projected benefit obligation for the plans that have an accumulated benefit obligation in excess of plan assets, are $1.1 million in 2004. As of September 30, 2004, there were no remaining plan assets due to the transfer of Rexair Plan assets to the JBI Plan. The aggregate projected benefit obligation and the aggregate fair value of plan assets for the plans that have an accumulated benefit obligation in excess of plan assets were $23.4 million and $12.3 million, respectively, in 2003.

      The aggregate accumulated benefit obligation for the plans that have an accumulated benefit obligation in excess of plan assets, are $1.1 million in 2004. As of September 30, 2004, there were no remaining plan assets due to the transfer of Rexair Plan assets to the JBI Plan. The aggregate accumulated benefit obligation and the aggregate fair value of plan assets for the plans that have an accumulated benefit obligation in excess of plan assets were $21.6 million and $12.3 million, respectively, in 2003.

                           USI AMERICAN HOLDINGS, INC.

NOTE 7--PENSION AND RETIREMENT PLANS (CONTINUED)

      The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., the health care cost trend rate) for the other post-employment benefit plans was 10% for 2004 and 7.5% for 2003. The rate used as of September 30, 2004 was 10% and is assumed to decrease 0.5% a year to 5.0%. A one-percentage-point change in the assumed health care cost trend rate would have had the following effects as of and for the year ended September 30, 2004 (in millions):

                                                                                                    Increase (Decrease)
                                                                                                     Costs/Obligations
                                                                                                    -------------------
Effect of a 1% increase in the health care cost trend rate on:
       Service cost plus interest cost....................................................               $       -
       Accumulated post-employment benefit obligation.....................................                     0.4

Effect of a 1% decrease in the health care cost trend rate on:
       Service cost plus interest cost....................................................               $       -
       Accumulated post-employment benefit obligation.....................................                    (0.3)

      The tables above and on the previous pages set forth the historical components of net periodic pension cost and a reconciliation of the funded status of the pension and other post employment benefit plans for our domestic employees is not necessarily indicative of the amounts we will recognize on a prospective basis.

Foreign Benefit Arrangements

      Our foreign defined benefit pension plan covers certain employees of our U.K. operations. The weighted-average assumptions used for the calculation of net periodic expense of our foreign defined benefit pension plan are presented below:

                                                                       2004     2003     2002
                                                                       ----     ----     ----
Assumptions:
   Discount rate.................................................      5.75%    5.75%    5.75%
   Rate of compensation increase.................................      3.00%    3.25%    3.00%
   Expected long-term rate of return on assets...................      8.00%    7.50%    7.50%

      The weighted-average assumptions used to determine the benefit obligation for our defined benefit pension plan are as follows:

                                                                                 FOR THE FISCAL YEARS ENDED
                                                                                        SEPTEMBER 30,
                                                                               -------------------------------
                                                                               2004          2003         2002
                                                                               ----          ----         ----
Assumptions:
   Discount rate.......................................................        5.75%         5.75%        5.75%
   Rate of compensation increases......................................        3.25%         3.25%        3.00%

                           USI AMERICAN HOLDINGS, INC.

NOTE 7--PENSION AND RETIREMENT PLANS (CONTINUED)

      The components of net periodic expense for our foreign defined benefit pension plan are presented below:

                                                                              2004         2003         2002
                                                                           ----------   ----------   ----------
                                                                                       (IN MILLIONS)
Service cost............................................................   $      1.1   $      1.1   $      0.8
Interest cost ..........................................................          3.1          2.5          2.5
Expected return on plan assets .........................................         (3.8)        (3.4)        (3.4)
Net actuarial loss .....................................................          0.4            -          0.1
                                                                           ----------   ----------   ----------
   Net periodic expense ................................................   $      0.8   $      0.2   $        -
                                                                           ==========   ==========   ==========

      The following table provides a reconciliation of changes in the projected benefit obligation, the fair value of plan assets and the funded status of our foreign defined benefit pension plan with the amounts recognized on our balance sheets:

                                                                        AT SEPTEMBER 30,
                                                                ------------------------------
                                                                    2004             2003
                                                                -------------    -------------
                                                                       (IN MILLIONS)
CHANGE IN PROJECTED BENEFIT OBLIGATION:
   Benefit obligation at beginning of year .................    $        50.6    $        42.5
   Service cost ............................................              1.1              1.1
   Interest cost ...........................................              3.1              2.5
   Employee contributions ..................................              0.7              0.4
   Foreign currency exchange rate changes ..................              4.3              2.9
   Actuarial losses ........................................              9.5              2.6
   Benefits paid ...........................................             (1.2)            (1.4)
                                                                -------------    -------------
      Benefit obligation at end of year ....................    $        68.1    $        50.6
                                                                =============    =============

CHANGE IN FAIR VALUE OF PLAN ASSETS:
   Fair value of plan assets at beginning of year ..........    $        34.8    $        28.0
   Actual return on plan assets ............................              3.3              4.3
   Foreign currency exchange rate changes ..................              3.0              1.9
   Employer contributions ..................................              2.0              1.6
   Employee contributions ..................................              0.7              0.4
   Benefits paid ...........................................             (1.2)            (1.4)
                                                                -------------    -------------
      Fair value of plan assets at end of year .............    $        42.6    $        34.8
                                                                =============    =============
FUNDED STATUS OF PLAN:
   Plan assets less than projected benefit obligation ......    $       (25.5)   $       (15.8)
   Unrecognized net actuarial losses .......................             35.9             24.3
                                                                -------------    -------------
      Total recognized .....................................    $        10.4    $         8.5
                                                                =============    =============

AMOUNTS RECORDED IN THE BALANCE SHEET:
   Accrued  benefits .......................................    $       (21.0)   $       (12.5)
   Accumulated other comprehensive income ..................             31.4             21.0
                                                                -------------    -------------
      Total recorded .......................................    $        10.4    $         8.5
                                                                =============    =============

                           USI AMERICAN HOLDINGS, INC.

NOTE 8--INCOME TAXES

      Earnings from continuing operations consisted of the following:

                                                                                  FOR THE FISCAL YEARS ENDED
                                                                                         SEPTEMBER 30,
                                                                           ------------------------------------
                                                                              2004         2003         2002
                                                                           ----------   ----------   ----------
                                                                                       (IN MILLIONS)
United States ..........................................................   $     19.9   $     83.2   $     (1.0)
Foreign ................................................................         29.3         12.3         34.2
                                                                           ----------   ----------   ----------
                                                                           $     49.2   $     95.5   $     33.2
                                                                           ==========   ==========   ==========

      The provision for (benefit from) income taxes attributable to our earnings from continuing operations before income taxes consists of the following:

                                                                                  FOR THE FISCAL YEARS ENDED
                                                                                         SEPTEMBER 30,
                                                                           ------------------------------------
                                                                              2004         2003         2002
                                                                           ----------   ----------   ----------
                                                                                       (IN MILLIONS)
Current:
      Federal ..........................................................   $      8.0   $     12.1   $        -
      Foreign ..........................................................         14.2          1.1         13.7
      State ............................................................          0.9          7.3          0.3
Deferred ...............................................................          0.1         (7.8)       (32.2)
                                                                           ----------   ----------   ----------
                                                                           $     23.2   $     12.7   $    (18.2)
                                                                           ==========   ==========   ==========

                           USI AMERICAN HOLDINGS, INC.

NOTE 8--INCOME TAXES (CONTINUED)

      The components of deferred income tax assets and liabilities consist of the following:

                                                                                                 AT SEPTEMBER 30,
                                                                                        -------------------------------
                                                                                           2004               2003
                                                                                        -------------     -------------
                                                                                                  (IN MILLIONS)
Deferred tax assets:
   Accruals and allowances .........................................................    $        28.0     $        32.1
   Post employment benefits ........................................................              0.6               0.6
   Property, plant and equipment ...................................................              1.2               1.1
   Inventory .......................................................................              2.2               1.3
   Net pension assets ..............................................................              9.8              10.2
   Expected benefit from capital loss and net operating loss carryforwards .........             85.2              84.4
   Foreign tax credits .............................................................             18.2              19.6
                                                                                        -------------     -------------
      Gross deferred tax assets ....................................................            145.2             149.3

   Valuation allowance .............................................................           (102.7)           (103.3)
                                                                                        -------------     -------------
      Total deferred tax assets
                                                                                                 42.5              46.0
                                                                                        -------------     -------------
Deferred tax liabilities:
   Deductible goodwill .............................................................              3.7               2.7
   Purchased intangibles ...........................................................             22.4              22.4
   Other ...........................................................................              1.3               7.8
                                                                                        -------------     -------------
      Total deferred tax liabilities ...............................................             27.4              32.9
                                                                                        -------------     -------------
        Net deferred tax assets ....................................................    $        15.1     $        13.1
                                                                                        =============     =============

      The deferred tax balances have been classified in the balance sheets as follows:

                                                                       AT SEPTEMBER 30
                                                                ------------------------------,
                                                                    2004              2003
                                                                -------------    -------------
                                                                         (IN MILLIONS)
Current assets .............................................    $        15.2    $        20.6
                                                                -------------    -------------
   Net current assets ......................................             15.2             20.6
Non-current assets .........................................             27.3             25.4
Non-current liabilities ....................................            (27.4)           (32.9)
                                                                -------------    -------------
   Net non-current liabilities .............................             (0.1)            (7.5)
                                                                -------------    -------------
      Net deferred tax assets ..............................    $        15.1    $        13.1
                                                                =============    =============

      Despite our belief that our tax return positions are fully supportable, we estimate tax exposures and establish accruals when in our judgment we believe that certain positions are likely to be challenged and that we may not succeed. We adjust these reserves in light of changing facts and circumstances, such as the progress of a tax audit.

                           USI AMERICAN HOLDINGS, INC.

NOTE 8--INCOME TAXES (CONTINUED)

      The following is a reconciliation of income taxes at the federal statutory rate of 35% to the provision for (benefit from) income taxes attributable to continuing operations:

                                                                                FOR THE FISCAL YEARS ENDED
                                                                                      SEPTEMBER 30,
                                                                           ------------------------------------
                                                                              2004        2003          2002
                                                                           ----------   ----------   ----------
Statutory federal income tax provision .................................   $     17.2   $     11.9   $     18.3
Foreign income tax differential ........................................          3.0          1.3          1.3
State income taxes (net of federal benefit) ............................          0.6          0.7          0.2
Non-deductible items ...................................................          0.2          0.5         (0.1)
Change in valuation allowance ..........................................          2.2         (1.7)       (37.0)
Other, net .............................................................            -            -         (0.9)
                                                                           ----------   ----------   ----------
                                                                           $     23.2   $     12.7   $    (18.2)
                                                                           ==========   ==========   ==========

NOTE 9--COMMITMENTS AND CONTINGENCIES

Operating Leases

      The table below shows our future minimum lease payments due under non-cancelable leases as of September 30, 2004. Certain of these leases contain stated escalation clauses while others contain renewal options. These minimum lease payments (presented in millions) include facility leases that were accrued as restructuring costs (see NOTE 4).

2005.................................................        $       4.9
2006.................................................                4.0
2007.................................................                2.0
2008.................................................                1.8
2009.................................................                1.7
Thereafter...........................................               14.1
                                                             -----------
Total minimum lease payments.........................        $      28.5
                                                             ===========

      Rent expense, including equipment rental, was approximately $12.7 million, $13.6 million and $14.0 million in 2004, 2003 and 2002, respectively.

Environmental Regulation

      We are subject to numerous foreign, federal, state and local laws and regulations concerning such matters as zoning, health and safety and protection of the environment. Laws and regulations protecting the environment may in certain circumstances impose "strict liability," rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, from time to time, we may receive notices of violation or may be denied applications for environmental licenses or permits because the practices of the operating unit are not consistent with regulations or ordinances.

                           USI AMERICAN HOLDINGS, INC.

NOTE 9--COMMITMENTS AND CONTINGENCIES (CONTINUED)

      We have made capital and maintenance expenditures over time to comply with these laws and regulations. While the amount of expenditures in future years will depend on legal and technological developments which cannot be predicted at this time, these expenditures may progressively increase if regulations become more stringent. In addition, while future costs for compliance cannot be predicted with precision, no information currently available reasonably suggests that these expenditures will have a material adverse effect on our financial condition, results of operations or cash flows.

      We are investigating and remediating contamination at a number of present and former operating sites under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund"), the federal Resource Conservation and Recovery Act or comparable state statutes or agreements with third parties. These proceedings are in various stages ranging from initial investigations to active settlement negotiations to the cleanup of sites. We have been named as a potentially responsible party at a number of Superfund sites under CERCLA or comparable state statutes. Under these statutes, responsibility for the entire cost of cleanup of a contaminated site can be imposed upon any current or former site owners or operators, or upon any party who sent waste to the site, regardless of the lawfulness of the original activities that led to the contamination. No information currently available reasonably suggests that projected expenditures associated with any of these proceedings or any remediation of these sites will have a material adverse effect on our financial condition, results of operations or cash flows.

      As of September 30, 2004, we had accrued approximately $5.7 million ($0.5 million accrued as current liabilities and $5.2 million as non-current liabilities) for environmental liabilities, recorded on an undiscounted basis. We accrue an amount for each case when the likelihood of an unfavorable outcome is probable and the amount of loss associated with such an unfavorable outcome is reasonably estimable. We believe that the range of liability for these matters could reach $15.2 million if it included cases where the likelihood of an unfavorable outcome is only reasonably possible. We cannot predict whether future developments in laws and regulations concerning environmental protection or unanticipated enforcement actions will require material capital expenditures or otherwise affect our financial condition, results of operations or cash flows in a materially adverse manner, or whether our businesses will be successful in meeting future demands of regulatory agencies in a manner which will not have a material adverse effect on our financial condition, results of operations or cash flows.

Litigation

      Litigation resulting from a dispute with the former owners of the Sundance Spas business has resulted in a judgment of approximately $5.1 million in our favor. The gain of $3.9 million resulting from the judgment is not included in the results of our operations in fiscal 2004 as it is still subject to appeal.

      Certain of our subsidiaries are defendants or plaintiffs in lawsuits that have arisen in the normal course of business. While certain of these matters involve substantial amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation and environmental matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

NOTE 10 - SEGMENT INFORMATION

      We currently operate in two reportable business segments - Bath Products and Rexair. Bath Products manufactures whirlpool baths, spas, showers, sanitary ware, including sinks and toilets, and bath tubs for the residential construction and remodeling markets. Our Rexair segment manufactures premium vacuum cleaner systems that are sold in the direct sales retail channel.

      The financial information of the segments is regularly evaluated by the chief operating decision makers in determining resource allocation and assessing performance and is periodically reviewed by our Board of Directors. Our senior management evaluates the performance of each business segment based on its operating results and, other than general corporate expenses, allocates specific corporate overhead to each segment. The same accounting policies are used throughout the organization (see NOTE 2).

                           USI AMERICAN HOLDINGS, INC.

NOTE 10 - SEGMENT INFORMATION (CONTINUED)

      The following is a summary of our financial information by segment, reconciled to our consolidated totals:

                                         BATH
                                       PRODUCTS      REXAIR     CORPORATE      TOTAL
                                      ----------   ----------   ----------   ----------
                                                      (IN MILLIONS)
NET SALES
   2004 ...........................   $    791.9   $    104.8   $        -   $    896.7
   2003 ...........................        648.5        102.2            -        750.7
   2002 ...........................        549.2         98.8            -        648.0
OPERATING INCOME (LOSS) (1)
   2004 ...........................   $     59.3   $     27.3   $    (12.3)  $     74.3
   2003 ...........................         25.2         26.6         (9.4)        42.4
   2002 ...........................         32.2         27.4        (13.0)        46.6

CAPITAL EXPENDITURES
   2004 ...........................   $     15.9   $      1.5   $        -   $     17.4
   2003 ...........................         13.2          2.9            -         16.1
   2002 ...........................         11.3          1.3            -         12.6

DEPRECIATION AND AMORTIZATION
   2004 ...........................   $     11.0   $      3.3   $        -   $     14.3
   2003 ...........................          9.8          3.5            -         13.3
   2002 ...........................          9.2          4.2            -         13.4

ASSETS (2)
   2004 ...........................   $    590.3   $    157.9   $    949.5   $  1,697.7
   2003 ...........................        544.3        153.4       1007.4      1,705.1

(1) Operating income for the Bath Products segment includes restructuring, impairment and other charges of $1.4 million, $7.9 million and $0.8 million in fiscal 2004, 2003 and 2002, respectively (see NOTE 4). Operating losses for corporate include management fees charged to us by JBI of $11.9 million, $5.6 million and $13.0 million in fiscal 2004, 2003 and 2002, respectively. Corporate also include impairment, restructuring and severance charges of $3.6 million in 2003.

(2) Corporate assets included assets held for sale of $3.6 million and $13.4 million for fiscal 2004 and 2003, respectively.

      Aside from the operating income amounts noted above, our income from continuing operations includes interest income and expense, other income and expense items and income taxes, none of which are included in the our measurement of segment operating profit. Corporate assets consist primarily of notes receivable from Parent and Affiliates, due from Affiliates, assets held for sale, cash and cash equivalents and other investments.

      Our operations are principally located in North America and Europe and to a lesser extent, in other regions of the world. Our country of domicile is the United States. Export sales represented 9.2%, 10.1% and 10.0% of total sales for fiscal years 2004, 2003 and 2002, respectively. Principal international markets served include Europe, South America, Canada and Asia.

                           USI AMERICAN HOLDINGS, INC.

      NOTE 10-- SEGMENT INFORMATION (CONTINUED)

      The following table presents summarized financial information by geographic area:

                                             FOR THE FISCAL YEARS ENDED
                                                    SEPTEMBER 30,
                                       --------------------------------------
                                          2004          2003          2002
                                       --------------------------------------
                                                    (IN MILLIONS)
NET SALES
United States .....................    $    534.3    $    455.1    $    394.6
United Kingdom ....................         240.0         191.0         154.8
Other Foreign .....................         122.4         104.6          98.6
                                       ----------    ----------    ----------
   Total net sales ................    $    896.7    $    750.7    $    648.0
                                       ==========    ==========    ==========
OPERATING INCOME (1)
United States .....................    $     39.0    $     10.6    $     16.7
United Kingdom ....................          12.6          11.2           6.6
Other Foreign .....................          22.7          20.6          23.3
                                       ----------    ----------    ----------
   Total operating income .........    $     74.3    $     42.4    $     46.6
                                       ==========    ==========    ==========
LONG-LIVED ASSETS
United States .....................    $    297.4    $    299.7
United Kingdom ....................          91.9          88.6
Other Foreign .....................          10.5          10.2
                                       ----------    ----------
   Total long-lived assets ........    $    399.8    $    398.5
                                       ==========    ==========

(1) Operating income for the year ended September 30, 2003 includes impairment, restructuring and other charges of $7.9 million, all of which relate to operations in the United States. Operating income for the year ended September 30, 2002 includes restructuring and other charges of $0.8 million related to operations in the United States.

NOTE 11-- CAPITAL CONTRIBUTION

      During the year ended September 30, 2003, we completed negotiations with the United Kingdom taxing authorities regarding additional capital contributions that were needed to meet United Kingdom rules relating to minimum capitalization requirements. As a part of the resulting transactions, a capital contribution of $30.0 million was made by JBI. JBI also contributed $1.3 million in fiscal 2003 in connection with the sale of SiTeco.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Jacuzzi Brands, Inc.

We have audited the consolidated balance sheets of USI Mayfair Limited (the "Company"), a wholly-owned subsidiary of USI American Holdings, Inc., as of September 30, 2004 and 2003, and the related consolidated statements of operations, cash flows, and changes in stockholder's equity for each of the three years in the period ended September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of USI Mayfair Limited at September 30, 2004 and 2003, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2004, in conformity with U.S. generally accepted accounting principles.

                                                    /s/Ernst & Young LLP
                                                    ----------------------------
                                                    Certified Public Accountants

West Palm Beach, Florida
November 30, 2004

                                USI MAYFAIR LTD.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (IN MILLIONS)

                                                                  FOR THE FISCAL YEARS ENDED
                                                                         SEPTEMBER 30,
                                                                -------------------------------
                                                                  2004        2003        2002
                                                                  ----        ----        ----
Net sales ...................................................   $  363.9    $  296.6    $  254.1
Operating costs and expenses:
   Cost of products sold ....................................      253.2       205.9       172.3
   Selling, general and administrative expenses .............       76.4        58.9        52.0
   Management fee expense ...................................        4.7         2.3         1.8
                                                                --------    --------    --------
     Operating income .......................................       29.6        29.5        28.0
Interest income from Affiliates .............................        2.7         7.1         3.0
Interest expense to Affiliates ..............................       (2.8)      (11.6)      (15.3)
Other (expense) income with Affiliates ......................       (2.2)      (11.1)        7.6
Interest expense ............................................       (0.8)       (0.9)       (0.9)
Interest income .............................................        0.5         0.5         0.7
Other expense, net ..........................................       (2.6)       (1.2)       (0.4)
                                                                --------    --------    --------
Earnings before income taxes and discontinued operations.....       24.4        12.3        22.7
Provision for income taxes ..................................      (11.3)       (5.0)       (8.3)
                                                                --------    --------    --------
   Earnings from continuing operations ......................       13.1         7.3        14.4
Discontinued operations:
   (Loss) earnings from operations (net of tax provision
   of $ 37.1 in 2002) .......................................       (0.1)        0.1         0.9
   Loss on disposals ........................................          -       (26.1)      (22.7)
                                                                --------    --------    --------
   Loss from discontinued operations ........................       (0.1)      (26.0)      (21.8)
                                                                --------    --------    --------
     Net earnings (loss) ....................................   $   13.0    $  (18.7)   $   (7.4)
                                                                ========    ========    ========

                See Notes to Consolidated Financial Statements.

                                USI MAYFAIR LTD.

                           CONSOLIDATED BALANCE SHEETS

                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                       AT SEPTEMBER 30,
                                                                       -----------------
                                                                       2004       2003
                                                                       ----       ----
                                     ASSETS
Current assets:
  Cash and cash equivalents ......................................   $   37.7   $   28.3
  Trade receivables, net of allowances of $2.9 in 2004
  and $4.5 in 2003 ...............................................       92.1       85.7
  Inventories ....................................................       42.6       37.4
  Deferred income taxes ..........................................        1.5        0.9
  Assets held for sale ...........................................        0.8        1.6
  Other current assets ...........................................       11.7       14.9
                                                                     --------   --------
     Total current assets ........................................      186.4      168.8

Property, plant and equipment, net ...............................       49.9       44.9
Pension assets ...................................................          -        0.1
Deferred income taxes ............................................       13.4       10.4
Goodwill .........................................................       52.5       54.0
Notes receivable from Affiliates .................................       80.9       73.6
Due from Affiliates ..............................................       26.7       14.3
Other non-current assets .........................................        0.2        0.1
                                                                     --------   --------
TOTAL ASSETS .....................................................   $  410.0   $  366.2
                                                                     ========   ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Notes payable ..................................................   $   21.1   $   23.5
  Trade accounts payable .........................................       54.5       46.3
  Accrued expenses and other current liabilities .................       32.2       31.3
  Liabilities associated with assets held for sale ...............          -        0.9
                                                                     --------   --------
     Total current liabilities ...................................      107.8      102.0

Notes payable to Affiliates ......................................       66.3       56.4
Other non-current liabilities ....................................       28.4       18.7
                                                                     --------   --------
     Total liabilities ...........................................      202.5      177.1

Commitments and contingencies
Stockholder's equity:
  Common stock (par value(pound)1 per share, authorized and
   outstanding 109,976,403 shares in 2004 and 2003) ..............      180.9      180.9
  Paid in capital ................................................       35.9       35.9
  Retained earnings ..............................................       19.0        6.0
  Accumulated other comprehensive loss ...........................      (28.3)     (33.7)
                                                                     --------   --------
     Total stockholder's equity ..................................      207.5      189.1
                                                                     --------   --------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY .......................   $  410.0   $  366.2
                                                                     ========   ========

                 See Notes to Consolidated Financial Statements.

                                USI MAYFAIR LTD.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (IN MILLIONS)

                                                                           FOR THE FISCAL YEARS ENDED
                                                                                 SEPTEMBER 30,
                                                                           --------------------------
                                                                            2004      2003        2002
                                                                            ----      ----        ----
OPERATING ACTIVITIES:
  Earnings from continuing operations .................................   $  13.1    $   7.3     $ 14.4
  Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities of continuing operations:
     Depreciation .....................................................       5.2        5.1        4.4
     Benefit from deferred income taxes ...............................      (0.9)      (2.3)      (2.1)
     Provision for doubtful accounts ..................................       0.8        2.9        0.7
     Gain on sale of property, plant and equipment ....................         -       (0.1)         -
  Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
     Trade receivables ................................................      (1.6)       0.7      (11.3)
     Inventories ......................................................      (2.1)      (1.2)      (2.9)
     Other current assets .............................................       1.2       (4.9)      (0.1)
     Other non-current assets .........................................      (1.0)       0.1       (1.3)
     Trade accounts payable ...........................................       4.3        3.1        3.0
     Accrued expenses and other current liabilities ...................      (2.9)       0.8        1.8
     Other non-current liabilities ....................................       0.9       (2.7)       7.0
                                                                          -------    -------     ------
       Net cash provided by operating activities of
        continuing operations .........................................      17.0        8.8       13.6
                                                                          -------    -------     ------
  Loss from discontinued operations ...................................      (0.1)     (26.0)     (21.8)
  Adjustments to reconcile loss from discontinued operations to net cash provided by (used in) discontinued operations:
     Loss on disposal of discontinued operations ......................         -       26.1       22.7
     Other decreases (increases) in net assets held for sale ..........       0.7       (5.5)      (6.2)
                                                                          -------    -------     ------
       Net cash provided by (used in) discontinued operations .........       0.6       (5.4)      (5.3)
                                                                          -------    -------     ------
NET CASH PROVIDED BY OPERATING ACTIVITIES .............................      17.6        3.4        8.3
                                                                          -------    -------     ------
INVESTING ACTIVITIES:
  Proceeds from sale of businesses ....................................       2.1       13.4       29.4
  Purchases of property, plant and equipment ..........................      (7.8)      (4.0)      (5.8)
  Proceeds from sale of property, plant and equipment .................       0.1        0.1        0.1
  Loans to Affiliates .................................................      (7.2)      (5.2)     (26.2)
                                                                          -------    -------     ------
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES ...................     (12.8)       4.3       (2.5)
                                                                          -------    -------     ------
FINANCING ACTIVITIES:
  (Repayment of) proceeds from notes payable, net .....................      (4.4)       7.2        2.7
  Proceeds from (repayment of) notes payable to Affiliates, net .......       9.9        2.2      (25.2)
  Net transfers to Affiliates .........................................      (4.1)      (7.9)     (21.6)
  Contribution from Parent ............................................         -          -       15.9
                                                                          -------    -------     ------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES ...................       1.4        1.5      (28.2)
                                                                          -------    -------     ------
Effect of exchange rate changes on cash and cash equivalents ..........       3.2       (1.9)       0.4
                                                                          -------    -------     ------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ......................       9.4        7.3      (22.0)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ........................      28.3       21.0       43.0
                                                                          -------    -------     ------
CASH AND CASH EQUIVALENTS AT END OF YEAR ..............................   $  37.7    $  28.3     $ 21.0
                                                                          =======    =======     ======

                 See Notes to Consolidated Financial Statements.

                                USI MAYFAIR LTD.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

          FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2004, 2003 AND 2002

                                  (IN MILLIONS)

                                                                                       ACCUMULATED
                                                                                          OTHER        COMPREHENSIVE
                                                         COMMON  PAID-IN   RETAINED    COMPREHENSIVE     EARNINGS
                                                         STOCK   CAPITAL   EARNINGS       LOSS            (LOSS)        TOTAL
                                                         -----   -------   --------    -------------   --------------   -----
Balance at September 30, 2001........................    $    -    $35.9    $ 32.1       $  (35.1)                       $  32.9
                                                         ------    -----    ------       --------                        -------
Net loss.............................................                         (7.4)                      $  (7.4)           (7.4)
Capital contributions from parent....................      15.9                                 -              -            15.9
Foreign currency translation adjustment..............                                         3.8            3.8             3.8
Minimum pension liability adjustment, net of tax.....                                       (10.8)         (10.8)          (10.8)
                                                                                                         -------
Other comprehensive loss.............................                                                       (7.0)
                                                                                                         -------
Total comprehensive loss.............................                                                    $ (14.4)
                                                                                                         =======
                                                         ------    -----    ------       --------                        -------
Balance at September 30, 2002........................      15.9     35.9      24.7          (42.1)                          34.4
                                                         ------    -----    ------       --------                        -------
Net loss.............................................                        (18.7)                      $ (18.7)          (18.7)
Capital contributions from parent....................     165.0                                 -              -           165.0
Foreign currency translation adjustment..............                                        10.5           10.5            10.5
Minimum pension liability adjustment, net of tax.....                                        (2.1)          (2.1)           (2.1)
                                                                                                         -------
Other comprehensive earnings.........................                                                        8.4
                                                                                                         -------
Total comprehensive loss.............................                                                    $ (10.3)
                                                                                                         =======
                                                         ------    -----    ------       --------                        -------
Balance at September 30, 2003........................     180.9     35.9       6.0          (33.7)                         189.1
                                                         ------    -----    ------       --------                        -------
Net earnings.........................................                         13.0                       $  13.0            13.0
Foreign currency translation adjustment..............                                        12.6           12.6            12.6
Minimum pension liability adjustment, net of tax.....                                        (7.2)          (7.2)           (7.2)
                                                                                                         -------
Other comprehensive earnings.........................                                                        5.4
                                                                                                         -------
Total comprehensive earnings.........................                                                    $  18.4
                                                                                                         =======
                                                         ------    -----    ------       --------                        -------
Balance at September 30, 2004........................    $180.9    $35.9    $ 19.0        $ (28.3)                       $ 207.5
                                                         ======    =====    ======        =======                        =======

                 See Notes to Consolidated Financial Statements.

                                USI MAYFAIR LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

      The accompanying consolidated financial statements include the consolidated operations of USI Mayfair Ltd. ("we" or "Mayfair"), a wholly-owned subsidiary of USI American Holdings, Inc. ("USIAH" or "the Parent") and an indirect subsidiary of Jacuzzi Brands, Inc. ("JBI"). Mayfair was previously a wholly-owned subsidiary of USI Global Corporation ("Global"). In September 2004, Global was merged into USIAH.

      Mayfair is a holding company whose principal operating subsidiaries are Spring Ram Corporation plc, Astracast plc and Jacuzzi Europe, S.p.A. These entities manufacture and distribute a broad range of consumer and industrial bath products.

      JBI and certain subsidiaries of JBI (referred to herein as "Affiliates") have provided certain corporate administrative services to us including legal, finance, tax, risk management and employee benefits. A portion of these related costs has been allocated to us, based on the percentage of our sales to the consolidated sales of JBI, as management fees. We believe such amounts are reasonable; however, they may not be indicative of our costs as a separate entity.

      We operate on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. The fiscal year periods presented in our consolidated financial statements consist of the 53 weeks ended on October 2, 2004 ("2004") and the 52 weeks ended on September 27, 2003 ("2003") and September 28, 2002 ("2002"), but are presented as of September 30 in each of those years for convenience. We do not have any interests in variable interest entities, as defined in FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 ("FIN 46"). We eliminate intercompany balances and transactions when consolidating the account balances of our subsidiaries.

      Certain amounts have been reclassified in our prior year statements to conform them to the presentation used in the current year.

NOTE 2 - ACCOUNTING POLICIES

      Use of Estimates: Generally accepted accounting principles require that we make estimates and assumptions that affect amounts reported in our financial statements and accompanying notes. Actual results could differ from those estimates.

      Foreign Currency Translation: Our subsidiaries record transactions using their local currency as their functional currency. In accordance with FASB Statement No. 52, Foreign Currency Translation ("SFAS No. 52"), the assets and liabilities of our subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet dates. Revenues, expenses and cash flow items are translated at average daily exchange rates for the period. The gains and losses resulting from the changes in exchange rates from year to year have been reported in other comprehensive earnings.

      Cash and Cash Equivalents: We consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

      Trade Receivables and Concentration of Credit Risk: We record an allowance for doubtful accounts, reducing our receivables balance to an amount we estimate is collectible from our customers.

      We operate in Europe and, to a lesser extent, in other regions of the world. We perform periodic credit evaluations of our customers' financial condition and generally do not require collateral. We encounter a certain amount of credit risk as a result of a concentration of receivables among a few significant customers. Credit losses have not been significant and have been within management's expectations.

      Income taxes: Deferred tax assets and liabilities represent the tax effects, based on current law, of any temporary differences in the timing of when revenues and expenses are recognized for tax purposes and when they are recognized for financial statement purposes. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

                                USI MAYFAIR LTD.

NOTE 2 - ACCOUNTING POLICIES (CONTINUED)

      Our earnings are included in the consolidated federal income tax return filed by JBI. We provided for income taxes in the accompanying consolidated financial statements as if we were a stand-alone entity and filed separate income tax returns from JBI. Federal taxes currently payable have been included in amounts due to Affiliates. Income taxes paid to state, local and foreign jurisdictions during 2004, 2003 and 2002 were $12.6 million, $14.3 million and $12.6 million, respectively.

      Inventories: Our inventories are stated at the lower of cost or market value. We use the first-in-first-out method for determining the cost of our inventories, which approximates replacement cost. Our inventories are categorized as follows:

                                                   AT SEPTEMBER 30,
                                                ----------------------
                                                 2004            2003
                                                ------          ------
                                                     (in millions)
Finished products.........................      $ 21.7          $ 20.4
In-process products.......................         4.7             3.4
Raw materials.............................        16.2            13.6
                                                ------          ------
                                                $ 42.6          $ 37.4
                                                ======          ======

      Property, plant and equipment: We record our property, plant and equipment at cost. We record depreciation in a manner that recognizes the cost of our depreciable assets in operations over their estimated useful lives using the straight-line method. We estimate the useful lives of our depreciable assets to be 20-50 years for buildings and 1-15 years for machinery, equipment and furniture. Leasehold improvements are amortized over the shorter of the terms of the underlying leases, including probable renewal periods, or the estimated useful lives of the improvements.

      Property, plant and equipment consist of:

                                                 AT SEPTEMBER 30,
                                                 -----------------
                                                  2004       2003
                                                 -----      -----
                                                  (IN MILLIONS)
Land and Buildings...........................    $34.0      $30.7
Machinery, equipment and furniture...........     52.4       44.2
Accumulated depreciation.....................    (36.5)     (30.0)
                                                 -----      -----
                                                 $49.9      $44.9
                                                 =====      =====

                                USI MAYFAIR LTD.

NOTE 2 - ACCOUNTING POLICIES (CONTINUED)

      Goodwill: We adopted FASB Statement No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"), on October 1, 2001. Thus, goodwill is no longer amortized, but is subject to an annual impairment test.

      We test our goodwill for impairment at the reporting unit level utilizing a two-step methodology. The initial step requires us to determine the fair value our reporting unit and compare it to the carrying value, including goodwill, of such reporting unit. If the fair value exceeds the carrying value, no impairment loss is recognized and the second step, which is a calculation of the impairment, is not performed. However, if the carrying value of the reporting unit exceeds its fair value, an impairment charge equal to the difference in the values should be recorded. We perform an impairment test annually in the fourth quarter of each year, unless an event occurs earlier in the year that requires us to perform an interim test. In both 2004 and 2003, the fair value of our only reporting unit exceeded its carrying value. Consequently, no impairment of our goodwill was indicated.

                                USI MAYFAIR LTD.

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

      Accrued Expenses and Other Current Liabilities: Accrued expenses and other current liabilities consist of the following:

                                                            AT SEPTEMBER 30,
                                                        ------------------------
                                                          2004            2003
                                                        --------         ------
                                                             (IN MILLIONS)
Compensation related...............................     $   9.4          $  6.4
Customer rebates/dealer incentives.................        10.0             9.2
Warranty...........................................         3.0             2.3
Other..............................................         9.8            13.4
                                                         ------          ------
                                                         $ 32.2          $ 31.3
                                                         ======          ======

      We record a reserve for future warranty costs based on current unit sales, historical experience and management's judgment regarding anticipated rates of warranty claims and cost per claim. The adequacy of the recorded warranty reserves is assessed each quarter and adjustments are made as necessary. The specific terms and conditions of the warranties vary depending on the products sold and the countries in which we do business.

      Changes in our warranty reserves during 2004 and 2003 are as follows:

                                                                 AT SEPTEMBER 30,
                                                             -----------------------
                                                               2004           2003
                                                             --------        -------
                                                                   (IN MILLIONS)
Beginning balance                                            $    2.3        $   1.7
     Warranty accrual....................................         3.3            3.2
     Cash payments.......................................        (2.8)          (2.9)
     Translation.........................................         0.2            0.3
                                                             --------        -------
Ending balance                                               $    3.0        $   2.3
                                                             ========        =======

      Fair Value of Financial Instruments: FASB Statement No. 107, Disclosure about Fair Value of Financial Instruments, requires that we disclose the fair value of our financial instruments when it is practicable to estimate. We have determined the estimated fair values of our financial instruments, which are either recognized in our consolidated balance sheets or disclosed within these notes, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts we could realize in a current market exchange.

            Short-term Assets and Liabilities: The fair values of cash and cash equivalents, trade receivables and accounts payable approximate their carrying values because of their short-term nature.

            Notes Receivable from and Payable to Affiliates: The fair value of notes receivable from and payable to Affiliates is determined by discounting the cash flows using current interest rates for financial instruments with similar characteristics and maturities. The fair values of these notes approximate their respective carrying values as of September 30, 2004 and 2003.

                                USI MAYFAIR LTD.

            Notes Payable: We maintain overdraft facilities for certain of our U.K. subsidiaries in an aggregate amount not to exceed (pound)10.0 million, net of cash balances. Interest is paid quarterly based on the standard rate quoted by the Bank of England plus 1.5% and the notes are due upon demand. The fair value of our notes payable approximates its carrying value at September 30, 2004 and 2003.

      Interest Paid and Received - Affiliates: Interest received from Affiliates was $1.6 million, $2.3 million and $0.4 million for 2004, 2003 and 2002, respectively. Interest paid to Affiliates was $11.8 million, $27.2 million and $3.2 million for 2004, 2003 and 2002, respectively.

      Interest Paid - Third Parties: Interest paid to non-Affiliates was $0.3 million, $1.1 million and $0.7 million for 2004, 2003 and 2002, respectively.

      Revenue Recognition: We recognize revenue when all of the following criteria are met: persuasive evidence of the arrangement exists; delivery has occurred and we have no remaining obligations; prices are fixed or determinable; and collectibility is probable. We make shipments to approved customers based on orders placed. Prices are fixed when the customer places the order. An approved customer is one that has been subjected to our credit evaluation. We record revenue when title passes, which is either at the time of shipment or upon delivery to the customer. The passage of title is dependent on the arrangements made with each customer. Provisions are made for sales returns and allowances at the time of sale.

      Management uses significant judgment in estimating sales return costs, considering numerous factors such as current overall and industry-specific economic conditions and historical sales return rates. Although we consider our sales return reserves to be adequate and proper, changes in historical customer patterns could require adjustments to the reserves. We also record reductions to our revenues for customer and distributor programs and incentive offerings including special pricing agreements, promotions and other volume-based incentives.

      We adopted Emerging Issues Task Force ("EITF") Issue No. 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products, in 2002. As required by this guidance, we account for sales incentives, such as discounts, rebates and volume incentives, as a reduction of revenue at the later of 1) the date that the related revenue is recognized or 2) the date when the sales incentive is offered. In the case of volume incentives, we recognize the reduction of revenue ratably over the period of the underlying transactions that result in progress by the customer toward earning the incentive. We record free product given to customers as a sales incentive in cost of products sold.

      Shipping and Handling Fees and Costs: We classify amounts charged to our customers for shipping and handling as revenues, while shipping and handling costs are recorded as cost of products sold.

      Advertising Costs: Advertising costs are charged to expense when incurred. Advertising expense totaled $13.6 million in 2004 and $10.9 million in each of 2003 and 2002.

      Research and Development Costs: Research and development costs are expensed as incurred. Such amounts totaled $1.4 million, $0.8 million and $0.7 million in 2004, 2003 and 2002, respectively.

                                USI MAYFAIR LTD.

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

      Comprehensive Earnings (Loss): Comprehensive earning (loss) represents the change in stockholder's equity from transactions and other events and circumstances arising from non-stockholder sources. Our comprehensive earnings
(loss) consists of net earnings (loss), changes in cumulative foreign currency translation and changes in the minimum pension liability, net of applicable income taxes.

      Accumulated other comprehensive loss consists of the following:

                                         CHANGES IN
                                         CUMULATIVE             CHANGES IN         ACCUMULATED
                                          FOREIGN                 MINIMUM             OTHER
                                         CURRENCY                 PENSION         COMPREHENSIVE
                                        TRANSLATION             LIABILITY (1)         LOSS
                                     ------------------       ---------------    ---------------
                                                           (IN MILLIONS)
September 30, 2001...............    $            (35.1)      $             -    $         (35.1)
Fiscal 2002 change...............                   3.8                 (10.8)              (7.0)
                                     ------------------       ---------------    ---------------
September 30, 2002...............                 (31.3)                (10.8)             (42.1)
Fiscal 2003 change...............                  10.5                  (2.1)               8.4
                                     ------------------       ---------------    ---------------
September 30, 2003...............                 (20.8)                (12.9)             (33.7)
Fiscal 2004 change...............                  12.6                  (7.2)               5.4
                                     ------------------       ---------------    ---------------
September 30, 2004...............    $             (8.2)      $         (20.1)           $ (28.3)
                                     ==================       ===============    ===============


      (1) The changes in the minimum pension liability is net of tax benefit of $4.2 million, $1.1 million and $5.8 million in 2004, 2003 and 2002, respectively.

      Stock-based Compensation: We do not have stock-based compensation plans separate from JBI; however, we do participate in JBI's stock-based compensation plans. Consistent with JBI, we account for participation in these plans in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations. Had compensation cost for awards under JBI's stock-based compensation plans been determined using the fair value method prescribed by FASB Statement No. 123, Accounting for Stock-Based Compensation, our pro forma net (loss) earnings would not be materially different from the amounts presented in our consolidated statements of operations for 2004, 2003 and 2002. Therefore these amounts have not been presented.

      Certain key employees participate in stock incentive plans of JBI that provide for awards of restricted stock and options to purchase JBI common stock at prices equal to the fair value of the underlying shares at the date of the grant. We recognized compensation expense of $0.1 million in 2004 for vesting of restricted stock awards. Prior years' compensation expense was inconsequential.

      New Accounting Pronouncement: In November 2004, FASB Statement No. 151, Inventory Costs, an Amendment of ARB No. 43, Chapter 4 ("SFAS No. 151"), was issued. The amendments made by SFAS No. 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. SFAS No. 151 will become effective for us beginning in fiscal 2006. We are in the process of assessing the impact SFAS No. 151 will have on our financial position and results of operations.

                                USI MAYFAIR LTD.

NOTE 3-- DISCONTINUED OPERATIONS

      On December 28, 2001, we approved a formal disposal plan for five businesses, one of which is included in the consolidated results of Mayfair - Spear & Jackson (the "2001 Disposal Plan"). In connection with the disposal plan, we recorded a charge in 2001 of $44.3 million, net of tax, which represented the difference between the historical net carrying value and the estimated net realizable value of the business. In 2002, we recorded an additional loss on the disposal of discontinued operations of $22.7 million, net of tax, as we re-evaluated our estimated net loss on this business. We sold Spear & Jackson in September 2002.

      In February 2003, we adopted a formal disposal plan to dispose of the swimming pool & equipment and water systems businesses (the "2003 Disposal Plan"). In connection with the disposal plan we recorded a charge in 2003 of $26.1 million, net of tax, which represents the difference between the historical net carrying value (including allocated goodwill of $1.7 million) and the estimated net realizable value of these businesses. We sold the swimming pool & equipment business in May 2003 and the water systems business in October 2003.

      These disposal plans qualified for treatment as discontinued operations. As of September 30, 2003, the assets and liabilities of the water systems business are included in assets held for sale and liabilities associated with assets held for sale, respectively. The assets of our water systems business included $0.8 million in net trade receivables, $0.5 million in inventories and $0.3 million in other current assets, and the liabilities included $0.1 million in trade accounts payable and $0.8 million in other current liabilities.

      Also included in assets held for sale are properties currently being marketed for sale of $0.8 million at September 30, 2004 and $1.6 million at September 30, 2003. These properties meet all of the criteria for classification as held for sale as required by FASB Statement No. 144, Accounting for the Impairment or Disposal of Long Lived Assets ("SFAS No. 144"). The properties are recorded at the lower of their carrying value or fair value less cost to sell.

      The operating income of these discontinued operations was not included in our results from continuing operations. Instead, the results were recorded as earnings (loss) from discontinued operations in the period in which they occurred in accordance with SFAS No. 144. Summarized results of these businesses through the dates of sale are as follows:

                                           For the Fiscal Years Ended September 30,
                                         --------------------------------------------
                                             2004          2003             2002
                                         ------------- --------------   -------------
                                                       (in millions)
Net sales                                    $     -       $  27.4         $ 148.5

Operating (loss) earnings                       (0.2)          1.0             5.2

      In accordance with EITF Issue No. 87-24, Allocation of Interest to Discontinued Operations, we allocated a portion of our interest expense to discontinued operations. Amounts allocated reflect the interest expense on the estimated amount of debt that will be repaid as a result of the disposal transactions. Amounts reclassified were inconsequential in 2004 and were $0.7 million and $0.8 million for 2003 and 2002, respectively.

                                USI MAYFAIR LTD.

NOTE 4-- NOTES RECEIVABLE FROM / PAYABLE TO AFFILIATES

      Notes receivable from Affiliates consists of the following:

                                                     AT SEPTEMBER 30,
                                              -----------------------------
                                                  2004             2003
                                              ------------    -------------
                                                     (IN MILLIONS)
Range 8.18% to 8.92% notes receivable.....    $       1.4          $    -
8.29% notes receivable....................            2.2               -
8.06% notes receivable....................              -            12.6
7.00% notes receivable....................            3.1             3.1
6.00% notes receivable....................           16.1            18.7
5.25% notes receivable....................           39.2            39.2
5.12% notes receivable....................            1.7               -
4.25% notes receivable....................           17.2               -
                                              -----------          ------
                                              $      80.9          $ 73.6
                                              ===========          ======

      The notes receivable from Affiliates are unsecured and are payable on demand, although we have no plans to demand payment of the notes prior to October 1, 2005.

      The notes payable to Affiliates was $66.3 million and $56.4 million for 2004 and 2003, respectively, and are unsecured and payable on demand, although the Affiliates have no plans for demanding payment of the note prior to October 1, 2005. In 2004 the interest rates ranged from 5.07% to 8.06% and in 2003 the interest rates ranged from 5.25% to 8.06%.

                                USI MAYFAIR LTD.

NOTE 5--PENSION AND RETIREMENT PLANS

      Our foreign defined benefit pension plan covers certain employees of our U.K. operations and uses a measurement date of September 30. The weighted-average assumptions used for the calculation of net periodic pension expense of our defined benefit pension plan are presented below:

                                                          FOR THE FISCAL YEARS ENDED
                                                                  SEPTEMBER 30,
                                                      -----------------------------------
                                                         2004        2003        2002
                                                      ----------- ----------- -----------
Assumptions:
 Discount rate....................................       5.75%       5.75%       5.75%
 Rate of compensation increases...................       3.00%       3.25%       3.00%
 Expected rate of return on assets................       8.00%       7.50%       7.50%

      The weighted-average assumptions used to determine the benefit obligation for our defined benefit pension plan are as follows:

                                                FOR THE FISCAL YEARS ENDED
                                                        SEPTEMBER 30,
                                             ----------------------------------
                                                2004        2003        2002
                                             ---------  -----------  ----------
Assumptions:
 Discount rate.........................        5.75%       5.75%        5.75%
 Rate of compensation increases........        3.25%       3.25%        3.00%

     The components of net periodic expense for our foreign defined benefit pension plan are presented below:

                                                               2004             2003           2002
                                                             --------         --------        -------
                                                                           (IN MILLIONS)
Service cost............................                     $    1.1         $    1.1        $    0.8
Interest cost...........................                          3.1              2.5             2.5
Expected return on plan assets..........                         (3.8)            (3.4)           (3.4)
Net actuarial loss......................                          0.4                -             0.1
                                                             --------         --------        --------
 Net periodic expense...................                     $    0.8         $    0.2        $      -
                                                             ========         ========        ========

                                USI MAYFAIR LTD.

NOTE 5--PENSION AND RETIREMENT PLANS (CONTINUED)

     The following table provides a reconciliation of changes in the projected benefit obligation, the fair value of plan assets and the funded status of our foreign defined benefit pension plan to the amounts recorded in our balance sheets:

                                                                                 AT SEPTEMBER 30,
                                                                                ------------------
                                                                                2004         2003
                                                                               ------       ------
                                                                                  (IN MILLIONS)
CHANGE IN PROJECTED BENEFIT OBLIGATION:
 Benefit obligation at beginning of year..................................     $ 50.6       $ 42.5
 Service cost.............................................................        1.1          1.1
 Interest cost............................................................        3.1          2.5
 Employee contributions...................................................        0.7          0.4
 Foreign currency exchange rate changes...................................        4.3          2.9
 Actuarial losses.........................................................        9.5          2.6
 Benefits paid............................................................       (1.2)        (1.4)
                                                                               ------       ------
  Benefit obligation at end of year.......................................     $ 68.1       $ 50.6
                                                                               ======       ======

CHANGE IN FAIR VALUE OF PLAN ASSETS:
 Fair value of plan assets at beginning of year...........................     $ 34.8       $ 28.0
 Actual return on plan assets.............................................        3.3          4.3
 Foreign currency exchange rate changes...................................        3.0          1.9
 Employer contributions...................................................        2.0          1.6
 Employee contributions...................................................        0.7          0.4
 Benefits paid ...........................................................       (1.2)        (1.4)
                                                                               ------       ------
  Fair value of plan assets at end of year................................      $42.6       $ 34.8
                                                                               ======       ======
FUNDED STATUS OF PLAN:
 Plan assets less than projected benefit obligation.......................     $(25.5)      $(15.8)
 Unrecognized net actuarial losses........................................       35.9         24.3
                                                                               ------       ------
  Total recognized........................................................     $ 10.4       $  8.5
                                                                               ======       ======
AMOUNTS RECORDED IN THE BALANCE SHEET:
 Accrued  benefits.........................................................    $(21.0)      $(12.5)
 Accumulated other comprehensive income....................................      31.4         21.0
                                                                               ------       ------
  Total recorded............................................................   $ 10.4       $  8.5
                                                                               ======       ======

      The expected rate of return on assets is based on several factors. Such factors include current and expected target asset allocation, the historical experience of returns provided by plan assets, the evaluation of market conditions and interest rates, tolerance for risk within plan guidelines and cash requirements for benefit payments. Our actuaries and we analyze the foregoing factors as well as the advice of our pension investment advisor to develop the return on assets assumption.

                                USI MAYFAIR LTD.

NOTE 5--PENSION AND RETIREMENT PLANS (CONTINUED)

   PLAN ASSETS

     Our foreign defined benefit pension plan's weighted-average asset allocations by asset category are as follows:

                               SEPTEMBER 30,
                            --------------------
                              2004         2003
                            -------      -------
  Asset Category
   Equity securities...     $  33.7      $  27.6
   Debt securities ....         8.5          6.9
   Other ..............         0.4          0.3
                            -------      -------
     Total ............     $  42.6      $  34.8
                            =======      =======




        The plan's asset allocation strategy was determined with regard to the actuarial characteristics of the plan, in particular the strength of the funding position and the liability profile. It was based on the assumption that equity securities would outperform debt securities over the longer term. The trustees considered written advice from their investment advisers when choosing the plan's asset allocation strategy.

   EXPECTED CONTRIBUTIONS AND BENEFIT PAYMENTS

     We expect to contribute approximately $2.0 million to our foreign defined benefit pension plan in 2005. Based on our assumptions discussed above, we expect to make the following estimated future benefit payments under the plan as follows (in millions):


             2005 ....................            $0.9
             2006 ....................             1.0
             2007 ....................             1.1
             2008 ....................             1.1
             2009 ....................             1.1
             2010 - 2014 .............             1.0
                                                  ----
             Total ...................            $6.2
                                                  ====


     In 2004, we recorded an additional minimum pension liability for our foreign plans in accordance with SFAS No. 87, totaling $11.4 million ($7.2 million net of taxes) upon completion of our annual pension valuations. The adjustment to the minimum pension liability was included in accumulated other comprehensive loss as a direct charge to shareholders' equity, net of related tax effect.

                                USI MAYFAIR LTD.

NOTE 6--INCOME TAXES

      The provision for income taxes attributable to earnings (loss) from continuing operations consisted of the following:

                                                                     FOR THE FISCAL YEARS ENDED
                                                                             SEPTEMBER 30,
                                                                 -------------------------------------
                                                                    2004          2003          2002
                                                                 ---------       ------       --------
                                                                               (IN MILLIONS)
Current - Foreign....................................             $  12.2        $  7.3       $  10.4
Deferred.............................................                (0.9)         (2.3)         (2.1)
                                                                  -------        ------       -------
                                                                  $  11.3        $  5.0       $   8.3
                                                                  =======        ======       =======

      The components of deferred income tax assets and liabilities consisted of the following:

                                                                                    AT SEPTEMBER 30,
                                                                                -----------------------
                                                                                  2004          2003
                                                                                ---------    ----------
                                                                                      (IN MILLIONS)
Deferred tax assets:
 Property, plant and equipment.........................                         $     1.7     $     2.0
  Inventory............................................                               0.7           1.5
  Accruals and allowances..............................                               2.4           0.3
  Net pension asset....................................                               9.4           6.8
  Net operating losses.................................                              11.2          10.3
                                                                                ---------     ---------
  Gross deferred tax assets............................                              25.4          20.9
 Valuation allowance...................................                             (10.5)         (9.6)
                                                                                ---------     ---------
   Net deferred tax asset..............................                         $    14.9     $    11.3
                                                                                =========     =========

                                USI MAYFAIR LTD.

NOTE 6--INCOME TAXES (CONTINUED)

      The deferred tax balances have been classified in the balance sheets as follows:

                                                                          FOR THE FISCAL YEARS ENDED
                                                                                AT SEPTEMBER 30,
                                                                          ---------------------------
                                                                             2004            2003
                                                                          -----------    ------------
                                                                                 (IN MILLIONS)
Current assets................................................             $      1.5         $   0.9
Non-current assets............................................                   13.4            10.4
                                                                           ----------         -------
 Net deferred tax asset.......................................             $     14.9         $  11.3
                                                                           ==========         =======

      Despite our belief that our tax return positions are fully supportable, we estimate tax exposures and establish accruals when in our judgment we believe that certain positions are likely to be challenged and that we may not succeed. We adjust these reserves in light of changing facts and circumstances, such as the progress of a tax audit.

      The following is a reconciliation of income taxes at the U.S. federal statutory rate of 35% to the provision for income taxes attributable to continuing operations:

                                                                             FOR THE FISCAL YEARS ENDED
                                                                                    SEPTEMBER 30,
                                                                             --------------------------
                                                                              2004     2003        2002
                                                                              ----     ----        ----
                                                                                    (IN MILLIONS)
Federal tax provision computed at the statutory rate............              $ 8.5    $4.3       $ 8.0
Foreign income tax differential.................................                2.8     0.4         1.2
Non-deductible items............................................                  -     0.3        (0.9)
                                                                              -----    ----       -----
                                                                              $11.3    $5.0       $ 8.3
                                                                              =====    ====       =====

                                USI MAYFAIR LTD.

NOTE 7--COMMITMENTS AND CONTINGENCIES

Commitments

      We have outstanding foreign commercial letters of credit of $1.8 million.

Operating Leases

      The table below shows our future minimum lease payments due under non-cancelable leases as of September 30, 2004. Certain of these leases contain stated escalation clauses while others contain renewal options (in millions).

2005...............................  $ 2.9
2006...............................    2.2
2007...............................    1.9
2008...............................    1.8
2009...............................    1.7
Thereafter.........................   14.1
                                     -----
                                     $24.6
                                     =====

      Rent expense, including equipment rental, was approximately $5.3 million, $4.9 million and $4.8 million in 2004, 2003 and 2002, respectively.

Environmental Regulation

      We are subject to numerous foreign, federal, state and local laws and regulations concerning such matters as zoning, health and safety and protection of the environment. Laws and regulations protecting the environment may in certain circumstances impose "strict liability," rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, from time to time, we may receive notices of violation or may be denied applications for environmental licenses or permits because the practices of the operating unit are not consistent with regulations or ordinances.

      We have made capital and maintenance expenditures over time to comply with these laws and regulations. While the amount of expenditures in future years will depend on legal and technological developments which cannot be predicted at this time, these expenditures may progressively increase if regulations become more stringent. In addition, while future costs for compliance cannot be predicted with precision, no information currently available reasonably suggests that these expenditures will have a material adverse effect on our financial condition, results of operations or cash flows.

      We are investigating contamination at a present operating site under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund"), the Federal Resource Conservation and Recovery Act or comparable state statutes. These proceedings are in various stages ranging from initial investigations to active settlement negotiations to the cleanup of the site. No information currently available reasonably suggests that projected expenditures associated with any of these proceedings or any remediation of the site will have a material adverse effect on our financial condition, results of operations or cash flows.

                                USI MAYFAIR LTD.

NOTE 7--COMMITMENTS AND CONTINGENCIES (CONTINUED)

      As of September 30, 2004, we had accrued approximately $0.1 million for environmental liabilities. We accrue an amount for each case when the likelihood of an unfavorable outcome is probable and the amount of loss associated with such an unfavorable outcome is reasonably estimable. We cannot predict whether future developments in laws and regulations concerning environmental protection or unanticipated enforcement actions will require material capital expenditures or otherwise affect our financial condition, results of operations or cash flows in a materially adverse manner, or whether our businesses will be successful in meeting future demands of regulatory agencies in a manner which will not have a material adverse effect on our financial condition, results of operations or cash flows.

Litigation

      Certain of our subsidiaries are defendants or plaintiffs in lawsuits that have arisen in the normal course of business. While certain of these matters involve substantial amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation and environmental matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

NOTE 8--STOCKHOLDER'S EQUITY

      During 2003, we completed negotiations with the United Kingdom taxing authority regarding additional capital contributions that were needed to meet United Kingdom rules relating to minimum capitalization requirements. As a result of the discussions, the shareholders contributed $165 million of outstanding indebtedness to our capital. During the year ended September 30, 2002, $15.9 million was contributed to capital in connection with the sale of Spear & Jackson.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Jacuzzi Brands, Inc.

We have audited the consolidated balance sheets of Rexair Holdings, Inc. (the "Company") (a wholly-owned subsidiary of JUSI Holdings, Inc.) as of September 30, 2004 and 2003, and the related consolidated statements of operations, cash flows, and changes in stockholder's equity for each of the three years in the period ended September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rexair Holdings, Inc. at September 30, 2004 and 2003, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2004, in conformity with U.S. generally accepted accounting principles.


                                   /s/Ernst & Young LLP
                                   Certified Public Accountants

West Palm Beach, Florida
November 30, 2004

                              REXAIR HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (IN MILLIONS)


                                                          FOR THE FISCAL YEARS ENDED
                                                                 SEPTEMBER 30,
                                                      ---------------------------------
                                                         2004        2003        2002
                                                      ---------   ---------   ---------
Net sales ........................................    $   104.8   $   102.2   $    98.8
Operating costs and expenses:
  Cost of products sold ..........................         53.1        51.1        47.9
  Selling, general and administrative expenses ...         24.4        24.5        23.4
  Management fee expense .........................          1.4         0.8         0.7
                                                      ---------   ---------   ---------
    Operating income .............................         25.9        25.8        26.8
Interest expense to Affiliate ....................         (4.1)       (0.8)         --
Interest expense .................................        (46.9)      (15.8)      (12.9)
Other expense, net ...............................         (0.7)       (0.3)       (0.1)
                                                      ---------   ---------   ---------
(Loss) earnings before income taxes ..............        (25.8)        8.9        13.8
Benefit from (provision for) income taxes ........          8.8        (3.3)       (4.0)
                                                      ---------   ---------   ---------
  Net (loss) earnings ............................    $   (17.0)  $     5.6   $     9.8
                                                      =========   =========   =========


                 See Notes to Consolidated Financial Statements.

                              REXAIR HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (IN MILLIONS, EXCEPT SHARE DATA)


                                                                             AT SEPTEMBER 30,
                                                                          ---------------------
                                                                             2004        2003
                                                                          ---------   ---------
                                          ASSETS
Current assets:
  Cash and cash equivalents ..........................................    $     0.7   $     0.2
  Trade receivables, net of allowances of $0.4 in 2004 and 2003 ......          5.1         5.2
  Inventories ........................................................         21.4        16.9
  Deferred income taxes ..............................................          2.0          --
  Other current assets ...............................................          0.9         1.0
                                                                          ---------   ---------
    Total current assets .............................................         30.1        23.3

Property, plant and equipment, net ...................................         15.6        16.8
Goodwill .............................................................         52.5        52.5
Other intangibles, net ...............................................         59.7        60.8
Due from Affiliate ...................................................        429.6       480.5
                                                                          ---------   ---------
TOTAL ASSETS .........................................................    $   587.5   $   633.9
                                                                          =========   =========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Current maturities of long-term debt ...............................    $     2.5   $    23.9
  Trade accounts payable .............................................          3.6         3.2
  Income taxes payable ...............................................           --         1.5
  Deferred income taxes ..............................................           --         1.3
  Accrued expenses and other current liabilities .....................         19.8        18.6
                                                                          ---------   ---------
    Total current liabilities ........................................         25.9        48.5

Long-term debt .......................................................        441.8       445.0
Deferred income taxes ................................................         23.8        22.1
Note payable to Affiliate ............................................         58.1        58.1
Other liabilities ....................................................          4.1        12.3
                                                                          ---------   ---------
    Total liabilities ................................................        553.7       586.0
                                                                          ---------   ---------

Commitments and contingencies

Stockholder's equity:
  Common stock (no par value, 5,000 shares authorized, 3,000 shares
    issued and outstanding) ..........................................           --          --
  Paid-in capital ....................................................         34.9        34.9
  (Accumulated deficit) retained earnings ............................         (1.1)       15.9
  Accumulated other comprehensive loss ...............................           --        (2.9)
                                                                          ---------   ---------
    Total stockholder's equity .......................................         33.8        47.9
                                                                          ---------   ---------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY ...........................    $   587.5   $   633.9
                                                                          =========   =========


                 See Notes to Consolidated Financial Statements.

                              REXAIR HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (IN MILLIONS)


                                                                         FOR THE FISCAL YEARS ENDED
                                                                                SEPTEMBER 30,
                                                                     ---------------------------------
                                                                        2004        2003        2002
                                                                     ---------   ---------   ---------
OPERATING ACTIVITIES:
  Net (loss) earnings ...........................................    $   (17.0)  $     5.6   $     9.8
  Adjustments to reconcile net (loss) earnings to net cash
    provided by operating activities:
    Depreciation and amortization ...............................          3.3         3.5         4.2
    Amortization of debt issuance costs and other financing costs           --         0.6         3.8
    Debt issuance costs .........................................           --         1.0         0.4
    Provision for (benefit from) deferred income taxes ..........          0.6        (0.9)        0.2
    Provision for doubtful accounts .............................           --         0.3        (0.1)
    Non-cash interest expense ...................................         46.9        10.0          --
    Loss on disposal of property and equipment ..................          0.6          --          --
Changes in operating assets and liabilities:
    Trade receivables ...........................................          0.1        (1.6)        2.3
    Inventories .................................................         (4.5)        3.2        (1.4)
    Other current assets ........................................          0.1        (0.2)       (0.9)
    Other non-current assets ....................................           --          --         0.9
    Trade accounts payable ......................................          0.5         0.1        (0.5)
    Income taxes payable ........................................         (9.5)       (4.9)        3.8
    Accrued expenses and other current liabilities ..............         (0.9)        2.1        (6.2)
    Other non-current liabilities ...............................         (1.6)       (0.2)        0.1
                                                                     ---------   ---------   ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES .......................         18.6        18.6        16.4
                                                                     ---------   ---------   ---------
INVESTING ACTIVITIES:
  Purchases of property, plant and equipment ....................         (1.5)       (2.9)       (1.3)
                                                                     ---------   ---------   ---------
NET CASH USED IN INVESTING ACTIVITIES ...........................         (1.5)       (2.9)       (1.3)
                                                                     ---------   ---------   ---------
FINANCING ACTIVITIES:
  Proceeds from long-term debt ..................................           --          --         5.3
  Repayment of long-term debt ...................................           --       (92.9)      (81.7)
  Payment of financing costs ....................................           --        (1.0)       (0.4)
  Proceeds from note payable to Affiliate .......................           --        58.1          --
  Net transfers with Affiliate ..................................        (16.6)       (5.9)       61.2
  Contribution from Parent ......................................           --        26.2          --
                                                                     ---------   ---------   ---------
NET CASH USED IN FINANCING ACTIVITIES ...........................        (16.6)      (15.5)      (15.6)
                                                                     ---------   ---------   ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ................          0.5         0.2        (0.5)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ..................          0.2          --         0.5
                                                                     ---------   ---------   ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR ........................    $     0.7   $     0.2   $      --
                                                                     =========   =========   =========


                 See Notes to Consolidated Financial Statements.

                             REXAIR HOLDINGS, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
          FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2004, 2003 AND 2002
                                 (IN MILLIONS)


                                                                                RETAINED      ACCUMULATED
                                                                                EARNINGS         OTHER       COMPREHENSIVE
                                                          COMMON    PAID-IN   (ACCUMULATED   COMPREHENSIVE      (LOSS)
                                                          STOCK     CAPITAL      DEFICIT)   (LOSS) EARNINGS     EARNINGS     TOTAL
                                                         -------    -------   ------------  --------------   ------------- --------
Balance at September 30, 2001 .......................    $  --      $   8.7     $   0.5          $ (1.4)                   $   7.8
                                                         -------    -------     -------          ------                    -------
Net earnings ........................................                               9.8                        $   9.8         9.8
Fair value of derivative adjustment, net of tax .....                                               1.4            1.4         1.4
Minimum pension liability adjustment, net of tax ....                                              (2.1)          (2.1)       (2.1)
                                                                                                               -------
Other comprehensive loss ............................                                                             (0.7)
                                                                                                               -------
Total comprehensive earnings ........................                                                          $   9.1
                                                         -------    -------     -------          ------        =======     -------
Balance at September 30, 2002 .......................       --          8.7        10.3            (2.1)                      16.9
                                                         -------    -------     -------          ------                    -------
Net earnings ........................................                               5.6                        $   5.6         5.6
Contribution from Parent ............................                  26.2                                         --        26.2
Minimum pension liability adjustment, net of tax ....                                              (0.8)          (0.8)       (0.8)
                                                                                                               -------
Other comprehensive loss ............................                                                             (0.8)
                                                                                                               -------
Total comprehensive earnings ........................                                                          $   4.8
                                                         -------    -------     -------          ------        =======     -------
Balance at September 30, 2003 .......................       --         34.9        15.9            (2.9)                      47.9
                                                         -------    -------     -------          ------                    -------
Net loss ............................................                             (17.0)                       $ (17.0)      (17.0)
Minimum pension liability adjustment, net of tax ....                                               2.9            2.9         2.9
                                                                                                               -------
Other comprehensive earnings ........................                                                              2.9
                                                                                                               -------
Total comprehensive loss ............................                                                          $ (14.1)
                                                         -------    -------     -------          ------        =======     -------
Balance at September 30, 2004 .......................    $    --    $  34.9     $  (1.1)         $   --                    $  33.8
                                                         =======    =======     =======          ======                    =======

                 See Notes to Consolidated Financial Statements.

                              REXAIR HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 -- BASIS OF PRESENTATION

         The accompanying consolidated financial statements include the consolidated operations of Rexair Holdings, Inc. ("we" or "Rexair"), a wholly-owned subsidiary of JUSI Holdings, Inc. ("JUSI" or the "Parent"). JUSI is a wholly-owned subsidiary of Jacuzzi Brands, Inc. ("JBI").

         We manufacture premium vacuum cleaner systems for the global direct sales market. For the year ended September 30, 2004, 2003 and 2002, sales in the U.S. and Canada accounted for approximately $52.2 million, $53.0 million and $51.3 million of our sales, respectively. A significant portion of our international sales are in Portugal, Germany, Saudi Arabia, Czech Republic and Puerto Rico.

         JBI has provided certain corporate administrative services to us including legal, finance, tax, risk management and employee benefits. A portion of these related costs has been allocated to us, based on the percentage of our sales to the consolidated sales of JBI, as management fees. Our management believes such amounts are reasonable; however, they may not be indicative of our costs as a separate entity.

         We operate on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. The fiscal year periods presented in our consolidated financial statements consist of the 53 weeks ended on October 2, 2004 ("2004") and the 52 weeks ended on September 27, 2003 ("2003") and September 28, 2002 ("2002"), but are presented as of September 30 in each of those years for convenience. We do not have any interests in variable interest entities, as defined in FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 ("FIN 46"). We eliminate inter-company balances and transactions when consolidating the account balances of our subsidiaries.

         Certain amounts have been reclassified in our prior year statements to conform them to the presentation used in the current year.

NOTE 2 -- ACCOUNTING POLICIES

         Use of Estimates: Generally accepted accounting principles require us to make estimates and assumptions that affect amounts reported in our financial statements and accompanying notes. Actual results could differ from those estimates.

         Cash and Cash Equivalents: We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. Except for certain cash balances we own, cash accounts have been controlled on a centralized basis by JBI, which sweeps our cash receipts and funds cash disbursements. The net results of cash transactions between us or on our behalf, including intercompany advances, are included in the consolidated balance sheets as due from Affiliate.

         Trade Receivables and Concentration of Credit Risk: We record an allowance for doubtful accounts, reducing our receivables balance to an amount we estimate is collectible from our customers.

         We operate in the U.S., and export sales represent approximately 52% of our sales volume. We perform periodic credit evaluations of our customers' financial condition and generally do not require collateral. Credit losses have not been significant and have been within management's expectations.

         Income Taxes: Deferred tax assets and liabilities represent the tax effects, based on current law, of any temporary differences in the timing of when revenues and expenses are recognized for tax purposes and when they are recognized for financial statement purposes. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

         Our earnings are included in the consolidated federal income tax return filed by JBI. We provided for income taxes in the accompanying consolidated financial statements as if we were a stand-alone entity and filed separate income tax returns from JBI. Income taxes paid to state, local and foreign jurisdictions during 2004, 2003 and 2002 were $0.1 million, $12.2 million and $1.9 million, respectively.

         Inventories: Our inventories are stated at the lower of cost or market value. We use the first-in-first-out (FIFO) method for determining the cost of our inventories, which approximates replacement cost. Our inventories are categorized as follows:

                                                    AT SEPTEMBER 30,
                                                ------------------------
                                                   2004           2003
                                                ---------      ---------
                                                      (IN MILLIONS)
Finished products ......................        $    14.2      $    10.5
In-process products ....................              1.8            1.6
Raw materials ..........................              5.4            4.8
                                                ---------      ---------
                                                 $    21.4      $    16.9
                                               =========      =========

                             REXAIR HOLDINGS, INC.

NOTE 2 -- ACCOUNTING POLICIES (Continued)

         Property, Plant and Equipment: We record our property, plant and equipment at cost. We record depreciation in a manner that recognizes the cost of our depreciable assets in operations over their estimated useful lives using the straight-line method. We estimate the useful lives of our depreciable assets to be 20-50 years for buildings and 1-15 years for machinery, equipment and furniture. Leasehold improvements are amortized over the shorter of the terms of the underlying leases, including probable renewal periods, or the estimated useful lives of the improvements.

         Property, plant and equipment consist of:

                                                        AT SEPTEMBER 30,
                                                    -------------------------
                                                       2004            2003
                                                    ---------       ---------
                                                        (IN MILLIONS)
Land and buildings .........................        $     9.1       $     8.9
Machinery, equipment and furniture .........             16.7            16.5
Accumulated depreciation ...................            (10.2)           (8.6)
                                                    ---------       ---------
                                                    $    15.6       $    16.8
                                                    =========       =========

         Depreciation and amortization consist of:

                                                                 FOR THE FISCAL YEARS ENDED
                                                                       SEPTEMBER 30,
                                                          ---------------------------------------
                                                             2004           2003           2002
                                                          ---------      ---------      ---------
                                                                       (IN MILLIONS)
Depreciation .....................................        $     2.1      $     2.3      $     3.0
Amortization of finite-lived intangible assets ...              1.2            1.2            1.2
                                                          ---------      ---------      ---------
                                                          $     3.3      $     3.5      $     4.2
                                                          =========      =========      =========

         Goodwill and Other Intangible Assets: We adopted FASB Statement No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"), on October 1, 2001. Thus, goodwill and intangible assets deemed to have indefinite lives are no longer amortized, but are subject to annual impairment tests. Finite-lived intangible assets are amortized over their useful lives and are subject to impairment evaluation under FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-lived Assets ("SFAS No. 144").

         We test our goodwill and indefinite-lived intangible assets for impairment at the reporting unit level utilizing a two-step methodology. The initial step requires us to determine the fair value of our reporting unit and of each indefinite-lived intangible asset and compare it to the carrying value, including goodwill and other intangible assets, of such reporting unit or of such intangible asset. If the fair value exceeds the carrying value, no impairment loss is recognized and the second step, which is a calculation of the impairment, is not performed. However, if the carrying value exceeds the fair value, an impairment charge equal to the difference in the values should be recorded. We perform an impairment test annually in the fourth quarter of each year, unless an event occurs earlier in the year that requires us to perform an interim test. Our operations consist of a single reporting unit. In 2004 and 2003, the fair value of our reporting unit exceeded its carrying value. Consequently, no impairment of our goodwill was indicated. In 2004 and 2003, the fair value of our indefinite-lived intangible asset exceeded its carrying value, thus no impairment was indicated.

                             REXAIR HOLDINGS, INC.

NOTE 2 -- ACCOUNTING POLICIES (Continued)

         Identifiable intangible assets are comprised of:


                                                          AT SEPTEMBER 30, 2004           AT SEPTEMBER 30, 2003
                                                     ------------------------------   -------------------------------
                                         ESTIMATED   GROSS CARRYING     ACCUMULATED   GROSS CARRYING     ACCUMULATED
                                           LIFE          AMOUNT        AMORTIZATION       AMOUNT         AMORTIZATION
                                         ---------   --------------    ------------   --------------     ------------
                                                                      (IN MILLIONS)
Patented technology                      10 years         $ 2.6           $ 0.8          $    2.6            $ 0.6
Distributor network                      40 years          36.0             2.8              36.0              1.9
Trade name                               Indefinite        24.7             -                24.7              -
                                                          -----           -----          --------            -----
Total identifiable intangible assets                      $63.3           $ 3.6          $   63.3            $ 2.5
                                                          =====           =====          ========            =====


         Accrued Expenses and Other Current Liabilities: Accrued expenses and other current liabilities are comprised of:

                                                     AT SEPTEMBER 30,
                                                ------------------------
                                                   2004           2003
                                                ---------      ---------
                                                    (IN MILLIONS)
Compensation related ...................        $     4.9      $     5.4
Interest ...............................             10.2            8.3
Warranty ...............................              0.3            0.4
Other ..................................              4.4            4.5
                                                ---------      ---------
                                                $    19.8      $    18.6
                                                =========      =========

         We record a reserve for future warranty costs based on current unit sales, historical experience and management's judgment regarding anticipated rates of warranty claims and cost per claim. The adequacy of the recorded warranty reserves is assessed each quarter and adjustments are made as necessary. The specific terms and conditions of the warranties vary depending on the products sold and the countries in which we do business.

         Changes in our warranty reserves, a portion of which are classified as long-term on our consolidated balance sheets, during 2004 and 2003 are as follows:

                                                   AT SEPTEMBER 30,
                                              -------------------------
                                                 2004            2003
                                              ---------       ---------
                                                   (IN MILLIONS)
Beginning balance ....................        $     0.9       $     0.7
  Warranty accrual ...................              0.9             0.6
  Cash payments ......................             (0.8)           (0.4)
                                              ---------       ---------
Ending balance .......................        $     1.0       $     0.9
                                              =========       =========

         Fair Value of Financial Instruments: FASB Statement No. 107, Disclosure about Fair Value of Financial Instruments, requires that we disclose the fair value of our financial instruments when it is practicable to estimate. We have determined the estimated fair values of our financial instruments, which are either recognized in our consolidated balance sheets or disclosed within these notes, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts we could realize in a current market exchange.

         Short-term Assets and Liabilities: The fair values of our cash and cash equivalents, trade receivables and accounts payable approximate their carrying values because of their short-term nature.

                             REXAIR HOLDINGS, INC.

NOTE 2 -- ACCOUNTING POLICIES (Continued)

         Long-term Debt: The fair value of our Senior Notes (as defined in NOTE
         3) was determined by reference to quoted market prices. The fair value of our remaining debt is determined by discounting the cash flows using current interest rates for financial instruments with similar characteristics and maturities. The fair value of our remaining debt approximates its carrying value as of September 30, 2004 and 2003.

         There were no other significant differences as of September 30, 2004 and 2003 between the carrying value and fair value of our financial instruments except as discussed below:

                                    AT SEPTEMBER 30, 2004           AT SEPTEMBER 30, 2003
                                   ------------------------        ------------------------
                                   CARRYING          FAIR          CARRYING         FAIR
                                    AMOUNT          VALUE           AMOUNT          VALUE
                                   --------        --------        --------        --------
                                                      (IN MILLIONS)
9.625% Senior Notes .....          $  380.0        $  418.6        $  380.0        $  394.3
                                   ========        ========        ========        ========

         Revenue Recognition: We recognize revenue when all of the following criteria are met: persuasive evidence of the arrangement exists; delivery has occurred and we have no remaining obligations; prices are fixed or determinable; and collectibility is probable. We make shipments to approved customers based on orders placed. Prices are fixed when the customer places the order. We record revenue when title passes, which is either at the time of shipment or upon delivery to the customer. The passage of title is dependent on the arrangements made with each customer. Provisions are made for sales returns and allowances at the time of sale.

         Management uses judgment in estimating sales returns, considering numerous factors such as current overall and industry-specific economic conditions and historical sales return rates. Although we consider our sales return reserves to be adequate and proper, changes in historical customer patterns could require adjustments to the reserves. We also record reductions to our revenues for customer and distributor programs and incentive offerings including special pricing agreements, promotions and other volume-based incentives.

         We adopted EITF Issue No. 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products), in 2002. As required by this guidance, we account for sales incentives, such as discounts, rebates and volume incentives, as a reduction of revenue at the later of 1) the date that the related revenue is recognized or 2) the date when the sales incentive is offered. In the case of volume incentives, we recognize the reduction of revenue ratably over the period of the underlying transactions that result in progress by the customer toward earning the incentive. We record free product given to customers as a sales incentive in cost of products sold.

         Shipping and Handling Fees and Costs: We classify amounts charged to our customers for shipping and handling as revenues, while shipping and handling costs are recorded as cost of products sold.

         Research and Development Costs: Research and development costs are expensed as incurred. Such amounts totaled $0.4 million, $1.1 million and $0.5 million in 2004, 2003 and 2002, respectively.

         Derivative Financial Instruments: We report all derivative instruments on the balance sheet at fair value and establish criteria for designation and assessment of the effectiveness of hedging relationships in accordance with FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activity. In 2002, we hedged a portion of our variable-rate debt by entering into an interest rate swap in which we agreed to exchange, at specified intervals, the calculated difference between fixed and variable interest amounts on $90 million of our debt. The swap, which was designated a cash flow hedge, matured on June 30, 2002. We recorded additional interest expense of $1.4 million during 2002 related to this contract. We have not entered into any other cash flow hedges or any fair value hedges since the swap expired.

         Comprehensive Earnings (Loss): Comprehensive earning (loss) represents the change in stockholder's equity from transactions and other events and circumstances arising from non-stockholder sources. Our comprehensive earnings
(loss) consists of net earning (loss), changes in the fair value of derivative instruments and changes in our minimum pension liability, all net of applicable income taxes.

                             REXAIR HOLDINGS, INC.

NOTE 2 -- ACCOUNTING POLICIES (Continued)

         Accumulated other comprehensive income (loss) consists of the following:

                                     CHANGES IN    CHANGES IN      ACCUMULATED
                                     FAIR VALUE      MINIMUM          OTHER
                                   OF DERIVATIVE     PENSION      COMPREHENSIVE
                                     INSTRUMENT    LIABILITY(1)   EARNINGS (LOSS)
                                   -------------   ------------   ---------------
                                                 (IN MILLIONS)
September 30, 2001 .........          $ (1.4)        $   --          $ (1.4)
Fiscal 2002 change .........             1.4           (2.1)           (0.7)
                                      ------         ------          ------
September 30, 2002 .........              --           (2.1)           (2.1)
Fiscal 2003 change .........              --           (0.8)           (0.8)
                                      ------         ------          ------
September 30, 2003 .........              --           (2.9)           (2.9)
Fiscal 2004 change .........              --            2.9             2.9
                                      ------         ------          ------
September 30, 2004 .........          $   --         $   --          $   --
                                      ======         ======          ======

            (1) The minimum pension liability adjustment is net of a tax benefit of $1.7 million, $0.4 million and $1.1 million in 2004, 2003 and 2002, respectively. The 2004 adjustment results from the transfer of the Rexair Plan obligations to the JBI Plan (NOTE 4).

         Stock-based Compensation: We do not have stock-based compensation plans separate from JBI; however, we do participate in JBI's stock-based compensation plans. Consistent with JBI, we account for participation in these plans in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations. Had compensation cost for awards under JBI's stock-based compensation plans been determined using the fair value method prescribed by FASB Statement No. 123, Accounting for Stock-Based Compensation, our pro forma net (loss) earnings would not be materially different from the amounts presented in our consolidated statements of operations for the years ended September 30, 2004, 2003 and 2002. Therefore, these amounts have not been presented.

         New Accounting Pronouncement: In November 2004, FASB Statement No. 151, Inventory Costs, an Amendment of ARB No. 43, Chapter 4 ("SFAS No. 151"), was issued. The amendments made by SFAS No. 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. SFAS No. 151 will become effective for us beginning in fiscal 2006. We are in the process of assessing the impact SFAS No. 151 will have on our financial position and results of operations.


NOTE 3 -- LONG-TERM DEBT

         Long-term debt consists of the following:

                                                       AT SEPTEMBER 30,
                                                 ---------------------------
                                                    2004              2003
                                                 ---------         ---------
                                                        (IN MILLIONS)
Senior Notes ..........................          $   380.0         $   380.0
Bank Facilities:
  Asset-based credit facility .........                2.5              23.9
  Term loan ...........................               61.8              65.0
                                                 ---------         ---------
                                                     444.3             468.9
  Less current maturities .............               (2.5)            (23.9)
                                                 ---------         ---------
  Long-term debt ......................          $   441.8         $   445.0
                                                 =========         =========

                             REXAIR HOLDINGS, INC.

NOTE 3 -- LONG-TERM DEBT (Continued)

         On July 15, 2003, JBI completed a comprehensive re-financing of its corporate debt by closing on the issuance of $380.0 million in aggregate principal amount of 9.625% senior secured notes (the "Senior Notes"), as well as a new five-year $200.0 million asset-based revolving credit facility and a five-year $65.0 million term loan (collectively the "Bank Facilities"). The net proceeds from the Senior Notes, together with the initial borrowings under the Bank Facilities, were used to repay the debt and redeem senior notes that were outstanding at that time. Rexair is a co-borrower under both the Senior Notes and Bank Facilities and, therefore, the amounts outstanding under the facilities are reflected in Rexair's balance sheets as of September 30, 2004 and 2003.

         On June 30, 2004, JBI amended the Bank Facilities, and on July 2, 2004, JBI made a $3.2 million payment to the bank, permanently reducing the term loan to $61.8 million. The amendment provides for:

         - a reduction in the interest rate of the term loan from Prime plus 5.0%, with a minimum rate of 9.25%, to LIBOR plus 5.0%, with no minimum rate;

         - the elimination of annual prepayments on the term loan of $10.0 million, which were scheduled to begin in August 2005;

         - the elimination of annual prepayments on the term loan equal to 25% of JBI's annual consolidated excess cash flow, as determined by the original loan agreement;

         - the extension of the maturity date of the term loan by one year to July 15, 2009; and

         - the elimination of all debt covenants except the requirement to maintain a minimum consolidated fixed charge coverage ratio. This requirement is applicable only if the availability under the asset-based credit facility falls below $20.0 million.

         This amendment was not considered a substantial modification of the debt under the guidance provided in EITF Issue No. 96-19, Debtor's Accounting for a Modification or Exchange of Debt Instruments.

         The Senior Notes, which are due July 1, 2010 and require the payment of interest of $18.3 million on January 1 and July 1 of each year, were subject to registration with the Securities and Exchange Commission pursuant to a registration rights agreement. On February 17, 2004, JBI completed an offer to exchange new, registered Senior Notes for the then outstanding unregistered notes. The terms of the new, registered Senior Notes are identical, in all material respects, to the terms of the then outstanding unregistered notes, except that the new Senior Notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the unregistered notes do not apply to the registered Senior Notes.

         JBI is restricted in the redemption of the Senior Notes per the terms of the agreement with the note holders (the "Agreement"). Prior to July 1, 2006, JBI can redeem up to 35% of the Senior Notes with the net cash proceeds of an equity offering, as defined in the Agreement. On and after July 1, 2007, JBI can redeem the Senior Notes subject to a redemption premium of 104.8% for the first 12 months and 102.4% for the following 12 months. On and after July 1, 2009, the Senior Notes can be redeemed at face value.

         Under the five-year asset-based revolving credit facility, JBI can borrow up to $200.0 million subject to a borrowing base consisting of eligible accounts receivable and eligible inventory, plus eligible trademarks. The initial amount of eligible trademarks of $20.0 million is being amortized evenly over the first two years of the facility as a reduction of the borrowing base. The interest rate under the facility is currently 2.25% over LIBOR or 0.25% over Prime. This rate will reset each quarter based on JBI's Consolidated Leverage Ratio as defined in the agreement, and could range from 2.0% to 2.5% over LIBOR ("Applicable LIBOR Margin"). The weighted-average interest rate for 2004 was 3.98%.

         The Bank Facilities contain a subjective acceleration clause and a requirement to maintain a lockbox associated with the asset-based facility. As required by EITF Issue No. 95-22, Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements that Include both a Subjective Acceleration Clause and a Lockbox Arrangement, the entire balance of the asset-based facility is included in current maturities of long-term debt.

         Certain of JBI's existing and future domestic restricted subsidiaries guarantee the Senior Notes, jointly and severally, on a senior basis. The Senior Notes are secured by an eligible first lien on domestic property, plant and equipment, and a second lien on the assets that secure the Bank Facilities. The asset-based credit facility is secured by a first lien on accounts receivable, inventory, intangibles, the stock of our domestic subsidiaries and 65% of the stock of our first-tier foreign subsidiaries. In addition, the asset-based credit facility has a second lien on the property, plant and equipment securing the Senior Notes. The term loan is secured by the same assets that secure the asset-based credit facility, but the term loan will be paid on a "last out" basis following the payment of the obligations under the asset-based credit facility.

                             REXAIR HOLDINGS, INC.

NOTE 3 -- LONG-TERM DEBT (Continued)

         Principal reductions of senior debt and other borrowings for the next five years ended September 30 and thereafter are as follows (in millions):


2005..................................       $     2.5
2006..................................              --
2007..................................              --
2008..................................              --
2009..................................            61.8
Thereafter ...........................           380.0
                                             ---------
                                             $   444.3
                                             =========

Interest Paid

         Interest paid to parties other than JBI and subsidiaries of JBI ("Affiliates") was $5.9 million and $13.3 million for 2003 and 2002, respectively. No interest was paid to non-Affiliates in 2004.

Commitments

         At September 30, 2004, JBI had approximately $145.7 million available to be borrowed under the asset-based facility, of which JBI had utilized approximately $44.6 million (including $42.1 million of letters of credit), leaving $101.1 million available for additional borrowings.

Note payable to Affiliate

         The note payable at September 30, 2004 is due to JBI and was created when JBI funded the final paydown of our bank debt on July 15, 2003. The note is unsecured and is due on demand, although JBI has no plans for demanding payment of the note prior to October 1, 2005. Interest on the note accrues at 7.1% per annum. During 2004, we paid $5.0 million of interest to this Affiliate.

NOTE 4 -- PENSION AND RETIREMENT PLANS


         We sponsor two non-contributory defined benefit pension plans covering the majority of our employees. The benefits under these plans are based primarily on years of credited service and/or compensation as defined under the plans' provisions. Our funding policy has been to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as we may determine to be appropriate from time to time.

         Effective June 1, 2004, we approved the transfer and merger of the assets from the Rexair Plan into the JBI Plan. On that date, the net assets of the Rexair Plan of $15.5 million were transferred into the JBI Plan. All eligibility and normal retirement benefits of the Rexair Plan remained unchanged, and they became participating programs in the JBI Plan.

         We also sponsor a defined contribution plan. Contributions relating to the defined contribution plan are made based upon the plan's provisions. Additionally, we provide health care and life insurance benefits to certain groups of retirees with most retirees contributing a portion of our costs. These other post-employment benefits are presented as other benefits in the tables that follow.

         We use a September 30 measurement date for all plans.

                             REXAIR HOLDINGS, INC.

NOTE 4 -- PENSION AND RETIREMENT PLANS (Continued)

         The weighted-average assumptions used to determine the benefit obligation for our domestic defined benefit pension and other plans are as follows:

                                                    PENSION PLANS                      OTHER PLANS
                                                   AT SEPTEMBER 30,                 AT SEPTEMBER 30,
                                            ------------------------------      -------------------------
                                            2004         2003         2002      2004     2003        2002
                                            ----         ----         ----      ----     ----        ----
Assumptions:
  Discount rate ......................      5.75%        6.00%        6.75%     5.75%    6.00%       6.75%
  Rate of compensation increases .....      3.25%        3.25%        3.25%       --       --          --

         The weighted-average assumptions used to determine the net periodic pension expense of our defined benefit pension and other plans are presented below:

                                                 PENSION PLANS                  OTHER PLANS
                                                AT SEPTEMBER 30,              AT SEPTEMBER 30,
                                            ------------------------      ------------------------
                                            2004      2003      2002      2004      2003      2002
                                            ----      ----      ----      ----      ----      ----
Assumptions:
  Discount rate ........................    6.00%     6.00%     6.75%     6.00%     6.00%     6.75%
  Rate of compensation increases .......    3.25%     3.25%     3.25%       --        --        --
  Expected rate of return on assets ....    8.75%     8.75%     8.75%       --        --        --

         The expected rate of return on assets is based on several factors. Such factors include current and expected target asset allocation, the historical experience of returns provided by plan assets, the evaluation of market conditions and interest rates, tolerance for risk within plan guidelines and cash requirements for benefit payments. In conjunction with our actuaries we analyze the foregoing factors as well as the advice of our pension investment advisors to develop the return on assets assumptions.

         The components of net periodic expense for our pension plans and other plan are presented below.

                                                                    PENSION PLAN                         OTHER PLAN
                                                                  AT SEPTEMBER 30,                     AT SEPTEMBER 30,
                                                       -----------------------------------    ---------------------------------
                                                          2004         2003         2002         2004        2003        2002
                                                       ---------    ---------    ---------    ---------   ---------   ---------
                                                                                     (IN MILLIONS)
  Service cost ...................................     $     0.8    $     1.1    $     0.9    $     0.1   $     0.1   $     0.1
  Interest cost ..................................           0.9          1.3          1.1          0.1         0.1         0.1
  Expected return on plan assets .................            --         (1.1)        (1.1)          --          --          --
  Net actuarial gain .............................          (0.2)          --           --          0.1          --          --
                                                       ---------    ---------    ---------    ---------   ---------   ---------
    Periodic expense of defined benefit plans ....           1.5          1.3          0.9          0.3         0.2         0.2
Net periodic expense:
  Defined contribution plans .....................           0.3          0.3          0.3           --          --          --
                                                       ---------    ---------    ---------    ---------   ---------   ---------
    Net periodic expense .........................     $     1.8    $     1.6    $     1.2    $     0.3   $     0.2   $     0.2
                                                       =========    =========    =========    =========   =========   =========

                             REXAIR HOLDINGS, INC.

NOTE 4 -- PENSION AND RETIREMENT PLANS (Continued)

         The following table provides a reconciliation of changes in the projected benefit obligation, fair value of plan assets and the funded status of our defined benefit pension and post-employment benefit plans to the amounts recorded in our balance sheets at September 30:

                                                                PENSION PLAN               OTHER PLAN
                                                           ----------------------    ----------------------
                                                              2004         2003         2004         2003
                                                           ---------    ---------    ---------    ---------
CHANGE IN PROJECTED BENEFIT OBLIGATION:                                      (IN MILLIONS)
  Benefit obligation at beginning of year ............     $    22.6    $    18.7    $     2.4    $     1.9
  Service cost .......................................           0.8          1.1          0.1          0.1
  Interest cost ......................................           0.9          1.2          0.1          0.1
  Plan amendments ....................................            --           --           --         (0.5)
  Actuarial losses ...................................            --          2.3          0.4          0.9
  Benefits paid ......................................          (0.4)        (0.7)        (0.2)        (0.1)
  Transfer to JBI Plan ...............................         (23.4)          --           --           --
                                                           ---------    ---------    ---------    ---------
    Benefit obligation at end of year ................     $     0.5    $    22.6    $     2.8    $     2.4
                                                           =========    =========    =========    =========

CHANGE IN FAIR VALUE OF PLAN ASSETS:
  Fair value of plan assets at beginning of year .....     $    12.3    $    10.3    $      --    $      --
  Actual return on plan assets .......................           1.2          2.0           --           --
  Contributions ......................................           2.5          0.7          0.2          0.1
  Benefits paid ......................................          (0.5)        (0.7)        (0.2)        (0.1)
  Transfer to JBI Plan ...............................         (15.5)          --           --           --
                                                           ---------    ---------    ---------    ---------
    Fair value of plan assets at end of year .........     $      --    $    12.3    $      --    $      --
                                                           =========    =========    =========    =========

FUNDED STATUS OF PLANS:
  Plan assets less than
  projected benefit obligation .......................     $    (0.5)   $   (10.3)   $    (2.8)   $    (2.4)
  Unrecognized net actuarial losses ..................           0.1          6.2          1.6          1.3
  Unrecognized prior service cost ....................            --           --         (0.4)        (0.5)
                                                           ---------    ---------    ---------    ---------
    Total recognized .................................     $    (0.4)   $    (4.1)   $    (1.6)   $    (1.6)
                                                           =========    =========    =========    =========

AMOUNTS RECORDED IN THE BALANCE SHEETS:
  Accrued benefits ...................................     $    (0.4)   $    (8.5)   $    (1.6)   $    (1.6)
  Accumulated other comprehensive income .............            --          4.4           --           --
                                                           ---------    ---------    ---------    ---------
    Total recognized .................................     $    (0.4)   $    (4.1)   $    (1.6)   $    (1.6)
                                                           =========    =========    =========    =========

         The aggregate projected benefit obligation for the plans that have an accumulated benefit obligation in excess of plan assets, are $0.4 million in 2004. As of September 30, 2004, there were no remaining plan assets due to the transfer of Rexair Plan assets to the JBI Plan. The aggregate projected benefit obligation and the aggregate fair value of plan assets for the plans that have an accumulated benefit obligation in excess of plan assets were $22.6 million and $12.3 million, respectively, in 2003.

                             REXAIR HOLDINGS, INC.

NOTE 4 -- PENSION AND RETIREMENT PLANS (Continued)

         The weighted-average annual assumed rate of increase in the per capita cost of covered benefits (i.e., the health care cost trend rate) for the other post-employment benefit plans was 10% for 2004 and 7.5% for 2003. The rate used as of September 30, 2004 was 10% and is assumed to decrease 0.5% a year to 5.0%. A one-percentage-point change in the assumed health care cost trend rate would have had the following effects as of and for the year ended September 30, 2004 (in millions):

                                                                        Increase (Decrease)
                                                                        Costs/Obligations
                                                                        -----------------
Effect of a 1% increase in the health care cost trend rate on:
  Service cost plus interest cost ....................................     $     --
  Accumulated post-employment benefit obligation .....................          0.4

Effect of a 1% decrease in the health care cost trend rate on:
  Service cost plus interest cost ....................................     $     --
  Accumulated post-employment benefit obligation .....................         (0.3)

         The tables above and on the previous pages set forth the historical components of net periodic pension cost and a reconciliation of the funded status of the pension and other post-employment benefit plans for our domestic employees is not necessarily indicative of the amounts we will recognize on a prospective basis.

                             REXAIR HOLDINGS, INC.

NOTE 5 -- INCOME TAXES

         The (benefit) provision for income taxes attributable to our earnings before income taxes, which is entirely attributable to the United States, consists of the following:

                                                   FOR THE FISCAL YEARS ENDED
                                                          SEPTEMBER 30,
                                           ---------------------------------------------
                                              2004              2003              2002
                                           ---------         ---------         ---------
                                                           (IN MILLIONS)
Current:
  Federal .......................          $    (9.5)        $     4.1         $     3.8
  State .........................                0.1               0.1                --
Deferred ........................                0.6              (0.9)              0.2
                                           ---------         ---------         ---------
                                           $    (8.8)        $     3.3         $     4.0
                                           =========         =========         =========

         In August 2001, we recorded a deferred tax liability of $24.7 million for purchased intangibles related to the re-acquisition of Rexair, increasing the excess purchase price, and thus goodwill, by the same amount. The deferred tax liability is being reversed and a deferred tax benefit is being recognized over the amortization period of the intangible assets.

         The components of deferred income tax assets and liabilities are as follows:


                                                      AT SEPTEMBER 30,
                                                  -----------------------
                                                     2004          2003
                                                  ---------     ---------
                                                       (IN MILLIONS)
Deferred tax assets:
  Property, plant and equipment ............      $      --     $     1.0
  Accruals and allowances ..................            2.4            --
  Inventory ................................            0.1            --
  Post-employment benefits .................            0.6            --
  Net pension assets .......................            0.1           0.2
  Deductible goodwill ......................             --           0.9
                                                  ---------     ---------
    Total deferred tax assets ..............            3.2           2.1
                                                  =========     =========

Deferred tax liabilities:
  Accruals and allowances ..................             --           1.0
  Inventory ................................             --           0.3
  Property, plant and equipment ............            2.6            --
  Purchased intangibles ....................           22.4          24.2
                                                  ---------     ---------
    Total deferred tax liabilities .........           25.0          25.5
                                                  ---------     ---------

    Net deferred tax liability .............      $   (21.8)    $   (23.4)
                                                  =========     =========

                             REXAIR HOLDINGS, INC.

NOTE 5 -- INCOME TAXES (Continued)

         The deferred tax balances have been classified in the balance sheets as follows:

                                                      AT SEPTEMBER 30,
                                                  -----------------------
                                                     2004          2003
                                                  ---------     ---------
                                                       (IN MILLIONS)
Current assets .............................      $     2.0     $      --
Current liabilities ........................             --          (1.3)
                                                  ---------     ---------
  Net current asset (liability) ............            2.0          (1.3)
                                                  ---------     ---------

Non-current assets .........................            1.2           2.1
Non-current liabilities ....................          (25.0)        (24.2)
                                                  ---------     ---------
  Net non-current liability ................          (23.8)        (22.1)
                                                  ---------     ---------

  Net deferred tax liability ...............      $   (21.8)    $   (23.4)
                                                  =========     =========

         Our effective tax rate is based on expected income, statutory tax rates and tax planning opportunities available to us in the various jurisdictions in which we operate. The tax rate is sensitive to the jurisdiction where the income is earned since different jurisdictions will have different statutory tax rates. Significant judgment is required in determining our effective tax rate and in evaluation of our tax provisions. Despite our belief that our tax return positions are fully supportable, we estimate tax exposures and establish accruals when in our judgment we believe that certain positions are likely to be challenged and that we may not succeed. We adjust these reserves in light of changing facts and circumstances, such as the progress of a tax audit.

                             REXAIR HOLDINGS, INC.

NOTE 5 -- INCOME TAXES (Continued)

         The following is a reconciliation of income taxes at the federal statutory rate of 35% to the (benefit) provision for income taxes attributable to continuing operations:

                                                                         For the Fiscal Years Ended
                                                                               September 30,
                                                                         2004       2003      2002
                                                                        ------     ------    ------
                                                                               (in millions)
Federal tax (benefit) provision computed at the statutory rate ...      $ (9.0)    $  3.1    $  4.8
State income taxes (net of federal benefit) ......................         0.1        0.1        --
Non-deductible items .............................................         0.1        0.1      (0.8)
                                                                        ------     ------    ------
                                                                        $ (8.8)    $  3.3    $  4.0
                                                                        ======     ======    ======

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

Operating Leases

         The table below shows our future minimum lease payments due under non-cancelable leases as of September 30, 2004 (in millions). Certain of these leases contain renewal options.

200P....................................      $  0.5
2006....................................         0.3
Thereafter .............................          --
                                              ------
  Total ................................      $  0.8
                                              ======

         Rent expense, including equipment rental, was approximately $0.4 million in each of 2004, 2003 and 2002.

Environmental Regulation

         We are subject to numerous foreign, federal, state and local laws and regulations concerning such matters as zoning, health and safety and protection of the environment. Laws and regulations protecting the environment may in certain circumstances impose "strict liability," rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, from time to time, we may receive notices of violation or may be denied applications for environmental licenses or permits because the practices of the operating unit are not consistent with regulations or ordinances.

         We have made capital and maintenance expenditures over time to comply with these laws and regulations. While the amount of expenditures in future years will depend on legal and technological developments which cannot be predicted at this time, these expenditures may progressively increase if regulations become more stringent. In addition, while future costs for compliance cannot be predicted with precision, no information currently available reasonably suggests that these expenditures will have a material adverse effect on our financial condition, results of operations or cash flows.

         We are investigating contamination at a present operating site under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund"), the Federal Resource Conservation and Recovery Act or comparable state statutes. These proceedings are in various stages ranging from initial investigations to active settlement negotiations to the cleanup of the site. No information currently available reasonably suggests that projected expenditures associated with any of these proceedings or any remediation of the site will have a material adverse effect on our financial condition, results of operations or cash flows.

                             REXAIR HOLDINGS, INC.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES (Continued)

         As of September 30, 2004, we had accrued approximately $1.0 million as non-current liabilities for environmental liabilities recorded on an undiscounted basis. We accrue an amount for each case when the likelihood of an unfavorable outcome is probable and the amount of loss associated with such unfavorable outcome is reasonably estimable. We believe that the range of liability for these matters could reach $8.3 million if it included cases where the likelihood of an unfavorable outcome is only reasonably possible. We cannot predict whether future developments in laws and regulations concerning environmental protection or unanticipated enforcement actions will require material capital expenditures or otherwise affect our financial condition, results of operations or cash flows in a materially adverse manner, or whether we will be successful in meeting future demands of regulatory agencies in a manner which will not have a material adverse effect on our financial condition, results of operations or cash flows.

Litigation

         We are the defendant or the plaintiff in lawsuits that have arisen in the normal course of business. While certain of these matters involve substantial amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation and environmental matters will not have a material adverse effect on our financial condition, results of operations or cash flows.

NOTE 7 -- STOCKHOLDER'S EQUITY

The contribution from Parent in fiscal 2003 related to cash received from JUSI to repay our outstanding bank debt.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Jacuzzi Brands, Inc.

We have audited the consolidated balance sheets of Zurn Industries, Inc. (the "Company") ( a wholly-owned subsidiary of Jacuzzi Brands, Inc.) as of September 30, 2004 and 2003, and the related consolidated statements of operations, cash flows, and changes in stockholder's equity for each of the three years in the period ended September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Zurn Industries, Inc. at September 30, 2004 and 2003, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2004, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 8, the Company restated its 2003 and 2002 consolidated financial statements to record the impact of changes in the accrual for tax contingencies and certain other adjustments to the tax balance sheet accounts.

                                      /s/Ernst & Young LLP
                                 Certified Public Accountants

West Palm Beach, Florida
November 30, 2004

                              ZURN INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (IN MILLIONS)

                                                                    FOR THE FISCAL YEARS ENDED

                                                                           SEPTEMBER 30,
                                                                 ---------------------------------
                                                                             2003          2002
                                                                  2004     (RESTATED)   (RESTATED)
                                                                 -------   ----------   ----------
Net sales ....................................................   $458.5      $447.3      $424.9
Operating costs and expenses:
         Cost of products sold ...............................    321.3       314.3       296.8
         Selling, general and administrative expenses ........     88.0        79.7        76.3
         Management fee expense ..............................      6.3         3.5         3.0
         Impairment, restructuring and other charges .........     20.9         6.2         4.7
                                                                 ------      ------      ------
                Operating income .............................     22.0        43.6        44.1
Interest expense .............................................    (47.7)      (11.0)       (0.7)
Interest income ..............................................        -         0.1         0.6
Interest expense to Parent and Affiliates ....................    (13.2)      (13.3)      (13.8)
Other income (expense), net ..................................      2.7        (2.2)       (0.5)
                                                                 ------      ------      ------
(Loss) earnings before income taxes and
         discontinued operations .............................    (36.2)       17.2        29.7
Benefit from (provision for) income taxes ....................     12.7        (8.3)      (13.0)
                                                                 ------      ------      ------
         (Loss) earnings from continuing operations ..........    (23.5)        8.9        16.7
Discontinued operations:

         Income from operations (net of tax provision of $0.1)        -           -         1.7
         Loss on disposals ...................................        -           -        (6.5)
                                                                 ------      ------      ------
         Loss from discontinued operations ...................        -           -        (4.8)
                                                                 ------      ------      ------

                Net (loss) earnings ..........................   $(23.5)     $  8.9      $ 11.9
                                                                 ======      ======      ======

                 See Notes to Consolidated Financial Statements.

                              ZURN INDUSTRIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                       AT SEPTEMBER 30,
                                                                    ----------------------
                                                                                   2003
                                                                      2004      (RESTATED)
                                                                    --------    ----------
                                     ASSETS
Current assets:
 Cash and cash equivalents ......................................   $    2.0      $    4.0
 Trade receivables, net of allowances of $2.2 in 2004
   and $1.6 in 2003 .............................................       77.4          76.4
 Inventories ....................................................       89.2          73.2
 Deferred income taxes ..........................................       15.7          13.6
 Other current assets ...........................................        4.1           8.2
                                                                    --------      --------
     Total current assets .......................................      188.4         175.4
Property, plant and equipment, net ..............................       30.5          39.8
Insurance for asbestos claims ...................................      171.0         160.0
Goodwill ........................................................       34.9          34.9
Due from Parent and Affiliates ..................................      726.9         766.5
Deferred income taxes ...........................................       17.5          16.4
Other non-current assets ........................................        6.9          10.9
                                                                    --------      --------
TOTAL ASSETS ....................................................   $1,176.1      $1,203.9
                                                                    ========      ========
                      LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
     Current maturities of long-term debt .......................   $    3.9      $   25.2
     Trade accounts payable .....................................       28.7          21.3
     Income taxes payable .......................................       11.5          12.5
     Accrued expenses and other current liabilities .............       51.9          45.3
                                                                    --------      --------
     Total current liabilities ..................................       96.0         104.3
Long-term debt ..................................................      446.8         451.4
Notes payable to Parent and Affiliates ..........................      203.0         203.0
Asbestos claims .................................................      171.0         160.0
Other non-current liabilities ...................................       53.7          56.4
                                                                    --------      --------
     Total liabilities ..........................................      970.5         975.1
                                                                    --------      --------
Commitments and contingencies
Stockholder's equity:
 Preferred stock (par value $1.00 per share, authorized 5,000,000
   shares; none issued or outstanding) ..........................          -             -
 Common stock (par value $0.50 per share, authorized 100,000,000
   shares; 12,785,150 issued and outstanding shares) ............        6.4           6.4
 Paid-in capital ................................................      151.5         151.5
 Retained earnings ..............................................       45.9          69.4
 Accumulated other comprehensive earnings .......................        1.8           1.5
                                                                    --------      --------
   Total stockholder's equity ...................................      205.6         228.8
                                                                    --------      --------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY ......................   $1,176.1      $1,203.9
                                                                    ========      ========

                 See Notes to Consolidated Financial Statements.

                              ZURN INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (IN MILLIONS)

                                                                                       FOR THE FISCAL YEARS ENDED
                                                                                                SEPTEMBER 30,
                                                                                    -----------------------------------
                                                                                                   2003         2002
                                                                                     2004       (RESTATED)    (RESTATED)
                                                                                   --------     ----------    ----------
OPERATING ACTIVITIES:
  (Loss) earnings from continuing operations ...............................       $(23.5)       $  8.9        $ 16.7
  Adjustments to reconcile (loss) earnings from continuing operations to net cash provided by operating activities of continuing operations:
     Depreciation ..........................................................          9.8          10.5          10.2
     Non-cash interest expense .............................................         46.9          10.0             -
     (Benefit from) provision for deferred income taxes ....................         (4.1)         (3.8)          4.1
     Provision for doubtful accounts .......................................          1.1           0.1           0.3
     Impairment, restructuring and other non-cash charges ..................          8.0           9.1             -
  Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
     Trade receivables .....................................................         (2.1)          2.2          (9.4)
     Inventories ...........................................................        (16.1)          0.2          (0.2)
     Other current assets ..................................................          4.1           0.1          (0.2)
     Other non-current assets ..............................................         (2.5)        (28.2)         (5.6)
     Trade accounts payable ................................................          7.4          (2.9)         (1.6)
     Accrued expenses and other current liabilities ........................         (1.5)            -          (4.4)
     Other non-current liabilities .........................................         (3.0)         38.0          (0.2)
                                                                                   ------        ------        ------
       Net cash provided by operating activities of
         continuing operations .............................................         24.5          44.2           9.7
                                                                                   ------        ------        ------
  Loss from discontinued operations ........................................            -             -          (4.8)
  Adjustments to reconcile loss from discontinued operations to net cash provided by discontinued operations:
     Loss on disposal of discontinued operations ...........................            -             -           6.5
     Other decreases in net assets held for sale ...........................            -             -           1.9
                                                                                   ------        ------        ------
       Net cash provided by discontinued operations ........................            -             -           3.6
                                                                                   ------        ------        ------
NET CASH PROVIDED BY OPERATING ACTIVITIES ..................................         24.5          44.2          13.3
                                                                                   ------        ------        ------
INVESTING ACTIVITIES:
  Proceeds from sale of businesses .........................................            -             -          34.9
  Purchases of property, plant and equipment ...............................         (5.1)         (2.9)         (2.3)
  Proceeds from sale of property, plant and equipment ......................          0.2             -           1.4
  Other investing activities ...............................................          2.4             -             -
                                                                                   ------        ------        ------
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES ........................         (2.5)         (2.9)         34.0
                                                                                   ------        ------        ------
FINANCING ACTIVITIES:
  Repayment of long-term debt ..............................................         (1.3)         (1.2)         (1.5)
  Net transfers with Parent and Affiliates .................................        (23.1)        (45.3)        (47.9)
                                                                                   ------        ------        ------
NET CASH USED IN FINANCING ACTIVITIES ......................................        (24.4)        (46.5)        (49.4)
                                                                                   ------        ------        ------
Effect of exchange rate changes on cash and cash equivalents ...............          0.4           4.1           0.1
                                                                                   ------        ------        ------
DECREASE IN CASH AND CASH EQUIVALENTS ......................................         (2.0)         (1.1)         (2.0)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR .............................          4.0           5.1           7.1
                                                                                   ------        ------        ------
CASH AND CASH EQUIVALENTS AT END OF YEAR ...................................       $  2.0        $  4.0        $  5.1
                                                                                   ======        ======        ======

                   Notes to Consolidated Financial Statements.

                              ZURN INDUSTRIES, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
          FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2004, 2003 AND 2002
                                  (IN MILLIONS)

                                                                          ACCUMULATED
                                                                             OTHER        COMPREHENSIVE
                                         COMMON   PAID-IN     RETAINED   COMPREHENSIVE      EARNINGS
                                         STOCK    CAPITAL     EARNINGS  EARNINGS (LOSS)       (LOSS)        TOTAL
                                         ------   -------     --------  ---------------   -------------   ---------
Balance at September 30, 2001.......     $  6.4   $ 140.9     $   48.6  $         (2.0)                   $   193.9
                                         ------   -------     --------  --------------                    ---------
Net earnings (Restated).............                              11.9                    $      11.9          11.9
Capital contribution................                 10.6                                                      10.6
Translation adjustment..............                                               0.1            0.1           0.1
Net unrealized loss on
 investment, net of tax.............                                              (0.1)          (0.1)         (0.1)
                                                                                          -----------
Other comprehensive earnings                                                                        -
                                                                                          -----------
Total comprehensive earnings........                                                      $      11.9
                                         ------   -------     --------  --------------    ===========     ---------
Balance at September 30, 2002
 (Restated).........................        6.4     151.5         60.5            (2.0)                       216.4
                                         ------   -------     --------  --------------                    ---------
Net earnings (Restated).............                               8.9                    $       8.9           8.9
Translation adjustment..............                                               4.1            4.1           4.1
Minimum pension liability
 adjustment, net of tax.............                                              (0.6)          (0.6)         (0.6)
                                                                                          -----------
Other comprehensive earnings........                                                             3.5
                                                                                          -----------
Total comprehensive earnings........                                                      $      12.4
                                                                                          ===========
                                         ------   -------     --------  --------------                    ---------
Balance at September 30, 2003
  (Restated)........................        6.4     151.5         69.4             1.5                        228.8
                                         ------   -------     --------  --------------                    ---------
Net loss............................                             (23.5)                   $     (23.5)        (23.5)
Translation adjustment..............                                               0.4            0.4           0.4
Minimum pension liability
 adjustment, net of tax.............                                              (0.1)          (0.1)         (0.1)
                                                                                          -----------
Other comprehensive earnings........                                                              0.3
                                                                                          -----------
Total comprehensive loss............                                                      $     (23.2)
                                         ------   -------     --------  --------------    ===========     ---------
Balance at September 30, 2004.......     $  6.4   $ 151.5     $   45.9  $          1.8                    $   205.6
                                         ======   =======     ========  ==============                    =========

                 See Notes to Consolidated Financial Statements.

                              ZURN INDUSTRIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- BASIS OF PRESENTATION

      The accompanying consolidated financial statements include the consolidated operations of Zurn Industries, Inc. ("we" or "Zurn"), a wholly-owned subsidiary of Jacuzzi Brands, Inc. ("JBI"). We and our subsidiaries manufacture and distribute a broad range of plumbing and bath products.

      JBI and certain subsidiaries of JBI (referred to herein as "Affiliates") have provided certain corporate administrative services to us including legal, finance, tax, risk management and employee benefits. A portion of the related costs has been allocated to us, based on the percentage of our sales to the consolidated sales of JBI, as management fees. Our management believes such amounts are reasonable; however, they may not be indicative of our costs as a separate entity.

      We operate on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. The fiscal year periods presented in our consolidated financial statements consists of the 53 weeks ended on October 2, 2004 ("2004") and the 52 weeks ended on September 27, 2003 ("2003") and September 28, 2002 ("2002"), but are presented as of September 30 in each of those years for convenience. We eliminate inter-company balances and transactions when consolidating the account balances of our subsidiaries.

      Any potential variable interest entity ("VIE") in which we hold a variable interest has been assessed to determine whether the VIE should be consolidated into our results based on criteria established by FASB Interpretation No. 46, Consolidation of Variable Interest Entities, and Interpretation of ARB No. 51 ("FIN 46"). We have evaluated our interests in our wholly-owned subsidiaries and continue to consolidate them under the guidelines set forth in ARB No. 51, Consolidated Financial Statements, and FASB Statement No. 94, Consolidation of All Majority Owned-Subsidiaries. We have also completed an evaluation of our variable interest and believe that we do not have an interest in a variable interest entity, as defined by FIN 46.

NOTE 2 -- ACCOUNTING POLICIES

      Use of Estimates: Generally accepted accounting principles require us to make estimates and assumptions that affect amounts reported in our financial statements and accompanying notes. Actual results could differ from those estimates.

      Foreign Currency Translation: Our subsidiaries outside of the U.S. record transactions using their local currency as their functional currency. In accordance with FASB Statement No. 52, Foreign Currency Translation, the assets and liabilities of our foreign subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet dates. Revenues, expenses and cash flow items are translated at average daily exchange rates for the period. The gains and losses resulting from the changes in exchange rates from year to year have been reported in other comprehensive earnings.

      Cash and Cash Equivalents: We consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

      Trade Receivables and Concentration of Credit Risk: We record an allowance for doubtful accounts, reducing our receivables balance to an amount we estimate is collectible from our customers.

      We operate in the U. S. and Canada and, to a lesser extent, in other regions of the world. We perform periodic credit evaluations of our customers' financial condition and generally do not require collateral. We encounter a certain amount of credit risk as a result of a concentration of receivables among a few significant customers. We have one customer, Home Depot, which accounted for 19%, 24% and 24% of our net sales in 2004, 2003 and 2002, respectively, and another customer, Ferguson, which accounted for 11%, 9% and 9% of our net sales in 2004, 2003 and 2002, respectively. Credit losses have not been significant and have been within management's expectations.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- ACCOUNTING POLICIES (CONTINUED)

      Income Taxes: Deferred tax assets and liabilities represent the tax effects, based on current law, of any temporary differences in the timing of when revenues and expenses are recognized for tax purposes and when they are recognized for financial statement purposes. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

      Our earnings are included in the consolidated federal income tax return filed by JBI. We provided for income taxes in the accompanying consolidated financial statements as if we were a stand-alone entity and filed separate income tax returns from JBI. Federal taxes currently payable have been included in amounts due to Parent and Affiliates. Income taxes paid to state, local and foreign jurisdictions during 2004, 2003 and 2002 were $0.7 million, $1.1 million and $0.7 million, respectively.

      Inventories: Our inventories are stated at the lower of cost or market value. We use the last-in-first-out (LIFO) method for determining the cost of our inventories. The carrying value of our LIFO method inventories approximate their current replacement cost at September 30, 2004 and 2003. Our inventories are categorized as follows:

                                                       AT SEPTEMBER 30,
                                                 -----------------------------
                                                   2004                2003
                                                 --------            ---------
                                                         (IN MILLIONS)
Finished products.......................         $   74.0            $    57.0
In-process products.....................              5.1                  5.6
Raw materials...........................             10.1                 10.6
                                                 --------            ---------
                                                 $   89.2            $    73.2
                                                 ========            =========

      Property, Plant and Equipment: We record our property, plant and equipment at cost. We record depreciation in a manner that recognizes the cost of our depreciable assets in operations over their estimated useful lives using the straight-line method. We estimate the useful lives of our depreciable assets to be 20-50 years for buildings and 1-15 years for machinery, equipment and furniture. Leasehold improvements are amortized over the shorter of the terms of the underlying leases, including probable renewal periods, or the estimated useful lives of the improvements.

      Property, plant and equipment consist of:

                                                        AT SEPTEMBER 30,
                                                  ----------------------------
                                                    2004                2003
                                                  --------            --------
                                                          (IN MILLIONS)
Land and buildings......................           $ 23.5             $ 23.4
Machinery, equipment and furniture......             91.7               89.1
Accumulated depreciation................            (84.7)             (72.7)
                                                   ------             ------
                                                   $ 30.5             $ 39.8
                                                   ======             ======

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- ACCOUNTING POLICIES (CONTINUED)

      Goodwill: We adopted FASB Statement No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"), on October 1, 2001. Thus, goodwill is no longer amortized, but is subject to an annual impairment test. We test our goodwill for impairment at the reporting unit level utilizing a two-step methodology. The initial step requires us to determine the fair value our reporting unit and compare it to the carrying value, including goodwill, of such reporting unit. If the fair value exceeds the carrying value, no impairment loss is recognized and the second step, which is a calculation of the impairment, is not performed. However, if the carrying value of the reporting unit exceeds its fair value, an impairment charge equal to the difference in the values should be recorded. We perform an impairment test annually in the fourth quarter of each year, unless an event occurs earlier in the year that requires us to perform an interim test. In both 2004 and 2003, the fair value of our only reporting unit with goodwill -- the Plumbing Products segment -- exceeded its carrying value. Consequently, no impairment of our goodwill was indicated.

      Accrued Expenses and Other Current Liabilities: Accrued expenses and other current liabilities consist of the following:

                            AT SEPTEMBER 30,
                            ----------------
                             2004     2003
                            ------   ------
                              (IN MILLIONS)
Compensation related ....   $ 10.0   $ 10.1
Insurance ...............      5.1      7.0
Customer incentives .....     12.5      9.2
Interest ................     10.5      8.6
Warranty ................      0.6      0.7
Restructuring ...........      7.3      3.1
Other ...................      5.9      6.6
                            ------   ------
                            $ 51.9   $ 45.3
                            ======   ======

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- ACCOUNTING POLICIES (CONTINUED)

      We record a reserve for future warranty costs based on current unit sales, historical experience and management's judgment regarding anticipated rates of warranty claims and cost per claim. The adequacy of the recorded warranty reserves is assessed each quarter and adjustments are made as necessary. The specific terms and conditions of the warranties vary depending on the products sold and the countries in which we do business. Changes in our warranty reserves during 2004 and 2003 are as follows:

                                      AT SEPTEMBER 30,
                                      ----------------
                                       2004      2003
                                      ------    ------
                                       (IN MILLIONS)
Beginning balance .................   $  0.7    $  0.8
   Warranty (reversal) accrual, net      0.7       0.6
   Cash payments ..................     (0.8)     (0.7)
                                      ------    ------
Ending balance ....................   $  0.6    $  0.7
                                      ======    ======

      Fair Value of Financial Instruments: FASB Statement No. 107, Disclosure about Fair Value of Financial Instruments, requires that we disclose the fair value of our financial instruments when it is practical to estimate. We have determined the estimated fair values of our financial instruments, which are either recognized in our consolidated balance sheets or disclosed within these notes, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts we could realize in a current market exchange.

            Short-term Assets and Liabilities: The fair values of our cash and cash equivalents, trade receivables and accounts payable approximate their carrying values because of their short-term nature.

            Long-term Debt: The fair value of our Senior Notes (as defined in NOTE 5) was determined by reference to quoted market prices. The fair value of our remaining debt is determined by discounting the cash flows using current interest rates for financial instruments with similar characteristics and maturities. The fair value of our remaining debt approximates its carrying value as of September 30, 2004 and 2003.

           There were no other significant differences as of September 30, 2004 and 2003 between the carrying value and fair value of our financial instruments except as disclosed below:

                                         AT SEPTEMBER 30, 2004         AT SEPTEMBER 30, 2003
                                         ----------------------        ---------------------
                                          CARRYING        FAIR          CARRYING       FAIR
                                           AMOUNT         VALUE          AMOUNT        VALUE
                                          --------       -------        --------      -------
                                                             (IN MILLIONS)
9.625% Senior Notes....................   $  380.0       $ 418.6        $  380.0      $ 394.3
                                          ========       =======        ========      =======

                              ZURN INDUSTRIES, INC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- ACCOUNTING POLICIES (CONTINUED)

      Revenue Recognition: We recognize revenue when all of the following criteria are met: persuasive evidence of the arrangement exists; delivery has occurred and we have no remaining obligations; prices are fixed or determinable; and collectibility is probable. We make shipments to approved customers based on orders placed. Prices are fixed when the customer places the order. An approved customer is one that has been subjected to our credit evaluation. We record revenue when title passes, which is either at the time of shipment or upon delivery to the customer. The passage of title is dependent on the arrangements made with each customer. Provisions are made for sales returns and allowances at the time of sale.

      Management uses significant judgment in estimating sales returns, considering numerous factors such as current overall and industry-specific economic conditions and historical sales return rates. Although we consider our sales return reserves to be adequate and proper, changes in historical customer patterns could require adjustments to the reserves. We also record reductions to our revenues for customer and distributor programs and incentive offerings including special pricing agreements, promotions and other volume-based incentives.

      We adopted EITF Issue No. 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products, in 2002. As required by this guidance, we account for sales incentives, such as discounts, rebates and volume incentives, as a reduction of revenue at the later of 1) the date that the related revenue is recognized or 2) the date when the sales incentive is offered. In the case of volume incentives, we recognize the reduction of revenue ratably over the period of the underlying transactions that result in progress by the customer toward earning the incentive. We record free product given to customers as a sales incentive in cost of products sold.

      Shipping and Handling Fees and Costs: We classify amounts charged to our customers for shipping and handling as revenues, while shipping and handling costs are recorded as cost of products sold.

      Advertising Costs: Advertising costs are charged to expense when incurred. Advertising expense totaled $4.9 million, $5.2 million and $3.2 million in 2004, 2003 and 2002, respectively.

      Research and Development Costs: Research and development costs are expensed as incurred. Such amounts totaled $1.1 million, $1.2 million and $1.1 million in 2004, 2003 and 2002, respectively.

      Stock-Based Compensation: We do not have stock-based compensation plans separate from JBI; however, we do participate in JBI's stock-based compensation plans. Consistent with JBI, we account for participation in these plans in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, ("APB 25") and related Interpretations. Had compensation costs for awards under JBI's stock-based compensation been determined using the fair value method prescribed by FASB Statement No. 123, Accounting for Stock-Based Compensation, our pro forma net earnings (loss) would not be materially different from the amounts presented in our consolidated statements of operations for the years ended September 30, 2004, 2003 and 2002. Therefore, these amounts have not been presented.

      Certain key employees of the Company participate in stock incentive plans of JBI that provide for awards of restricted stock and options to purchase JBI common stock at prices equal to the fair value of the underlying shares at the date of the grant. We recognized compensation expense of $0.2 million, $0.1 million and $0.1 million in 2004, 2003 and 2002, respectively, for vesting of restricted stock awards.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- ACCOUNTING POLICIES (CONTINUED)

      Comprehensive Earnings (Loss): Comprehensive earnings (loss) represents the change in stockholder's equity from transactions and other events and circumstances arising from non-stockholder sources. Our comprehensive earnings
(loss) consists of net earnings (loss), changes in cumulative foreign currency translation, changes in our minimum pension liability and changes in unrealized gains on investments, all net of applicable income taxes.

      Accumulated other comprehensive earnings (loss) consists of the following:

                              CHANGES IN
                              CUMULATIVE                   CHANGES IN    ACCUMULATED
                               FOREIGN        MINIMUM      UNREALIZED       OTHER
                               CURRENCY       PENSION       GAINS ON    COMPREHENSIVE
                             TRANSLATION    LIABILITY (1)  INVESTMENTS  EARNINGS (LOSS)
                             -----------    -------------  -----------  ---------------
                                                   (IN MILLIONS)
September 30, 2001 ......       $(1.2)         $(0.9)         $ 0.1         $(2.0)
Fiscal 2002 change ......         0.1              -           (0.1)            -
                                -----          -----          -----         -----
September 30, 2002 ......        (1.1)          (0.9)             -          (2.0)
Fiscal 2003 change ......         4.1           (0.6)             -           3.5
                                -----          -----          -----         -----
September 30, 2003 ......         3.0           (1.5)             -           1.5
Fiscal 2004 change ......         0.4           (0.1)             -           0.3
                                -----          -----          -----         -----
September 30, 2004 ......       $ 3.4          $(1.6)         $   -         $ 1.8
                                =====          =====          =====         =====


            (1) The minimum pension liability adjustment is net of tax benefit of $0.1 million in 2004 and $0.3 million in 2003.

      New Accounting Pronouncement: In November 2004, FASB Statement No. 151, Inventory Costs, an Amendment of ARB No. 43, Chapter 4 ("SFAS No. 151"), was issued. The amendments made by SFAS No. 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. SFAS No. 151 will become effective for us beginning in fiscal 2006. We are in the process of assessing the impact SFAS No. 151 will have on our financial position and results of operations.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3 -- DISPOSITIONS AND DISCONTINUED OPERATIONS

      On December 28, 2001, we approved a formal disposal plan for five businesses, one of which is included in the consolidated results of Zurn - Selkirk (the "2001 Disposal Plan"). In connection with the 2001 Disposal Plan, we recorded a charge of $40.5 million, net of tax, in 2001, which represented the difference between the historical net carrying value and the estimated net realizable value of Selkirk. The sale of Selkirk was completed in June 2002. The disposal of this business qualified for treatment as a discontinued operation. Selkirk had net sales of $73.6 million and operating income of $1.7 million in 2002 prior to being sold.

NOTE 4 -- IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES

      The principal components of impairment, restructuring and other charges, including $0.9 million recorded in cost of products sold in 2003, are:

                                        FOR THE FISCAL YEARS ENDED SEPTEMBER 30,
                                        ----------------------------------------
                                             2004       2003        2002
                                             -----      -----       -----
                                                    (IN MILLIONS)
Impairment of assets ..................      $ 4.9      $ 8.2       $   -
Lease obligations and other
  commitments .........................        4.7       (2.0)        4.1
Severance and related
  costs ...............................       11.3        0.9         0.6
                                             -----      -----       -----
  Total ...............................      $20.9      $ 7.1       $ 4.7
                                             =====      =====       =====

Cash charges ..........................      $12.9      $(1.1)      $ 4.7
Non-cash charges ......................        8.0        8.2           -
                                             -----      -----       -----
  Total ...............................      $20.9      $ 7.1       $ 4.7
                                             =====      =====       =====

      Impairment, restructuring and other charges are recorded when a liability is incurred in accordance with FASB Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS No. 146"), FASB Statement No. 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and SFAS No. 144 or other applicable guidance.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 -- IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES (CONTINUED)

                                                   AT SEPTEMBER 30, 2004                        AT SEPTEMBER 30, 2003
                                           ------------------------------------    -----------------------------------------------
                                           RESTRUCTURING     PLANT                 RESTRUCTURING     PLANT      COST OF
                                           AND SEVERANCE    CLOSURE                AND SEVERANCE    CLOSURE    PRODUCTS
                                              CHARGES        COSTS        TOTAL       CHARGES        COSTS       SOLD        TOTAL
                                           -------------    -------       -----    -------------    -------    --------      -----
BATH PRODUCTS:                                                                 (IN MILLIONS)
Closure of Tupelo, MS facility ..........      $ 2.2         $ 7.9        $10.1        $    -        $   -       $   -       $   -
Closure of Ford City, PA facility .......        2.4           0.9          3.3             -            -           -           -
Closure of Salem, OH facility ...........        4.7           1.3          6.0             -          8.5         0.9         9.4
Consolidation of administrative functions        2.1             -          2.1             -            -           -           -
Dismissal of wholesale sales force ......          -             -            -           0.9            -           -         0.9
                                               -----         -----        -----        ------        -----       -----       -----
      Sub-total Bath Products ...........       11.4          10.1         21.5           0.9          8.5         0.9        10.3
                                               -----         -----        -----        ------        -----       -----       -----
CORPORATE EXPENSES:
Adjustment of estimated lease obligation.       (0.6)            -         (0.6)         (3.2)           -           -        (3.2)
Corporate headquarters restructuring ....          -             -            -             -            -           -           -
                                               -----         -----        -----        ------        -----       -----       -----
      Sub-total Corporate Expenses ......       (0.6)            -         (0.6)         (3.2)           -           -        (3.2)
                                               -----         -----        -----        ------        -----       -----       -----
Total ...................................      $10.8         $10.1        $20.9        $ (2.3)       $ 8.5       $ 0.9       $ 7.1
                                               =====         =====        =====        ======        =====       =====       =====

2004 INITIATIVES

      In 2004, we approved a plan to close the Tupelo, MS plant as part of our ongoing initiatives to improve operating performance in our Bath Products business segment. We recorded $10.1 million in charges associated with the closure of the plant, which includes pension and post-employment benefits curtailments of $2.2 million and commitments related to exiting the facility of $3.0 million. In 2004, we performed a recoverability test of the long-lived assets and determined that an impairment charge of $4.9 million, which included an asset retirement obligation related to a landfill at the site, was required to reduce the carrying value of the Tupelo property, plant and equipment to its estimated fair value. The closure of the plant will result in the termination of approximately 255 employees and is expected to be completed by the end of third quarter of 2005.

      We approved a plan in 2004 to downsize the Ford City, PA plant in an effort to eliminate high-cost manufacturing through lower-cost sourcing. As a result, we recorded $3.3 million of charges during 2004. Included in the charges were $1.5 million in severance related to the termination of approximately 200 employees and $0.9 million in pension and post-employment benefit curtailments. The downsizing is expected to be substantially complete by December 2004.

2003 INITIATIVES

      In 2003, we initiated a plan to close the Salem, OH plant, which was completed in 2004. We recorded charges of $6.0 million in 2004 and $9.4 million in 2003 as a result of this initiative. In 2003, we performed a recoverability test of the long-lived assets and determined that an impairment charge of $5.2 million was required to reduce the carrying value of these long-lived assets to their estimated fair value. The estimated fair value of the plant was determined based on the value of comparable plants in the area. The 2003 charges also included a pension and post-employment benefit curtailment charge of $3.0 million, a $0.3 million charge for other commitments related to exiting the facility and $0.9 million charged to cost of products sold related to scrapped inventory. The 2004 charges relate to severance and facility exit costs. As a result of this plant closing, approximately 253 employees were terminated.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 -- IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES (CONTINUED)

      In 2003, we adopted a plan to consolidate and relocate of a number of administrative functions into a shared services operations center in Dallas, TX in an effort to reduce costs in our Bath Products segment. In the third quarter of 2004, the customer service functions of our domestic whirlpool bath and spa businesses were added to the list of functions to be consolidated into this shared services center, which is expected to further decrease costs and improve customer satisfaction. We incurred severance charges of $2.1 million in 2004 related to approximately 113 employees that were terminated in conjunction with these initiatives.

      The shared service center occupies a portion of the unused office space in Dallas, TX that had remained vacant since our closing of our corporate office. Favorable adjustments of $0.6 million and $3.2 million were recorded in 2004 and 2003, respectively, to reduce the associated accrual for lease costs that had originally been established in 2000 and increased in 2002 (see below) for the vacant leased space.

      We also approved a plan to replace our entire domestic sanitary bath wholesale sales force with independent manufacturer representatives to market our ELJER(R) brand products to the wholesale channel on a commission basis. As a result, we incurred $0.9 million in severance costs in 2003 related to the dismissal of 26 employees in the first quarter of 2004.

2002 INITIATIVES

      In 2002, we recorded restructuring charges of $0.6 million associated with management changes within the segment previously reported as Bath & Plumbing. The restructuring charges consisted of $0.4 million in cash severance payments and $0.2 in non-cash charges associated with the accelerated vesting of restricted stock. We also recorded restructuring charges of $0.7 million in our Plumbing Products segment to adjust reserves associated with a restructuring plan to discontinue certain product lines initiated in a prior year. Our estimates of the remaining product liability and warranty claims associated with these products required revision based on updated information.

      In 2002, we also recorded a charge of $3.4 million to increase reserves associated with a restructuring plan initiated in a prior year. The charge is related to our corporate lease obligation. When we initially estimated our lease obligation in 2000, we assumed that we would be able to sublease portions of the space over the course of the lease. In 2002, it became apparent, based on market conditions, that the space would likely remain empty for the remaining term of the lease.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 -- IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES (CONTINUED)

Restructuring Reserves

      The activity in the restructuring liability accounts by cost category is as follows (in millions):

                               LEASE &
                               CONTRACT  SEVERANCE
                               RELATED   & RELATED    TOTAL
                               -------   ---------    -----
At September 30, 2002........   $ 9.4      $   -      $ 9.4
  2003 (credits) charges.....    (2.6)       0.9       (1.7)
  Cash payments .............    (2.2)         -       (2.2)
                                -----      -----      -----
At September 30, 2003........     4.6        0.9        5.5
  2004 charges ..............     4.7        6.1       10.8
  Cash payments .............    (2.0)      (4.3)      (6.3)
                                -----      -----      -----
At September 30, 2004........   $ 7.3      $ 2.7      $10.0
                                =====      =====      =====

      Approximately $7.3 million of the reserves are included in the balance sheet caption "Accrued expenses and other current liabilities," while the remaining $2.7 million are recorded in the balance sheet caption "Other non-current liabilities." We expect the remaining accruals to be paid with cash over the periods provided by the severance and lease agreements over the next three years.

NOTE 5 -- LONG-TERM DEBT

Long-term debt consists of the following:

                                     AT SEPTEMBER 30,
                                   -------------------
                                    2004         2003
                                   ------       ------
                                      (IN MILLIONS)
Senior Notes ..................    $380.0       $380.0
Bank Facilities:
Asset-based credit facility....       2.5         23.9
  Term loan ...................      61.8         65.0
  Other long-term debt ........       6.4          7.7
                                   ------       ------
                                    450.7        476.6
Less current maturities .......      (3.9)       (25.2)
                                   ------       ------
Long-term debt ................    $446.8       $451.4
                                   ======       ======

                              ZURN INDUSTRIES, INC.

NOTE 5 -- LONG-TERM DEBT (CONTINUED)

      On July 15, 2003, JBI completed a comprehensive re-financing of its corporate debt by closing on the issuance of $380.0 million in aggregate principal amount of 9.625% senior secured notes (the "Senior Notes"), as well as a new five-year $200.0 million asset based revolving credit facility and a five-year $65.0 million term loan (collectively the "Bank Facilities"). The net proceeds from the Senior Notes, together with the initial borrowings under the Bank Facilities, were used to repay the debt and redeem senior notes that were outstanding at that time. Zurn is a co-borrower under both the Senior Notes and the Bank Facilities and, therefore, the amounts outstanding under the facilities are reflected in our balance sheets as of September 30, 2004 and 2003.

      On June 30, 2004, JBI amended its Bank Facilities, and on July 2, 2004, JBI made a $3.2 million payment to the bank permanently reducing the term loan to $61.8 million. The amendment provides for:

      - a reduction in the interest rate of the term loan from Prime plus 5.0%, with a minimum rate of 9.25%, to LIBOR plus 5.0%, with no minimum rate;

      - the elimination of annual prepayments on the term loan of $10.0 million, which were scheduled to begin in August 2005;

      - the elimination of annual prepayments on the term loan equal to 25% of JBI's annual consolidated excess cash flow, as determined by the original loan agreement;

      - the extension of the maturity date of the term loan by one year to July 15, 2009; and

      - the elimination of all debt covenants except the requirement to maintain a minimum consolidated fixed charge coverage ratio. This requirement is applicable only if JBI's availability under the asset-based credit facility falls below $20.0 million.

      This amendment was not considered a substantial modification of debt under the guidance provided in EITF Issue No. 96-19, Debtor's Accounting for a Modification or Exchange of Debt Instruments.

      The Senior Notes, which are due July 1, 2010 and require the payment of interest of $18.3 million on January 1 and July 1 of each year, were subject to registration with the Securities and Exchange Commission pursuant to a registration rights agreement. On February 17, 2004, JBI completed an offer to exchange new, registered Senior Notes for the then outstanding unregistered notes. The terms of the new, registered Senior Notes are identical, in all material respects, to the terms of the then outstanding unregistered notes, except that the new Senior Notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the unregistered notes do not apply to the registered Senior Notes.

      JBI is restricted in the redemption of the Senior Notes per the terms of the agreement with the note holders (the "Agreement"). Prior to July 1, 2006, JBI can redeem up to 35% of the Senior Notes with the net cash proceeds of an equity offering, as defined in the Agreement. On and after July 1, 2007, JBI can redeem the Senior Notes subject to a redemption premium of 104.8% for the first 12 months and 102.4% for the following 12 months. On and after July 1, 2009, the Senior Notes can be redeemed at face value.

      Under the five year asset-based revolving credit facility, JBI can borrow up to $200.0 million subject to a borrowing base consisting of eligible accounts receivable and eligible inventory, plus eligible trademarks. The initial amount of eligible trademarks of $20.0 million is being amortized evenly over the first two years of the facility as a reduction of the borrowing base. The interest rate under the facility is currently 2.25% over LIBOR or 0.25% over Prime. This rate will reset each quarter based on JBI's Consolidated Leverage Ratio as defined in the agreement, and could range from 2.0% to 2.5% over LIBOR ("Applicable LIBOR Margin"). The weighted average interest rate for 2004 was 3.98%.

      The Bank Facilities contain a subjective acceleration clause and a requirement to maintain a lockbox associated with the asset-based facility. As required by EITF Issue No. 95-22, Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements that Include both a Subjective Acceleration Clause and a Lockbox Arrangement, the entire balance of the asset-based facility is included in current maturities of long-term debt.

      Certain of JBI's existing and future domestic restricted affiliates guarantee the Senior Notes, jointly and severally, on a senior basis. The Senior Notes are secured by an eligible first lien on domestic property, plant and equipment, and a second lien on the assets that secure the Bank Facilities. The asset-based credit facility is secured by a first lien on accounts receivable, inventory, intangibles, the stock of JBI's domestic affiliates and 65% of the stock of JBI's first-tier foreign affiliates. In addition, the asset-based credit facility has a second lien on the property, plant and equipment securing the Senior Notes. The term loan is secured by the same assets that secure the asset-based credit facility, but the term loan will be paid on a "last out" basis following the payment of the obligations under the asset-based credit facility.

                              ZURN INDUSTRIES, INC.

NOTE 5 -- LONG-TERM DEBT (CONTINUED)

      Principal reductions of senior debt and other borrowings for the next five years ended September 30 and thereafter are as follows (in millions):

2005.........................................................        $   3.9
2006.........................................................            1.5
2007.........................................................            1.7
2008.........................................................            1.8
2009.........................................................           61.8
Thereafter...................................................          380.0
                                                                     -------
                                                                     $ 450.7
                                                                     =======

Interest Paid

      Interest paid to non-Affiliates was $0.8 million, $1.0 million and $1.1 million for 2004, 2003 and 2002, respectively.

Commitments

      At September 30, 2004, JBI had approximately $145.7 million available to be borrowed under the asset-based facility, of which JBI had utilized approximately $44.6 million (including $42.1 million of letters of credit), leaving $101.1 million available for additional borrowings.

NOTE 6 -- NOTES PAYABLE TO PARENT AND AFFILIATES

      Notes payable to Parent and Affiliates consists of the following:

                                                 AT SEPTEMBER 30,
                                                ------------------
                                                 2004        2003
                                                ------      ------
                                                   (IN MILLIONS)
6.5% note payable .........................     $182.8      $200.0
7.0% note payable .........................        3.0         3.0
4.25% note payable.........................       17.2           -
                                                ------      ------
                                                $203.0      $203.0
                                                ======      ======

      The 7.0% and 4.25% notes payable to Parent and Affiliates are unsecured and are payable on demand, although there are no plans for the Parent or Affiliates to demand payment of the notes prior to October 1, 2005. The 6.5%
note is unsecured and due on September 15, 2010. Interest was paid to Affiliates of $13.0 million, $13.0 million and $12.5 million in 2004, 2003 and 2002, respectively.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 -- PENSION AND RETIREMENT PLANS

   DOMESTIC BENEFIT ARRANGEMENTS

      We sponsor a number of non-contributory defined benefit pension plans covering the majority of our employees. The benefits under these plans are based primarily on years of credited service and/or compensation as defined under the respective plan provisions. Our funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as we may determine to be appropriate from time to time.

      We also sponsor a number of defined contribution plans. Contributions relating to defined contribution plans are made based upon the respective plans' provisions. Additionally, we provide health care and life insurance benefits to certain groups of retirees with most retirees contributing a portion of our costs. These are presented as other benefits in the tables that follow. We use a September 30 measurement date for the plans.

   ASSUMPTIONS

   The weighted-average assumptions used to determine the benefit obligation for our domestic defined benefit pension and other plans are as follow:

                                                           PENSION PLANS                     OTHER PLANS
                                                          AT SEPTEMBER 30,                 AT SEPTEMBER 30,
                                                   ---------------------------      ----------------------------
                                                   2004       2003        2002      2004        2003        2002
                                                   ----       ----        ----      ----        ----        ----
Assumptions:
   Discount rate ...........................       5.75%      6.00%       6.75%     5.75%       6.00%       6.75%
   Rate of compensation increases ..........       3.25%      3.25%       3.25%        -           -           -

      The weighted average assumptions used to determine net periodic pension expense of our domestic defined benefit pension and other plans are presented below:

                                                               PENSION BENEFITS                             OTHER BENEFITS
                                                      ---------------------------------             ----------------------------
                                                      2004           2003          2002             2004        2003        2002
                                                      ----           ----          ----             ----        ----        ----
Assumptions:
  Discount rate...................................    6.00%          6.00%         6.75%            6.00%       6.00%       6.75%
  Rate of compensation increases..................    3.25%          3.25%         3.25%               -           -           -
  Expected rate of return on assets...............    8.75%          8.75%         8.75%               -           -           -

      The expected rate of return on assets is based on several factors. Such factors include current and expected target asset allocation, the historical experience of returns provided by plan assets, the evaluation of market conditions and interest rates, tolerance for risk within plan guidelines and cash requirements for benefit payments. In conjunction with our actuaries we analyze the foregoing factors as well as the advice of our pension investment advisors to develop the return on assets assumptions.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 -- PENSION AND RETIREMENT PLANS (CONTINUED)

The components of net periodic expense are presented below:

                                                                      PENSION BENEFITS                        OTHER BENEFITS
                                                            ---------------------------------          ----------------------------
                                                             2004          2003          2002           2004        2003       2002
                                                             ----          ----          ----           ----        ----       ----
                                                                                            (IN MILLIONS)
Service cost                                                $    -         $  -          $  -          $ 0.3       $ 0.6      $ 0.1
Interest cost                                                  0.3          0.3           0.3            3.3         3.1        2.2
Prior service cost (income)                                    0.1          0.1           0.1           (1.2)          -          -
Net actuarial loss (gain)                                      0.1          0.1           0.1            1.9         0.6       (1.3)
Curtailments                                                     -            -             -            0.6         0.4          -
                                                            ------         ----          ----          -----       -----      -----
  Periodic expense of defined benefit plans                    0.5          0.5           0.5            4.9         4.7        1.0
  Expense of participation in JBI Group Plan (1)               4.6          4.0           3.0              -           -          -
  Curtailment in JBI Group Plan                                2.2          2.6            -               -           -          -
                                                            ------         ----          ----          -----       -----      -----
Net periodic expense:
  Defined benefit plans                                        7.3          7.1           3.5            4.9         4.7        1.0
  Defined contribution plans                                   0.7          0.7           0.4              -           -          -
                                                            ------         ----          ----          -----       -----      -----
Net periodic expense                                        $  8.0         $7.8          $3.9          $ 4.9       $ 4.7      $ 1.0
                                                            ======         ====          ====          =====       =====      =====

      (1) In 2003, JBI's management changed the method of allocating pension expense to the participants in the JBI group plan. Beginning in 2003, we were only allocated service costs related to the plan, while in prior years we were allocated service costs plus a portion of the return on plan assets.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 -- PENSION AND RETIREMENT PLANS (CONTINUED)

      The following table provides a reconciliation of changes in the projected benefit obligation, fair value of plan assets and the funded status of our defined benefit pension and post-employment benefit plans to the amounts recorded in our balance sheets at September 30:

                                                                         PENSION BENEFITS            OTHER BENEFITS
                                                                         ----------------            --------------
                                                                       2004            2003       2004            2003
                                                                       ----            ----       ----            ----
CHANGE IN PROJECTED BENEFIT OBLIGATION:                                                 (IN MILLIONS)
  Benefit obligation at beginning of year                             $  5.0          $  4.2     $  61.4         $ 40.9
  Service cost                                                             -               -         0.3            0.5
  Interest cost                                                          0.3             0.3         3.3            3.1
  Plan amendments                                                          -               -       (17.9)          (3.5)
  Actuarial losses                                                       0.5             1.0         8.0           27.0
  Benefits paid                                                         (0.5)           (0.5)       (7.8)          (4.6)
  Curtailments                                                             -               -        (0.6)          (2.0)
                                                                      ------          ------     -------         ------
    Benefit obligation at end of year                                 $  5.3          $  5.0     $  46.7         $ 61.4
                                                                      ======          ======     =======         ======
CHANGE IN FAIR VALUE OF PLAN ASSETS:
  Contributions                                                       $  0.5          $  0.5     $   7.8         $  4.6
  Benefits paid                                                         (0.5)           (0.5)       (7.8)          (4.6)
                                                                      ------          ------     -------         ------
    Fair value of plan assets at end of year                          $    -          $    -     $     -         $    -
                                                                      ======          ======     =======         ======
FUNDED STATUS OF PLANS:
  Plan assets less than projected
    benefit obligation                                                $ (5.3)         $ (5.0)    $ (46.7)        $(61.4)
  Unrecognized prior service (income) cost                                 -               -       (21.5)          (4.1)
  Unrecognized net actuarial losses                                      2.7             2.4        33.4           28.0
                                                                      ------          ------     -------         ------
    Total recognized                                                  $ (2.6)         $ (2.6)    $ (34.8)        $(37.5)
                                                                      ======          ======     =======         ======
AMOUNTS RECORDED IN THE BALANCE SHEETS:
  Accrued  benefits                                                   $ (5.3)         $ (5.0)    $ (34.8)        $(37.5)
  Intangible assets                                                        -             0.1           -              -
  Accumulated other comprehensive income                                 2.7             2.3           -              -
                                                                      ------          ------     -------         ------
    Total recognized                                                    (2.6)         $ (2.6)    $ (34.8)        $(37.5)
                                                                      ======          ======     =======         ======

      At the end of 2004, the accumulated benefit obligation and projected benefit obligation exceeded the fair value of the plan assets by $5.2 million and $5.3 million, respectively. At September 30, 2003, both the accumulated benefit obligation and the projected benefit obligation exceeded the fair value of the plan assets by $5.0 million.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 -- PENSION AND RETIREMENT PLANS (CONTINUED)

      The JBI weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., the health care cost trend rate) for the other post-employment benefit plans was 10% for 2004 and 7.5% for 2003. The rate used as of September 30, 2004 was 10% and is assumed to decrease 0.5% a year to 5.0%. A one-percentage-point change in the assumed health care cost trend rate would have the following effects at and for the year ended September 30, 2004 (in millions):

                                                                                                        Increase (Decrease)
Effect of a 1% increase in the health care cost trend rate on:                                           Costs/Obligations
                                                                                                         -----------------
Service cost plus interest cost........................................................                        $  0.2
Accumulated post-retirement benefit obligation.................................                                   2.5

Effect of a 1% decrease in the health care cost trend rate on:
Service cost plus interest cost........................................................                        $ (0.2)
Accumulated post-retirement benefit obligation.................................                                  (2.3)

      The tables above and on the previous pages set forth the historical components of net periodic pension cost and a reconciliation of the funded status of the pension and other post-employment benefit plans for our domestic employees. This information, however, is not necessarily indicative of the amounts we will recognize on a prospective basis.

      FOREIGN BENEFIT ARRANGEMENTS

   Our foreign defined benefit pension plan covers certain employees of our Canadian operations. The weighted-average assumptions used for the calculation of net periodic expense of our defined benefit plan covering those employees are presented below:

                                                                                           2004           2003          2002
                                                                                           ----           ----          ----
Assumptions:
  Discount rate.....................................................................       6.25%          6.25%         7.00%
  Rate of compensation increases....................................................       3.00%          3.00%         3.00%
  Expected rate of return on assets.................................................       7.50%          8.50%         8.50%

      The components of net periodic expense for our foreign defined benefit plan are presented below:

                                                                          2004            2003            2002
                                                                          ----            ----            ----
                                                                                     (IN MILLIONS)
Interest cost..............................................              $  0.1          $  0.1          $  0.1
Expected return on plan assets.............................                (0.1)           (0.1)           (0.1)
                                                                         ------          ------          ------
  Net periodic expense.......................................            $    -          $    -          $    -
                                                                         ======          ======          ======

                             ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 -- PENSION AND RETIREMENT PLANS (CONTINUED)

      The following table provides a reconciliation of changes in the projected benefit obligation, the fair value of plan assets and the funded status of our foreign defined benefit pension plan to the amounts recorded in our balance sheets as of September 30:

                                                                                 2004         2003
                                                                                 ----         ----
CHANGE IN PROJECTED BENEFIT OBLIGATION:                                            (IN MILLIONS)
  Benefit obligation at beginning of year............................           $  0.8       $  0.6
  Interest cost......................................................              0.1          0.1
  Employee contributions.............................................              0.1          0.1
  Actuarial loss.....................................................              0.1            -
                                                                                ------       ------
    Benefit obligation at end of year................................           $  1.1       $  0.8
                                                                                ======       ======
CHANGE IN FAIR VALUE OF PLAN ASSETS:
  Fair value of plan assets at beginning of year.....................           $  0.6       $  0.5
  Employer contributions.............................................              0.2            -
  Employee contributions.............................................              0.1          0.1
                                                                                ------       ------
    Fair value of plan assets at end of year.........................           $  0.9       $  0.6
                                                                                ======       ======
FUNDED STATUS OF PLAN:
  Plan assets less than projected benefit obligation.................           $ (0.2)      $ (0.2)
  Unrecognized net actuarial losses..................................              0.3          0.2
                                                                                ------       ------
    Total recognized.................................................           $  0.1       $    -
                                                                                ======       ======
AMOUNTS RECORDED IN THE BALANCE SHEET:
  Accrued benefits liability.........................................           $ (0.1)      $ (0.1)
  Accumulated other comprehensive income.............................              0.2          0.1
                                                                                ------       ------
    Total recorded...................................................           $  0.1       $    -
                                                                                ======       ======

NOTE 8 -- RESTATEMENT

      The 2003 and 2002 deferred taxes and tax provision have been restated to reflect the impact of changes in the accrual for tax contingencies and certain other adjustments to the tax balance sheet accounts. Certain balances within our balance sheet and statements of operations were affected. Those balances as previously reported and as restated are presented below:

                                                     AS                             AS
                                                  REPORTED     ADJUSTMENTS       RESTATED
                                                -----------    -----------      ---------
CURRENT DEFERRED INCOME TAX ASSET
      2003................................      $   30.7       $     (17.1)     $    13.6
NON-CURRENT DEFERRED INCOME TAX ASSET
      2003................................      $      -       $      16.4      $    16.4
DUE FROM AFFILIATES
      2003................................      $  764.5       $       2.0      $   766.5
CURRENT DEFERRED INCOME TAX LIABILITY
      2003................................      $   10.0       $     (10.0)     $       -
RETAINED EARNINGS
      2003................................      $   70.6       $      (1.2)     $    69.4
PROVISION FOR INCOME TAXES
      2003................................      $    7.7       $       0.6      $     8.3
      2002................................          12.4               0.6           13.0
EARNINGS FROM CONTINUING OPERATIONS
      2003................................      $    9.5       $      (0.6)     $     8.9
      2002................................          17.3              (0.6)          16.7
NET EARNINGS
      2003................................      $    9.5       $      (0.6)     $     8.9
      2002................................          12.5              (0.6)          11.9

NOTE 9 -- INCOME TAXES

      (Loss) earnings from continuing operations before income taxes consists of the following:

                                                            FOR THE FISCAL YEARS ENDED
                                                                   SEPTEMBER 30,
                                                        ----------------------------------
                                                                      2003           2002
                                                          2004      (RESTATED)   (RESTATED)
                                                          ----      ----------   ----------
                                                                  (IN MILLIONS)
United States.........................                  $ (36.3)     $  17.7       $  30.6
Foreign...............................                      0.1         (0.5)         (0.9)
                                                        -------      -------       -------
                                                        $ (36.2)     $  17.2       $  29.7
                                                        =======      =======       =======

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9 -- INCOME TAXES (CONTINUED)

      The (benefit from) provision for income taxes attributable to our (loss) income from continuing operations before income taxes consists of the following:

                                                                FOR THE FISCAL YEARS ENDED
                                                                       SEPTEMBER 30,
                                                             --------------------------------
                                                                           2003         2002
                                                               2004     (RESTATED)   (RESTATED)
                                                               ----     ----------   ----------
                                                                          (IN MILLIONS)
Current:
  Federal..................................                  $  (9.9)     $  9.7       $  6.0
  State....................................                      1.1         2.4          2.9
  Foreign..................................                      0.2           -            -
Deferred...................................                     (4.1)       (3.8)         4.1
                                                             -------      ------       ------
                                                             $ (12.7)     $  8.3       $ 13.0
                                                             =======      ======       ======

      The components of deferred income tax assets and liabilities are as follows:

                                                                   AT SEPTEMBER 30,
                                                               -----------------------
                                                                                2003
                                                                 2004        (RESTATED)
                                                                 ----        ----------
                                                                    (IN MILLIONS)
Deferred tax assets:
  Accruals and allowances................................      $  18.9        $  17.9
  Property, plant & equipment............................          0.5              -
  Net pension assets.....................................          2.1            2.0
  Post-employment benefits...............................         13.4           14.4
                                                               -------        -------
    Total deferred tax assets............................         34.9           34.3
                                                               -------        -------
Deferred tax liabilities:
  Property, plant and equipment..........................            -            2.6
  Inventory..............................................          1.6            1.6
  Other..................................................          0.1            0.1
                                                               -------        -------
    Total deferred tax liabilities.......................          1.7            4.3
                                                               -------        -------
    Net deferred tax asset...............................      $  33.2        $  30.0
                                                               =======        =======

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9 -- INCOME TAXES (CONTINUED)

      The deferred tax balances have been classified in the balance sheet as follows:

                                                                 AT SEPTEMBER 30,
                                                               --------------------
                                                                             2003
                                                                2004      (RESTATED)
                                                                ----      ----------
                                                                   (IN MILLIONS)
Current assets................................                 $ 17.3       $ 15.2
Current liabilities...........................                   (1.6)        (1.6)
                                                               ------       ------
  Net current asset...........................                   15.7         13.6
                                                               ------       ------
Non-current assets............................                   17.6         19.1
Non-current liabilities.......................                   (0.1)        (2.7)
                                                               ------       ------
  Net non-current asset.......................                   17.5         16.4
                                                               ------       ------
  Net deferred tax asset......................                 $ 33.2       $ 30.0
                                                               ======       ======

      Our effective tax rate is based on expected income, statutory tax rates and tax planning opportunities available to us in the various jurisdictions in which we operate. Significant judgment is required in determining our effective tax rate and in evaluation of our tax provisions. Despite our belief that our tax return positions are fully supportable, we estimate tax exposures and establish accruals when in our judgment we believe that certain positions are likely to be challenged and that we may not succeed. We adjust these reserves in light of changing facts and circumstances, such as the progress of a tax audit.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9 -- INCOME TAXES (CONTINUED)

      The following is a reconciliation of income taxes at the federal statutory rate of 35% to the provision for income taxes attributable to continuing operations:

                                                                              FOR THE FISCAL YEARS ENDED
                                                                                     SEPTEMBER 30,
                                                                        ---------------------------------------
                                                                                          2003          2002
                                                                          2004        (RESTATED)     (RESTATED)
                                                                          ----        ----------     ----------
                                                                                     (IN MILLIONS)
Federal tax (benefit) provision computed at the statutory rate....      $(12.7)          $  6.0        $ 10.4
State income taxes (net of federal benefit).......................         0.6              1.6           1.9
Changes in reserves and valuation allowances......................        (1.0)             0.6           0.6
Non-deductible items..............................................         0.4              0.1           0.1
                                                                        ------           ------        ------
                                                                        $(12.7)          $  8.3        $ 13.0
                                                                        ======           ======        ======

NOTE 10 -- COMMITMENTS AND CONTINGENCIES

Operating Leases

      The table below shows our future minimum lease payments due under non-cancelable leases as of September 30, 2004. Certain of these leases contain stated escalation clauses while others contain renewal options. These minimum lease payments (presented in millions) include facility leases that were accrued as restructuring costs (see NOTE 4).

2005..................................................                 $   3.8
2006..................................................                     3.7
2007..................................................                     3.4
2008..................................................                     1.2
2009..................................................                     0.6
  Thereafter............................................                   1.5
                                                                       -------
    Total (which has not been reduced by minimum
      sublease rental income of $1.7 million)                          $  14.2
                                                                       =======

      Rent expense, including equipment rental, was approximately $3.5 million, $ 3.2 million and $4.2 million in 2004, 2003 and 2002, respectively.

Environmental Regulation

      We are subject to numerous foreign, federal, state and local laws and regulations concerning such matters as zoning, health and safety and protection of the environment. Laws and regulations protecting the environment may, in certain circumstances, impose "strict liability," rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, from time to time, we may receive notices of violation or may be denied applications for environmental licenses or permits because the practices of the operating unit are not consistent with regulations or ordinances.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

      NOTE 10 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)

      We have made capital and maintenance expenditures over time to comply with these laws and regulations. While the amount of expenditures in future years will depend on legal and technological developments which cannot be predicted at this time, these expenditures may progressively increase if regulations become more stringent. In addition, while future costs for compliance cannot be predicted with precision, no information currently available reasonably suggests that these expenditures will have a material adverse effect on our financial condition, results of operations or cash flows.

      We are investigating and remediating contamination at a number of present and former operating sites under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund"), the federal Resource Conservation and Recovery Act or comparable state statutes or agreements with third parties. These proceedings are in various stages ranging from initial investigations to active settlement negotiations to the cleanup of sites. We have been named as a potentially responsible party at a number of Superfund sites under CERCLA or comparable state statutes. Under these statutes, responsibility for the entire cost of cleanup of a contaminated site can be imposed upon any current or former site owner or operator, or upon any party who sent waste to the site, regardless of the lawfulness of the original activities that led to the contamination. No information currently available reasonably suggests that projected expenditures associated with any of these proceedings or any remediation of these sites will have a material adverse effect on our financial condition, results of operations or cash flows.

      As of September 30, 2004, we had accrued approximately $0.6 million ($0.2 million accrued as current liabilities and $0.4 million as non-current liabilities), which have not been discounted. We accrue an amount for each case when the likelihood of an unfavorable outcome is probable and the amount of loss associated with such unfavorable outcome is reasonably estimable. We believe that the range of liability for these matters could reach $1.4 million if it included cases where the likelihood of an unfavorable outcome is only reasonably possible. We cannot predict whether future developments in laws and regulations concerning environmental protection or unanticipated enforcement actions will require material capital expenditures or otherwise affect our financial condition, results of operations or cash flows in a materially adverse manner, or whether our businesses will be successful in meeting future demands of regulatory agencies in a manner which will not have a material adverse effect on our financial condition, results of operations or cash flows.

Litigation

      We and our subsidiaries are parties to legal proceedings that we believe to be either ordinary, routine litigation incidental to the business of present and former operations or immaterial to our financial condition, results of operations or cash flows.

      Certain of our subsidiaries are defendants or plaintiffs in lawsuits that have arisen in the normal course of business. While certain of these matters involve substantial amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation and environmental matters will not have a material adverse effect on our financial condition, results of operations or cash flows.

      Zurn merged with JBI in June 1998. At the time of the merger, Zurn had itself owned various subsidiaries. Zurn, along with many other unrelated companies, is a co-defendant in numerous asbestos related lawsuits pending in the U.S. Plaintiffs' claims primarily allege personal injuries allegedly caused by exposure to asbestos used primarily in industrial boilers formerly manufactured by a segment of Zurn that has been accounted for as a discontinued operation. Zurn did not manufacture asbestos or asbestos components. Instead, Zurn purchased it from suppliers.

      Federal legislation has been proposed that would remove asbestos claims from the current tort system and place them in a trust fund system. This trust would be funded by the insurers and defendant companies. There can be no assurance as to when or if this or any other legislation will be passed and become law or what, if any, the financial impact it could have on Zurn.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)

      New claims filed against Zurn in 2004 were lower year-over-year. During 2004, approximately 25,000 new asbestos claims were filed against Zurn versus 32,400 in 2003. As of September 30, 2004, the number of asbestos claims pending against Zurn was approximately 75,500 compared to 59,000 as of September 30, 2003. The increase in pending claims is a result of new claims exceeding the number of claims newly resolved during the period. The claims are handled pursuant to a defense strategy funded by Zurn's insurers. The pending claims against Zurn as of September 30, 2004 were included in approximately 5,872 lawsuits, in which Zurn and an average of 85 other companies are named as defendants, and which cumulatively allege damages of approximately $10.3 billion against all defendants. Defense costs currently do not erode the coverage amounts in the insurance policies, although a few policies that will be accessed in the future may count defense costs toward aggregate limits.

      During 2004 and as of the end of such period, approximately 26,000 claims were paid and/or pending payment and approximately 4,900 claims were dismissed and/or pending dismissal. During 2003 and as of the end of such period, approximately 45,000 claims were paid and/or pending payment and approximately 3,000 claims were dismissed and/or pending dismissal. Since Zurn received its first asbestos claim in the 1980s, Zurn has paid or dismissed or agreed to settle or dismiss approximately 100,600 asbestos claims including dismissals or agreements to dismiss of approximately 10,600 of such claims through September 30, 2004 compared to 84,000 and 6,400 claims, respectively, through September 30, 2003.

      Zurn engaged an independent economic consulting firm with substantial experience in asbestos liability valuations to assist in the estimation of Zurn's potential asbestos liability. At September 30, 2004, that firm estimated that Zurn's potential liability for asbestos claims pending against it and for claims estimated to be filed through 2014 is approximately $171 million. That firm estimated Zurn will pay approximately $127.6 million through 2014 on such claims, with the balance of the estimated liability being paid in subsequent years. As discussed below in more detail, Zurn expects all such payments to be paid by its carriers. The estimated liability of $171 million is comprised of approximately (i) $12 million in claims that had been settled but unpaid as of September 30, 2004; (ii) $26 million in proposed settlements of certain pending and future claims; and (iii) $133 million for other pending and future claims. At September 30, 2003, it was estimated that Zurn's potential liability for asbestos claims pending against it and for claims estimated to be filed through 2013 was approximately $160 million.

      These asbestos liability estimates were based on the current and anticipated number of future asbestos claims, the timing and amounts of asbestos payments, the status of ongoing litigation and the potential impact of defense strategies and settlement initiatives. However, there are inherent uncertainties involved in estimating the number of future asbestos claims, future settlement costs, and the effectiveness of Zurn's defense strategies and settlement initiatives. In addition, Zurn's current estimate could be adversely affected due to changes in law and other factors beyond its control. As a result, Zurn's actual liability could exceed Zurn's estimate described herein.

      Zurn's current estimate of its asbestos liability of $171 million for claims filed through 2014 assumes that (i) its continuous vigorous defense strategy will remain effective; (ii) new asbestos claims filed annually against it will decline modestly through 2014; (iii) the values by disease will remain consistent with past experience; and (iv) its insurers will continue to pay defense costs without eroding the coverage amounts of its insurance policies. While Zurn believes there is evidence, in recent claims settlements, for such an impact of a successful defense strategy, if the defense strategy ultimately is not successful to the extent assumed by Zurn, the severity and frequency of asbestos claims could increase substantially above Zurn's estimates. Further, while Zurn's current asbestos liability is based on an estimate of claims through 2014, such liability may continue beyond 2014, and such liability could be substantial.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

      NOTE 10 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)

      Zurn estimates that its available insurance to cover its potential asbestos liability as of September 30, 2004 is approximately $302.1 million. Zurn estimated that its available insurance to cover its potential asbestos liability as of September 30, 2003 was approximately $314.0 million. The decrease in the amount of available insurance reflects the payments made during 2004 offset by a credit in the third quarter of 2004 of approximately $1.5 million from the carriers relating to claims processed in prior periods. Zurn believes, based on its experience in defending and dismissing such claims and the coverage available, that it has sufficient insurance to cover the pending and reasonably estimable future claims. This conclusion was reached after considering Zurn's experience in asbestos litigation, the insurance payments made to date by Zurn's insurance carriers, existing insurance policies, the industry ratings of the insurers and the advice of insurance coverage counsel with respect to applicable insurance coverage law relating to the terms and conditions of those policies. As of September 30, 2004 and September 30, 2003, Zurn recorded a receivable from its insurance carriers of $171 million and $160 million, respectively, which corresponds to the amount of Zurn's potential asbestos liability that is covered by available insurance and is probable of recovery.

      However, there is no assurance that $302.1 million of insurance coverage will ultimately be available or that Zurn's asbestos liabilities will not ultimately exceed this amount. Factors that could cause a decrease in the amount of available coverage include changes in law governing the policies, potential disputes with the carriers on the scope of coverage, and insolvencies of one or more of Zurn's carriers.

      Principally as a result of the past insolvency of certain of Zurn's insurance carriers, coverage analysis reveals that certain gaps exist in Zurn's insurance coverage, but only if and after Zurn uses approximately $230.1 million of its remaining approximate $302.1 million of insurance coverage. As noted above, the estimate of Zurn's potential liability for asbestos claims pending against it and for claims estimated to be filed through 2014 is $171 million with the expected amount to be paid through 2014 being $127.6 million. In order to use approximately $277.1 million of the $302.1 million of its insurance coverage from solvent carriers, Zurn estimates that it would need to satisfy approximately $14 million of asbestos claims, with additional gaps of $80 million layered within the final $25 million of the $302.1 million of coverage. We will pursue, if necessary, any available recoveries on our approximately $148 million of coverage with insolvent carriers, which includes approximately $83 million of coverage attributable to the gaps discussed above. These estimates are subject to the factors noted above.

      After review of the foregoing with our consultants, we believe that the resolution of our pending and reasonably estimable asbestos claims will not have a material adverse effect on our financial condition, results of operations or cash flows.

NOTE 11 -- STOCKHOLDER'S EQUITY

The capital contributions from Parent in 2002 related to the pay down of intercompany balances.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Jacuzzi Brands, Inc.

We have audited the consolidated balance sheets of JUSI Holdings, Inc. (the "Company"), a wholly-owned subsidiary of USI American Holdings, Inc. as of September 30, 2004 and 2003, and the related consolidated statements of operations, cash flows and changes in stockholder's equity for each of the three years in the period ended September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of JUSI Holdings, Inc. at September 30, 2004 and 2003, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2004, in conformity with U.S. generally accepted accounting principles.


                                            /s/ Ernst & Young LLP
                                            Certified Public Accountants

West Palm Beach, Florida
November 30, 2004

                               JUSI HOLDINGS, INC.


                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                  (IN MILLIONS)





                                                                            FOR THE FISCAL YEARS ENDED
                                                                                  SEPTEMBER 30,
                                                                  --------------------------------------------
                                                                      2004            2003            2002
                                                                  ------------    ------------    ------------


Net sales .....................................................   $      538.9    $      458.9    $      399.8
Operating costs and expenses:
  Cost of products sold .......................................          374.1           324.4           273.5
  Selling, general and administrative expenses ................          111.7           110.3            98.3
  Management fee expense .....................................             7.3             3.4             7.9
  Impairment, restructuring and other charges .................            1.4             7.9             0.8
                                                                  ------------    ------------    ------------
    Operating income ..........................................           44.4            12.9            19.3
Interest income from Affiliates ...............................           20.5            20.5            20.5
Interest expense to Affiliates ................................          (15.5)          (16.2)          (20.8)

Other intercompany income with Affiliates, net ................            0.4             0.3              --
Interest income ...............................................            1.5             0.9             0.1
Interest expense ..............................................          (46.9)          (15.9)          (12.9)
Other expense, net ............................................           (3.7)           (2.1)           (7.1)
                                                                  ------------    ------------    ------------
Earnings (loss) before income taxes and discontinued operations            0.7             0.4            (0.9)
(Provision) benefit for income taxes ..........................           (0.7)           (1.1)           13.7
                                                                  ------------    ------------    ------------
  (Loss) earnings from continuing operations ..................             --            (0.7)           12.8
Discontinued operations:
  (Loss) income from operations (net of tax benefits of
  $0.2 in 2004 and $0.5 in 2003 and tax
    provision of $0.4 in 2002) ................................           (0.5)           (1.4)            0.7
  (Loss) gain on disposals (net of tax benefit of $10.4
    in 2003) ..................................................             --           (13.8)           31.1
                                                                  ------------    ------------    ------------
  (Loss) earnings from discontinued operations ................           (0.5)          (15.2)           31.8
                                                                  ------------    ------------    ------------
    Net (loss) earnings .......................................   $       (0.5)   $      (15.9)   $       44.6
                                                                  ============    ============    ============




                 See Notes to Consolidated Financial Statements.

                               JUSI HOLDINGS, INC.

                           CONSOLIDATED BALANCE SHEETS

                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                AT SEPTEMBER 30,
                                                          ---------------------------
                                                              2004           2003
                                                          ------------   ------------

                                     ASSETS

Current assets:
  Cash and cash equivalents ...........................   $        2.5   $        1.1
  Trade receivables, net of allowances of $3.9
    in 2004 and $2.9 in 2003 ..........................           78.3           67.5
  Inventories .........................................           63.6           54.4
  Deferred income taxes ...............................           13.6           10.7
  Assets held for sale ................................            2.9           12.1
  Other current assets ................................            4.6            3.8
                                                          ------------   ------------
      Total current assets ............................          165.5          149.6
Property, plant and equipment, net ....................           43.4           44.5
Due from Parent and Affiliates ........................        1,469.0        1,521.1
Goodwill ..............................................          154.6          154.6
Other intangibles, net ................................           59.7           60.8
Note receivable from Affiliate ........................          315.9          315.9
Other non-current assets ..............................            5.3            5.7
                                                          ------------   ------------
TOTAL ASSETS ..........................................   $    2,213.4   $    2,252.2
                                                          ============   ============

                      LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
    Current maturities of long-term debt ..............   $        2.5   $       23.9
    Trade accounts payable ............................           43.7           37.1
    Liabilities associated with assets held for sale ..             --            5.9
    Accrued expenses and other current liabilities ....           48.3           47.3
                                                          ------------   ------------
      Total current liabilities .......................           94.5          114.2
Long-term debt ........................................          441.8          445.0
Deferred income taxes .................................           12.0           18.3
Other liabilities .....................................           43.1           55.4
Notes payable to Parent and Affiliates ................          271.5          271.5
                                                          ------------   ------------
      Total liabilities ...............................          862.9          904.4
Commitments and contingencies
Stockholder's equity:
    Common stock (par value $0.01 per share, authorized
      1,000 shares; issued and outstanding 100 shares)              --             --
    Paid-in capital ...................................          957.8          957.8
    Retained earnings .................................          392.0          392.5
    Accumulated other comprehensive earnings (loss) ...            0.7           (2.5)
                                                          ------------   ------------
      Total stockholder's equity ......................        1,350.5        1,347.8
                                                          ------------   ------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY ............   $    2,213.4   $    2,252.2
                                                          ============   ============






                 See Notes to Consolidated Financial Statements.

                               JUSI HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (IN MILLIONS)



                                                                                          For the Fiscal Years Ended
                                                                                                  September 30,
                                                                                  --------------------------------------------
                                                                                      2004            2003           2002
                                                                                  ------------    ------------    ------------
OPERATING ACTIVITIES:
  (Loss) earnings from continuing operations..............................        $          -    $       (0.7)   $       12.8
  Adjustments to reconcile (loss) earnings from continuing operations to net cash provided by operating activities of continuing operations:
      Depreciation and amortization.......................................                 9.1             8.2             9.0
      Amortization of financing costs.....................................                   -             0.6             3.9
      Provision for (benefit from) deferred income taxes .................                 1.0            (5.4)          (13.4)
      Provision for doubtful accounts ....................................                 3.4             2.3             2.1
      Gain on sale of real estate ........................................                  --            (3.5)           (0.8)
      Loss on sale of property, plant and equipment ......................                 0.7             0.3             1.7
      Non-cash interest expense ..........................................                46.9            10.0              --
      Impairment, restructuring and other non-cash charges ...............                  --             3.1              --
  Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
      Trade receivables ..................................................               (14.2)          (18.4)           11.4
      Inventories ........................................................                (9.2)            1.6            (2.0)
      Other current assets ...............................................                (0.7)           (1.1)            2.7
      Other assets .......................................................                 0.5             1.4             0.1
      Trade accounts payable .............................................                 6.5            10.3             2.9
      Income taxes payable ...............................................                (0.2)             --              --
      Accrued expenses and other current liabilities .....................                 2.4           (1.0)            2.5
      Other non-current liabilities ......................................                (8.7)             9.8             4.9
                                                                                  ------------    ------------    ------------
       Net cash provided by operating activities of
         continuing operations ...........................................                37.5            17.5            37.8
                                                                                  ------------    ------------    ------------
  (Loss) earnings from discontinued operations ...........................                (0.5)          (15.2)           31.8
  Adjustments to reconcile (loss) earnings from discontinued operations to net cash (used in) provided by discontinued operations:
      Loss (gain) on  disposal of discontinued operations ................                  --            13.8           (31.1)
      Other (increases) decreases in net assets held for sale ............                (0.8)           (7.1)           19.1
                                                                                  ------------    ------------    ------------
       Net cash (used in) provided by discontinued operations ............                (1.3)           (8.5)           19.8
                                                                                  ------------    ------------    ------------
NET CASH PROVIDED BY OPERATING ACTIVITIES ................................                36.2             9.0            57.6
                                                                                  ------------    ------------    ------------
INVESTING ACTIVITIES:
  Proceeds from sale of businesses .......................................                 2.4           107.1           334.3
  Purchases of property, plant and equipment .............................                (9.6)          (12.1)           (6.8)
  Proceeds from sales of property, plant and equipment ...................                 0.1              --             0.1
  Proceeds from sale of real estate ......................................                 0.3            11.1             0.5
                                                                                  ------------    ------------    ------------
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES ......................                (6.8)          106.1           328.1
                                                                                  ------------    ------------    ------------
FINANCING ACTIVITIES:
  Proceeds from long-term debt ...........................................                  --              --             5.3
  Repayment of long-term debt ............................................                  --           (92.9)          (81.7)
  Payment of financing costs .............................................                  --            (1.0)             --
  Net transfers with Affiliates ..........................................               (28.0)          (21.6)         (318.3)
                                                                                  ------------    ------------    ------------
NET CASH USED IN FINANCING ACTIVITIES ....................................               (28.0)         (115.5)         (394.7)
                                                                                  ------------    ------------    ------------
Effect of exchange rate changes on cash and cash equivalents .............                  --             0.5            (0.2)
                                                                                  ------------    ------------    ------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .........................                 1.4             0.1            (9.2)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ...........................                 1.1             1.0            10.2
                                                                                  ------------    ------------    ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR .................................        $        2.5    $        1.1    $        1.0
                                                                                  ============    ============    ============




                 See Notes to Consolidated Financial Statements.

                               JUSI HOLDINGS, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
          FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2004, 2003 AND 2002
                                  (IN MILLIONS)



                                                                                       ACCUMULATED
                                                                                          OTHER          COMPREHENSIVE
                                                       COMMON    PAID-IN   RETAINED    COMPREHENSIVE        (LOSS)
                                                       STOCK     CAPITAL   EARNINGS   (LOSS) EARNINGS      EARNINGS          TOTAL
                                                       ------    -------   --------   ---------------    --------------    --------

Balance at September 30, 2001 ......................   $   --    $ 850.4    $363.8    $         (1.3)                      $1,212.9
                                                       ------    -------    ------    ---------------                      --------

Net earnings .......................................                          44.6                       $         44.6        44.6
Capital contributions from Parent ..................               203.5                                                      203.5
Fair value of derivative adjustment, net of tax ....                                              1.4               1.4         1.4
Foreign currency translation adjustment ............                                             (0.1)             (0.1)       (0.1)
Minimum pension liability adjustment, net of tax ...                                             (2.2)             (2.2)       (2.2)
                                                                                                         --------------
Other comprehensive loss ...........................                                                               (0.9)         --
                                                                                                         --------------
Total comprehensive earnings .......................                                                     $         43.7          --
                                                       ------    -------    ------    ---------------    ==============    --------
Balance at September 30,2002 .......................       --    1,053.9     408.4               (2.2)                      1,460.1
                                                       ------    -------    ------    ---------------                      --------
Net loss ...........................................                         (15.9)                      $        (15.9)      (15.9)
Dividend to Parent .................................               (96.1)                                                     (96.1)
Foreign currency translation adjustment ............                                              0.4               0.4         0.4
Minimum pension liability adjustment, net of tax ...                                             (0.7)             (0.7)       (0.7)
                                                                                                         --------------
Other comprehensive loss ...........................                                                               (0.3)         --
                                                                                                         --------------
Total comprehensive loss ...........................                                                     $        (16.2)         --
                                                       ------    -------    ------    ---------------    ==============    --------
Balance at September 30, 2003 ......................       --      957.8     392.5               (2.5)                      1,347.8
                                                       ------    -------    ------    ---------------                      --------
Net loss ...........................................                          (0.5)                      $         (0.5)       (0.5)
Net unrealized gain on investment, net of tax ......                                              0.2               0.2         0.2
Minimum pension liability adjustment, net of tax ...                                              3.0               3.0         3.0
                                                                                                         --------------
Other comprehensive earnings .......................                                                                3.2          --
                                                                                                         --------------
Total comprehensive earnings .......................                                                     $          2.7          --
                                                       ------    -------    ------    ---------------    ==============    --------
Balance at September 30, 2004 ......................   $   --    $ 957.8    $392.0    $           0.7                      $1,350.5
                                                       ======    =======    ======    ===============                      ========









                 See Notes to Consolidated Financial Statements.

                               JUSI HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 -- BASIS OF PRESENTATION

     The accompanying consolidated financial statements include the consolidated operations of JUSI Holdings, Inc. ("we" or "JUSI"), a wholly-owned subsidiary of USI American Holdings, Inc. ("USIAH" or "the Parent") and an indirect subsidiary of Jacuzzi Brands, Inc. ("JBI"). JUSI was previously a wholly-owned subsidiary of USI Global Corporation ("Global"). In September 2004, Global was merged into USIAH.

     JUSI is a holding company whose principal operating subsidiaries are Jacuzzi, Inc., Sundance Spas, Inc., Bathcraft, Inc. and Rexair, Inc. These entities manufacture and distribute a full line of whirlpool baths, spas, and premium vacuum cleaners through two business segments. Rexair, Inc. comprises the Rexair segment, and the remaining businesses comprise the Bath Products segment.

     JBI and certain subsidiaries of JBI (referred to herein as "Affiliates") have provided certain corporate administrative services to us including legal, finance, tax, risk management and employee benefits. A portion of these related costs have been allocated to us, based on the percentage of our sales to the consolidated sales of JBI, as management fees. We believe such amounts are reasonable; however, they may not be indicative of our costs as a separate entity.

     In 2004, an Affiliate of JBI began providing selling and administrative services to us including accounts receivable, accounts payable, customer service, payroll and IT services. A portion of these related costs have been allocated to us, based on methodologies established under a shared services agreement with the Affiliate, and are included in selling, general and administrative expenses. We believe that such amounts are reasonable; however, they may not be indicative of our costs as a separate entity.

     We operate on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. The fiscal year periods presented in our consolidated financial statements consisted of the 53 weeks ended on October 2, 2004 ("2004") and the 52 weeks ended on September 27, 2003 ("2003") and September 28, 2002 ("2002"), but are presented as of September 30 in each of those years for convenience. Businesses over which we have the ability to exercise significant influence, but are not consolidated into our results, were accounted for using the equity method. In March 2000, we completed the disposition of a majority equity interest in several businesses to Strategic Industries LLC ("Strategic"). We accounted for our retained interest in Strategic under the equity method of accounting from March 2000 until January 2002, when we sold all remaining interests in that company. We eliminate intercompany balances and transactions when consolidating the account balances of our subsidiaries.

     Any potential variable interest entity ("VIE") in which we hold a variable interest has been assessed to determine whether the VIE should be consolidated into our results based on criteria established by FASB Interpretation No. 46, Consolidation of Variable Interest Entities, and Interpretation of ARB No. 51 ("FIN 46"). We have evaluated our interests in our wholly-owned subsidiaries and continue to consolidate them under the guidelines set forth in ARB No. 51, Consolidated Financial Statements, and FASB Statement No. 94, Consolidation of All Majority-Owned Subsidiaries. We have also completed an evaluation of all of our variable interests and believe that we do not have any interests in variable interest entities, as defined by FIN 46. However, even after exhaustive efforts, we have been unable to obtain information from Woodlands Ventures, LLC a property developer from whom we obtained a $9.3 million note receivable upon the sale of property in October 2002, that would allow us to assess whether the entity is a VIE. We will continue to make exhaustive efforts to obtain the information necessary to complete our evaluation.

     Certain amounts have been reclassified in our prior year statements to conform them to the presentation used in the current year.

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 2 -- ACCOUNTING POLICIES


     Use of Estimates: Generally accepted accounting principles require us to make estimates and assumptions that affect amounts reported in our financial statements and accompanying notes. Actual results could differ from those estimates.

     Foreign Currency Translation: Our subsidiaries outside of the United States record transactions using their local currency as their functional currency. In accordance with FASB Statement No. 52, Foreign Currency Translation, the assets and liabilities of our foreign subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet dates. Revenues, expenses and cash flow items are translated at average daily exchange rates for the period. The gains and losses resulting from the changes in exchange rates from year to year have been reported in other comprehensive earnings.

     Cash and Cash Equivalents: We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. Except for certain cash balances we own, cash accounts have been controlled on a centralized basis by JBI, which sweeps our cash receipts and funds cash disbursements. The net results of cash transactions between us or on our behalf, including intercompany advances, are included in the consolidated balance sheets as due from Parent and Affiliates.

     Trade Receivables and Concentration of Credit Risk: We record an allowance for doubtful accounts, reducing our receivables balance to an amount we estimate is collectible from our customers.

     We principally operate in the United States. We perform periodic credit evaluations of our customers' financial condition and generally do not require collateral. We encounter a certain amount of credit risk as a result of a concentration of receivables among a few significant customers. Our Bath Products segment has one customer, Lowe's, which accounted for 13%, 5% and less than 1% of our total sales in 2004, 2003 and 2002, respectively. Credit losses have not been significant and have been within management's expectations.

     Income Taxes: Deferred tax assets and liabilities represent the tax effects, based on current law, of any temporary differences in the timing of when revenues and expenses are recognized for tax purposes and when they are recognized for financial statement purposes. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

     Our earnings are included in the consolidated federal income tax return filed by JBI. We provided for income taxes in the accompanying consolidated financial statements as if we were a stand-alone entity and filed separate income tax returns from JBI. Federal taxes currently payable have been included in payable to Affiliates. Income taxes paid to state, local and foreign jurisdictions during 2004, 2003 and 2002 were $0.8 million, $13.7 million and $2.2 million, respectively.

     Inventories: Our inventories are stated at the lower of cost or market value. We use the first-in, first-out method for determining the cost of our inventories, which approximates replacement cost. Our inventories are categorized as follows:



                                             AT SEPTEMBER 30,
                                           -------------------
                                              2004      2003
                                           --------   --------
                                               (IN MILLIONS)

Finished products ......................   $   32.3   $   25.9
In-process products ....................        3.3        4.0
Raw materials ..........................       28.0       24.5
                                           --------   --------
                                           $   63.6   $   54.4
                                           ========   ========

     Property, Plant and Equipment: We record our property, plant and equipment at cost. We record depreciation in a manner that recognizes the cost of our depreciable assets in operations over their estimated useful lives using the straight-line method. We estimate the useful lives of our depreciable assets to be 20-50 years for buildings and 1-15 years for machinery, equipment and furniture. Leasehold improvements are amortized over the shorter of the terms of the underlying leases, including probable renewal periods, or the estimated useful lives of the improvements.

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 2 -- ACCOUNTING POLICIES (CONTINUED)


     Property, plant and equipment consist of:

                                                          AT SEPTEMBER 30,
                                                     ------------------------
                                                        2004          2003
                                                     ----------    ----------
                                                          (IN MILLIONS)

    Land and buildings ...........................   $     18.0    $     17.9
    Machinery, equipment and furniture ...........         59.7          54.3
    Accumulated depreciation .....................        (34.3)        (27.7)
                                                     ----------    ----------
                                                     $     43.4    $     44.5
                                                     ==========    ==========

     Depreciation and amortization consist of:

                                                               FOR THE FISCAL YEARS ENDED
                                                                     SEPTEMBER 30,
                                                         ------------------------------------
                                                            2004         2003         2002
                                                         ----------   ----------   ----------
                                                                     (IN MILLIONS)


Depreciation .........................................   $      7.9   $      7.0   $      7.9
Amortization of finite-lived intangible assets .......          1.2          1.2          1.1
                                                         ----------   ----------   ----------
                                                         $      9.1   $      8.2   $      9.0
                                                         ==========   ==========   ==========



     Goodwill and Other Intangible Assets: We adopted FASB Statement No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"), on October 1, 2001. Thus, goodwill and intangible assets deemed to have indefinite lives are no longer amortized, but are subject to annual impairment tests. Finite-lived intangible assets are amortized over their useful lives and are subject to impairment evaluation under FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144").

     We test our goodwill and indefinite-lived intangible assets for impairment at the reporting unit level utilizing a two-step methodology. The initial step requires us to determine the fair value of each reporting unit and of each indefinite-lived intangible asset and compare it to the carrying value, including goodwill and other intangible assets, of such reporting unit or of such intangible asset. If the fair value exceeds the carrying value, no impairment loss is recognized and the second step, which is a calculation of the impairment, is not performed. However, if the carrying value exceeds the fair value, an impairment charge equal to the difference in the values should be recorded. We perform an impairment test annually in the fourth quarter of each year, unless an event occurs earlier in the year that requires us to perform an interim test. In 2004 and 2003, the fair values of each of our reporting units exceeded their respective carrying values. Consequently, no impairment of our goodwill was indicated. In 2004 and 2003, the fair value of our indefinite-lived intangible asset exceeded its carrying value, thus no impairment was indicated.

     Goodwill by reporting unit is as follows:


                                                         AT SEPTEMBER 30,
                                                     -----------------------
                                                        2004         2003
                                                     ----------   ----------
                                                           (IN MILLIONS)

Bath Products ....................................   $    102.1   $    102.1

Rexair ...........................................         52.5         52.5
                                                     ----------   ----------
                                                     $    154.6   $    154.6
                                                     ==========   ==========


                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- ACCOUNTING POLICIES (CONTINUED)

     Identifiable intangible assets, which are included in the Rexair segment, are comprised of:

                                                                      AT SEPTEMBER 30, 2004            AT SEPTEMBER 30, 2003
                                                               -------------------------------    ------------------------------
                                              ESTIMATED        GROSS CARRYING     ACCUMULATED     GROSS CARRYING    ACCUMULATED
                                                 LIFE               AMOUNT        AMORTIZATION        AMOUNT        AMORTIZATION
                                              ---------        --------------     ------------    --------------    ------------
                                                                                  (IN MILLIONS)
    Patented technology                        10 years        $          2.6     $        0.8    $          2.6    $        0.6
    Distributor network                        40 years                  36.0              2.8              36.0             1.9
    Trade name                                Indefinite                 24.7               --              24.7              --
                                                               --------------     ------------    --------------    ------------
         Total identifiable intangible assets                  $         63.3     $        3.6    $         63.3    $        2.5
                                                               ==============     ============    ==============    ============

     Accrued Expenses and Other Current Liabilities: Accrued expenses and other current liabilities consist of the following:

                                             AT SEPTEMBER 30,
                                           -------------------
                                             2004       2003
                                           --------   --------
                                              (IN MILLIONS)

Compensation related ...................   $   12.2   $   10.4
Customer incentives ....................        8.4        5.8
Warranty ...............................        9.0        7.9
Interest ...............................       10.2        8.3
Other ..................................        8.5       14.9
                                           --------   --------
                                           $   48.3   $   47.3
                                           ========   ========

     We record a reserve for future warranty costs based on current unit sales, historical experience and management's judgment regarding anticipated rates of warranty claims and cost per claim. The adequacy of the recorded warranty reserves is assessed each quarter and adjustments are made as necessary. The specific terms and conditions of the warranties vary depending on the products sold and the countries in which we do business.

     Changes in our warranty reserves, a portion of which are classified as long-term on our consolidated balance sheets, during 2004 and 2003 are as follows:


                                             AT SEPTEMBER 30,
                                           --------------------
                                             2004        2003
                                           --------    --------
                                               (IN MILLIONS)

Beginning balance ......................   $   16.0    $    9.5
  Warranty accrual .....................       17.8        17.5
  Cash payments ........................      (14.0)      (11.0)
                                           --------    --------
Ending balance .........................   $   19.8    $   16.0
                                           ========    ========


                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- ACCOUNTING POLICIES (CONTINUED)

     Fair Value of Financial Instruments: FASB Statement No. 107, Disclosure About Fair Value of Financial Instruments, requires that we disclose the fair value of our financial instruments when it is practicable to estimate. We have determined the estimated fair values of our financial instruments, which are either recognized in our consolidated balance sheets or disclosed within these notes, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts we could realize in a current market exchange.

           Short-term Assets and Liabilities: The fair values of our cash and cash equivalents, trade receivables and accounts payable approximate their carrying values because of their short-term nature.

           Long-term Debt: The fair value of our Senior Notes (as defined in NOTE 5) was determined by reference to quoted market prices. The fair value of our remaining debt is determined by discounting the cash flows using current interest rates for financial instruments with similar characteristics and maturities. The fair value of our remaining debt approximates its carrying value as of September 30, 2004 and 2003.

           There were no other significant differences as of September 30, 2004 and September 30, 2003 between the carrying value and fair value of our financial instruments except as disclosed below:


                                                         AT SEPTEMBER 30, 2004         AT SEPTEMBER 30, 2003
                                                     ---------------------------   ---------------------------
                                                       CARRYING        FAIR          CARRYING         FAIR
                                                        AMOUNT         VALUE          AMOUNT         VALUE
                                                     ------------   ------------   ------------   ------------
                                                                           (IN MILLIONS)

           9.625% Senior Notes ...................   $      380.0   $      418.6   $      380.0   $      394.3
                                                     ============   ============   ============   ============


     Revenue Recognition: We recognize revenue when all of the following criteria are met: persuasive evidence of the arrangement exists; delivery has occurred and we have no remaining obligations; prices are fixed or determinable; and collectibility is probable. We make shipments to approved customers based on orders placed. Prices are fixed when the customer places the order. An approved customer is one that has been subjected to our credit evaluation. We record revenue when title passes, which is either at the time of shipment or upon delivery to the customer. The passage of title is dependent on the arrangements made with each customer. Provisions are made for sales returns and allowances at the time of sale.

     Management uses significant judgment in estimating sales return costs, considering numerous factors such as current overall and industry-specific economic conditions and historical sales return rates. Although we consider our sales return reserves to be adequate and proper, changes in historical customer patterns could require adjustments to the reserves. We also record reductions to our revenues for customer and distributor programs and incentive offerings including special pricing agreements, promotions and other volume-based incentives.

     We adopted EITF Issue No. 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products), in 2002. As required by this guidance, we account for sales incentives, such as discounts, rebates and volume incentives, as a reduction of revenue at the later of 1) the date that the related revenue is recognized or 2) the date when the sales incentive is offered. In the case of volume incentives, we recognize the reduction of revenue ratably over the period of the underlying transactions that result in progress by the customer toward earning the incentive. We record free product given to customers as a sales incentive in cost of products sold.

     Shipping and Handling Fees and Costs: We classify amounts charged to our customers for shipping and handling as revenues, while shipping and handling costs are recorded as cost of products sold.

     Advertising Costs: Advertising costs are charged to expense when incurred. Advertising expense totaled $10.8 million, $9.6 million and $5.1 million in 2004, 2003 and 2002, respectively.

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 2 -- ACCOUNTING POLICIES (CONTINUED)

     Research and Development Costs: Research and development costs are expensed as incurred. Such amounts totaled $1.7 million, $3.4 million and $2.2 million in 2004, 2003 and 2002, respectively.

     Derivative Financial Instruments: We report all derivative instruments on the balance sheet at fair value and establish criteria for designation and assessment of the effectiveness of hedging relationships in accordance with FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." In 2002, we hedged a portion of our variable-rate debt by entering into an interest rate swap in which we agreed to exchange, at specified intervals, the calculated difference between fixed and variable interest amounts on $90 million of our debt. The swap, which was designated a cash flow hedge, matured on June 30, 2002. We recorded additional interest expense of $1.4 million during 2002 related to this contract. We have not entered into any other cash flow hedges or any fair value hedges since the swap expired.

     Comprehensive Earnings (Loss): Comprehensive earnings (loss) represents the change in stockholder's equity from transactions and other events and circumstances arising from non-stockholder sources. Our comprehensive earnings
(loss) consists of net earnings (loss), changes in cumulative foreign currency translation, changes in fair value of derivative instruments, changes in our minimum pension liability and changes in net unrealized gains on investments, all net of applicable income taxes.

     Accumulated other comprehensive earnings (loss) consists of the following:

                                      CHANGES IN
                                      CUMULATIVE       CHANGES IN     CHANGES IN     CHANGES IN         ACCUMULATED
                                       FOREIGN          MINIMUM       UNREALIZED      FAIR VALUE           OTHER
                                       CURRENCY         PENSION         GAIN ON      OF DERIVATIVE     COMPREHENSIVE
                                      TRANSLATION     LIABILITY(1)    INVESTMENT(2)   INSTRUMENT       EARNINGS (LOSS)
                                      -----------     ------------    -------------  -------------    ----------------
                                                                      (IN MILLIONS)

September 30, 2001 ................   $       0.2     $       (0.1)   $         --   $       (1.4)    $          (1.3)
Fiscal 2002 change ................          (0.1)            (2.2)             --            1.4                (0.9)
                                      -----------     ------------    ------------   ------------     ---------------
September 30, 2002 ................           0.1             (2.3)             --             --                (2.2)
Fiscal 2003 change ................           0.4             (0.7)             --             --                (0.3)
                                      -----------     ------------    ------------   ------------     ---------------
September 30, 2003 ................           0.5             (3.0)             --             --                (2.5)
Fiscal 2004 change ................            --              3.0             0.2             --                 3.2
                                      -----------     ------------    ------------   ------------     ---------------
September 30, 2004 ................   $       0.5     $         --    $        0.2             $-     $           0.7
                                      ===========    ============    ============   ============     ===============

          (1) The minimum pension liability adjustment is net of an estimate tax benefit of $1.7 million, $0.4 million and $1.3 million in 2004, 2003 and 2002, respectively. The 2004 adjustment results from the transfer of the Rexair Plan obligations to the JBI Plan (NOTE 7).

          (2) The unrealized gain on investment is net of an estimated tax provision of $0.1 million.

     Stock-based Compensation: We do not have stock-based compensation plans separate from JBI; however, we do participate in JBI's stock-based compensation plans. Consistent with JBI, we account for participation in these plans in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations. Had compensation cost for awards under JBI's stock-based compensation plans been determined using the fair value method prescribed by FASB Statement No. 123, Accounting for Stock-Based Compensation, our pro forma net (loss) earnings would not be materially different from the amounts presented in our consolidated statements of operations for the years ended September 30, 2004, 2003 and 2002. Therefore, these amounts have not been presented.

     Certain key employees participate in stock incentive plans of JBI that provide for awards of restricted stock and options to purchase JBI common stock at prices equal to the fair value of the underlying shares at the date of the grant. We recognized compensation expense of $0.3 million, $0.1 million and $0.1 million in 2004, 2003 and 2002, respectively, for vesting of restricted stock awards.

     Dividend to Parent: We paid a dividend of $96.1 million during 2003 to our parent related to the proceeds of asset sales.

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 2 -- ACCOUNTING POLICIES (CONTINUED)

     New Accounting Pronouncement: In November 2004, FASB Statement No. 151, Inventory Costs, an Amendment of ARB No. 43, Chapter 4 ("SFAS No. 151"), was issued. The amendments made by SFAS No. 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. SFAS No. 151 will become effective for us beginning in fiscal 2006. We are in the process of assessing the impact SFAS No. 151 will have on our financial position and results of operations.

NOTE 3 -- DISPOSITIONS AND DISCONTINUED OPERATIONS

     On December 28, 2001, we approved a formal disposal plan for five businesses, three of which are included in the consolidated results of JUSI - Ames True Temper, Lighting Corporation of America and SiTeco (the "2001 Disposal Plan"). In connection with the disposal plan, we recorded a charge in 2001 of $149.8 million, net of tax, which represented the difference between the historical net carrying value and the estimated net realizable value of the three businesses. In 2002, we recorded a gain on the disposal of discontinued operations of $31.1 million, net of tax, as we re-evaluated our estimated net loss on these businesses. We sold Ames True Temper in January 2002, Lighting Corporation of America in April 2002 and SiTeco in October 2002.

     In February 2003, we adopted a formal disposal plan to dispose of our swimming pool & equipment and water systems businesses (the "2003 Disposal Plan"). In connection with the disposal plan, we recorded a charge in 2003 of $13.8 million, net of tax, which represents the difference between the historical net carrying value and the estimated net realizable value of these businesses. We sold the swimming pool & equipment business in May 2003 and the water systems business in October 2003.

     Each of these disposal plans qualified for treatment as discontinued operations. The assets and liabilities of these businesses are included in assets held for sale and liabilities associated with assets held for sale, respectively, for all periods presented through their respective sale date. Thus, included in these balances at September 30, 2003 are the assets and liabilities of our water systems business. The assets of our water systems business included $4.2 million in net trade receivables, $5.7 million in inventories and $0.1 million in other current assets, and the liabilities included $2.6 in trade accounts payable, $2.8 in other current liabilities, and $0.5 million in other non-current liabilities.

     Also included in assets held for sale are properties of $2.9 million at September 30, 2004 and $2.1 million at September 30, 2003. These properties meet all of the criteria for classification as held for sale as required by SFAS No.
144. The properties are recorded at the lower of their carrying value or fair value less cost to sell.

     Summarized results of our discontinued operations through the date of sale are as follows:


                                             FOR FISCAL YEARS ENDED SEPTEMBER 30,
                                              FOR THE YEARS ENDED SEPTEMBER 30,
                                           --------------------------------------
                                              2004          2003           2002
                                           ----------    ----------    ----------
                                                       (IN MILLIONS)

Net sales ..............................   $      2.1    $     41.1    $    592.9
Operating (loss) income ................         (0.7)         (1.6)         28.7

     In accordance with EITF Issue No. 87-24, Allocation of Interest to Discontinued Operations, we allocated a portion of our interest expense to discontinued operations. Amounts allocated reflect the interest expense on the estimated amount of debt that will be repaid as a result of the disposal transaction. Amounts reclassified were inconsequential for 2004 and were $0.3 million for 2003.

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 -- IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES

     The principal components of impairment, restructuring and other charges are:

                                                            YEAR ENDED SEPTEMBER 30,
                                                     ------------------------------------
                                                        2004          2003        2002
                                                     ----------   ----------   ----------
                                                                 (IN MILLIONS)

Impairment of assets .............................   $       --   $      3.1   $       --
Lease obligations and other commitments ..........           --          0.5           --
Severance and related costs ......................          1.4          4.3          0.8
                                                     ----------   ----------   ----------
  Total ..........................................   $      1.4   $      7.9   $      0.8
                                                     ==========   ==========   ==========
Cash charges .....................................   $      1.4   $      4.8   $      0.8
Non-cash charges .................................           --          3.1           --
                                                     ----------   ----------   ----------
  Total ..........................................   $      1.4   $      7.9   $      0.8
                                                     ==========   ==========   ==========

     Below is a summary of the charges we incurred in 2004, 2003 and 2002. Charges are recorded when a liability is incurred in accordance with FASB Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS No. 146"), and SFAS No. 144 or other applicable guidance.

     In 2003, we adopted a plan to consolidate and relocate a number of administrative functions into a shared services center in Dallas, TX in an effort to reduce costs in our Bath Products segment. In the third quarter of 2004, we added the customer service functions of our domestic whirlpool bath and spa businesses to the list of functions to be consolidated into this shared services center, which is expected to further decrease costs and improve customer satisfaction. We incurred severance charges of $1.4 million in 2004 and $0.4 million in 2003 related to approximately 44 employees that were terminated in conjunction with these initiatives.

     In 2003, we also approved a plan to close our Plant City, FL spa manufacturing plant, which was closed in November 2003. During 2003, we recorded a $3.9 million charge associated with the closure of this facility. As a result of JBI's decision to close the plant, we performed a recoverability test of the long-lived assets and determined that an impairment charge of $3.1 million was required to reduce the carrying value of the property, plant and equipment to its estimated fair value. The estimated fair value of the plant was determined based on the value of comparable plants in the area plus the book value of the equipment that was transferred to our Chino facility.

     In 2003, we initiated a restructuring and consolidation of the corporate headquarters that included a number of management changes and the relocation and consolidation of the Jacuzzi headquarters in Walnut Creek, CA into JBI's principal offices in West Palm Beach, FL. This resulted in the termination of 17 employees from California, all of whom were terminated prior to the end of 2003. Charges of $3.6 million were recorded during 2003 related to the closure of the Walnut Creek office. These charges consist primarily of employee severance and lease expenses.

     In 2002, we recorded restructuring charges of $0.8 million associated with management changes within our Bath Products segment. The restructuring charges consisted entirely of cash severance payments to employees.

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 --  IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES (CONTINUED)

      The activity in the restructuring liability accounts by cost category is as follows:

                                             LEASE AND
                                             CONTRACT      SEVERANCE
                                              RELATED      AND RELATED        TOTAL
                                               COSTS          COSTS           COSTS
                                           ------------    ------------    ------------
                                                          (IN MILLIONS)

At September 30, 2002 ..................   $         --    $        0.4    $        0.4
  2003 charges .........................            0.5             4.3             4.8
  Cash payments ........................           (0.1)           (0.7)           (0.8)
                                           ------------    ------------    ------------
At September 30, 2003 ..................            0.4             4.0             4.4
  2004 charges .........................             --             1.4             1.4
  Cash payments ........................           (0.1)           (4.6)           (4.7)
  Transfer from Affiliates .............             --             0.6             0.6
                                           ------------    ------------    ------------
At September 30, 2004 ..................   $        0.3    $        1.4    $        1.7
                                           ============    ============    ============

     All of the reserves are included in the balance sheet caption "Accrued expenses and other current liabilities." We expect the remaining accruals to be paid with cash over the periods provided by the severance and lease agreements over the next twelve months.


NOTE 5 -- LONG-TERM DEBT

     Long-term debt consists of the following:

                                                    AT SEPTEMBER 30,
                                            ----------------------------
                                                2004             2003
                                            ------------    ------------
                                                   (IN MILLIONS)

Senior Notes ............................   $      380.0    $      380.0
Bank Facilities:
  Asset-based credit facility ...........            2.5            23.9
  Term loan .............................           61.8            65.0
                                            ------------    ------------
                                                   444.3           468.9
Less current maturities .................           (2.5)          (23.9)
                                            ------------    ------------
Long-term debt ..........................   $      441.8    $      445.0
                                            ============    ============


     On July 15, 2003, JBI completed a comprehensive re-financing of its corporate debt by closing on the issuance of $380.0 million in aggregate principal amount of 9.625% senior secured notes (the "Senior Notes"), as well as a new five-year $200.0 million asset-based revolving credit facility and a five-year $65.0 million term loan (collectively the "Bank Facilities"). The net proceeds from the Senior Notes, together with the initial borrowings under the Bank Facilities, were used to repay the debt and redeem senior notes that were outstanding at that time. JUSI is a co-borrower under both the Senior Notes and the Bank Facilities and, therefore, the amounts outstanding under the facilities are reflected in our balance sheets as of September 30, 2004 and 2003.

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 -- LONG-TERM DEBT (CONTINUED)

     On June 30, 2004, JBI amended the Bank Facilities, and on July 2, 2004, JBI made a $3.2 million payment to the bank permanently reducing the term loan to $61.8 million. The amendment provides for:

     - a reduction in the interest rate of the term loan from Prime plus 5.0%, with a minimum rate of 9.25%, to LIBOR plus 5.0%, with no minimum rate;

     - the elimination of annual prepayments on the term loan of $10.0 million, which were scheduled to begin in August 2005;

     - the elimination of annual prepayments on the term loan equal to 25% of JBI's annual consolidated excess cash flow, as determined by the original loan agreement;

     - the extension of the maturity date of the term loan by one year to July 15, 2009; and

     - the elimination of all debt covenants except the requirement to maintain a minimum consolidated fixed charge coverage ratio. This requirement is applicable only if the availability under the asset-based credit facility falls below $20.0 million.

     This amendment was not considered a substantial modification of the debt under the guidance provided in EITF Issue No. 96-19, Debtor's Accounting for a Modification or Exchange of Debt Instruments.

     The Senior Notes, which are due July 1, 2010 and require the payment of interest of $18.3 million on January 1 and July 1 of each year, were subject to registration with the Securities and Exchange Commission pursuant to a registration rights agreement. On February 17, 2004, JBI completed an offer to exchange new, registered Senior Notes for the then outstanding unregistered notes. The terms of the new, registered Senior Notes are identical, in all material respects, to the terms of the then outstanding unregistered notes, except that the new Senior Notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the unregistered notes do not apply to the registered Senior Notes.

      JBI is restricted in the redemption of the Senior Notes per the terms of the agreement with the note holders (the "Agreement"). Prior to July 1, 2006, JBI can redeem up to 35% of the Senior Notes with the net cash proceeds of an equity offering, as defined in the Agreement. On and after July 1, 2007, JBI can redeem the Senior Notes subject to a redemption premium of 104.8% for the first 12 months and 102.4% for the following 12 months. On and after July 1, 2009, the Senior Notes can be redeemed at face value.

     Under the five-year asset-based revolving credit facility, JBI can borrow up to $200.0 million subject to a borrowing base consisting of eligible accounts receivable and eligible inventory, plus eligible trademarks. The initial amount of eligible trademarks of $20.0 million is being amortized evenly over the first two years of the facility as a reduction of the borrowing base. The interest rate under the facility is currently 2.25% over LIBOR or 0.25% over Prime. This rate will reset each quarter based on JBI's Consolidated Leverage Ratio as defined in the agreement, and could range from 2.0% to 2.5% over LIBOR ("Applicable LIBOR Margin"). The weighted-average interest rate for 2004 was 3.98%.

     The Bank Facilities contain a subjective acceleration clause and a requirement to maintain a lockbox associated with the asset-based facility. As required by EITF Issue No. 95-22, Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements that Include both a Subjective Acceleration Clause and a Lockbox Arrangement, the entire balance of the asset-based facility is included in current maturities of long-term debt.

     Certain of JBI's existing and future domestic restricted subsidiaries guarantee the Senior Notes, jointly and severally, on a senior basis. The Senior Notes are secured by an eligible first lien on domestic property, plant and equipment, and a second lien on the assets that secure the Bank Facilities. The asset-based credit facility is secured by a first lien on accounts receivable, inventory, intangibles, the stock of JBI's domestic affiliates and 65% of the stock of JBI's first-tier foreign affiliates. In addition, the asset-based credit facility has a second lien on the property, plant and equipment securing the Senior Notes. The term loan is secured by the same assets that secure the asset-based credit facility, but the term loan will be paid on a "last out" basis following the payment of the obligations under the asset-based credit facility.

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 -- LONG-TERM DEBT (CONTINUED)

     Principal reductions of senior debt and other borrowings for the next five years ended September 30 and thereafter are as follows (in millions):


2005 .............................................   $        2.5
2006 .............................................             --
2007 .............................................             --
2008 .............................................             --
2009 .............................................           61.8
Thereafter .......................................          380.0
                                                     ------------
                                                     $      444.3
                                                     ============


Interest Paid

     Interest paid to non-Affiliates was $6.1 million and $13.3 million for 2003 and 2002, respectively. No interest was paid to non-Affiliates in 2004.

Commitments

     At September 30, 2004, JBI had approximately $145.7 million available to be borrowed under the asset-based facility, of which JBI had utilized approximately $44.6 million (including $42.1 million of letters of credit), leaving $101.1 million available for additional borrowings.

NOTE 6 --  NOTES RECEIVABLE FROM / PAYABLE TO AFFILIATES

Note receivable from Affiliate

     The note receivable is due from JBI and is unsecured and is due on demand, although JUSI has no plans for demanding payment of the note prior to October 1, 2005. Interest on the note accrues at 6.5% per annum. Interest paid on this note was $20.5 million for each of 2004, 2003 and 2002.

Notes payable to Affiliates

     Notes payable to Affiliates consists of the following:


                                               AT SEPTEMBER 30,
                                           -----------------------
                                              2004         2003
                                           ----------   ----------
                                                (IN MILLIONS)

Non-interest bearing note payable ......   $      2.3   $      2.3
5.25% notes payable ....................         44.6         44.6
6.5% notes payable .....................        152.5        152.5
7.1% note payable ......................         58.1         58.1
8% note payable ........................         14.0         14.0
                                           ----------   ----------
                                           $    271.5   $    271.5
                                           ==========   ==========



     With the exception $107.8 million of the 6.5% notes, due September 15, 2005, and the 8% note, due September 15, 2006, all notes payable are unsecured and are payable on demand, although there are no plans for the Affiliates to demand payment of the notes prior to October 1, 2005. The $107.8 million note is expected to be converted to a demand note similar to the other notes and is not expected to be paid on the stated due date. Interest paid to Affiliates was $16.3 million, $11.3 million and $20.7 million for 2004, 2003 and 2002, respectively.

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 -- PENSION AND RETIREMENT PLANS

Domestic Benefit Arrangements

     We sponsor a number of non-contributory defined benefit pension plans covering the majority of our employees. The benefits under these plans are based primarily on years of credited service and/or compensation as defined under the plans' provisions. Our funding policy has been to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as we may determine to be appropriate from time to time.

     Effective June 1, 2004, we approved the transfer and merger of the assets from the Rexair Plan into the JBI Plan. On that date, the net assets of the Rexair Plan of $15.5 million were transferred into the JBI Plan. All eligibility and normal retirement benefits of the Rexair Plan remained unchanged, and they became participating programs in the JBI Plan.

     We also sponsor a number of defined contribution plans. Contributions relating to defined contribution plans are made based upon the plans' provisions. Additionally, we provide health care and life insurance benefits to certain groups of retirees with most retirees contributing a portion of the costs. These other post-employment benefits are presented as other benefits in the tables that follow.

     We use a September 30 measurement date for the plans.

     The weighted-average assumptions used to determine the benefit obligation for our domestic defined benefit pension and other plans are as follows:

                                                PENSION PLANS                  OTHER PLANS
                                              AT SEPTEMBER 30,               AT SEPTEMBER 30,
                                         --------------------------    ---------------------------
                                          2004      2003      2002      2004      2003      2002
                                         ------    ------    ------    ------    ------    ------
Assumptions:
  Discount rate ........................     5.75%     6.00%     6.75%     5.75%     6.00%     6.75%
  Rate of compensation increases .......     3.25%     3.25%     3.25%       --        --        --

     The weighted-average assumptions used to determine net periodic pension expense of our domestic defined benefit pension and other plans is presented below:

                                                PENSION PLANS                 OTHER PLANS
                                               AT SEPTEMBER 30,             AT SEPTEMBER 30,
                                         --------------------------    ---------------------------
                                          2004      2003      2002      2004      2003      2002
                                         ------    ------    ------    ------    ------    ------
Assumptions:
  Discount rate ........................     6.00%     6.00%     6.75%     6.00%     6.00%     6.75%
  Rate of compensation increases .......     3.25%     3.25%     3.25%       --        --        --
  Expected rate of return on assets ....     8.75%     8.75%     8.75%       --        --        --

     The expected rate of return on assets is based on several factors. Such factors include current and expected target asset allocation, the historical experience of returns provided by plan assets, the evaluation of market conditions and interest rates, tolerance for risk within plan guidelines and cash requirements for benefit payments. In conjunction with our actuaries we analyze the foregoing factors as well as the advice of our pension investment advisors to develop the return on assets assumptions.

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 -- PENSION AND RETIREMENT PLANS (CONTINUED)

     The components of net periodic expense for our defined benefit plan and our defined contribution plan are presented below:

                                                                     PENSION PLANS                   OTHER PLANS
                                                                    AT SEPTEMBER 30,              AT SEPTEMBER 30,
                                                               --------------------------    ------------------------
                                                                2004      2003      2002      2004     2003     2002
                                                               ------    ------    ------    ------   ------   ------
                                                                                  (IN MILLIONS)

Service cost                                                   $  0.8    $  1.1    $  0.9    $  0.1   $  0.1   $  0.1
Interest cost                                                     0.9       1.3       1.2       0.2      0.1      0.1
Expected return on plan assets                                     --      (1.1)     (1.1)       --       --       --
Net actuarial (gain) loss                                        (0.2)      0.1        --        --       --       --
                                                               ------    ------    ------    ------   ------   ------
  Periodic expense of defined benefit plans                       1.5       1.4       1.0       0.3      0.2      0.2
  Expense (income) of participation in JBI Group Plan(1)          1.0       1.0      (0.7)       --       --       --
                                                               ------    ------    ------    ------   ------   ------
Net periodic expense:
  Defined benefit plans                                           2.5       2.4       0.3       0.3      0.2      0.2
  Defined contribution plans                                      0.6       0.7       0.4        --       --       --
                                                               ------    ------    ------    ------   ------   ------
       Net periodic expense                                    $  3.1    $  3.1    $  0.7    $  0.3   $  0.2   $  0.2
                                                               ======    ======    ======    ======   ======   ======

         (1) In 2003, JBI's management changed the method of allocating pension expense related to the participants in the JBI group plan. Beginning in 2003, we were only allocated service costs related to the plan, while in prior years we were allocated service costs plus a portion of the return on plan assets.

                               JUSI HOLDINGS, INC.

NOTE 7 -- PENSION AND RETIREMENT PLANS (CONTINUED)

     The following table provides a reconciliation of changes in the projected benefit obligation, fair value of plan assets and the funded status of our defined benefit pension and post-employment benefit plans to the amounts recorded in our balance sheets at September 30:

                                                                    PENSION PLANS               OTHER PLANS
                                                               ------------------------    ------------------------
                                                                  2004          2003          2004          2003
                                                               ----------    ----------    ----------    ----------
                                                                                   (IN MILLIONS)

CHANGE IN PROJECTED BENEFIT OBLIGATION:
  Benefit obligation at beginning of year                      $     23.4    $     19.8    $      3.2    $      2.7
  Service cost                                                        0.8           1.0           0.1            --
  Interest cost                                                       0.9           1.2           0.2           0.2
  Actuarial losses                                                   (0.2)          2.1           0.3           0.9
  Benefits paid                                                      (0.4)         (0.7)         (0.2)         (0.1)
  Plan amendments                                                      --            --            --          (0.5)
  Transfer of Rexair Plan assets to JBI                             (23.4)           --            --            --
                                                               ----------    ----------    ----------    ----------
    Benefit obligation at end of year                          $      1.1    $     23.4    $      3.6    $      3.2
                                                               ==========    ==========    ==========    ==========

CHANGE IN FAIR VALUE OF PLAN ASSETS:
  Fair value of plan assets at beginning of year               $     12.3    $     10.3    $       --    $       --
  Actual return on plan assets                                        1.2           2.0            --            --
  Contributions                                                       2.5           0.7           0.2           0.1
  Benefits paid                                                      (0.5)         (0.7)         (0.2)         (0.1)
  Transfer of Rexair Plan assets to JBI                             (15.5)           --            --            --
                                                               ----------    ----------    ----------    ----------
    Fair value of plan assets at end of year                   $       --    $     12.3    $       --    $       --
                                                               ==========    ==========    ==========    ==========

FUNDED STATUS OF PLANS:
  Plan assets less than projected
     benefit obligation                                        $     (1.1)   $    (11.1)   $     (3.6)   $     (3.2)
  Unrecognized prior service income                                    --            --          (0.4)         (0.4)
  Unrecognized net actuarial losses                                   0.2           6.5           1.3           1.0
                                                               ----------    ----------    ----------    ----------
    Total recognized                                           $     (0.9)   $     (4.6)   $     (2.7)   $     (2.6)
                                                               ==========    ==========    ==========    ==========

AMOUNTS RECORDED IN THE BALANCE SHEETS:
  Accrued  benefits                                            $     (1.0)   $     (9.3)   $     (2.7)   $     (2.6)
  Accumulated other comprehensive income                              0.1           4.7            --            --
                                                               ----------    ----------    ----------    ----------
    Total amount recorded in consolidated balance sheet        $     (0.9)   $     (4.6)   $     (2.7)   $     (2.6)
                                                               ==========    ==========    ==========    ==========


     The aggregate projected benefit obligation for the plans that have an accumulated benefit obligation in excess of plan assets, are $1.1 million in 2004. As of September 30, 2004, there were no remaining plan assets due to the transfer of Rexair Plan assets to the JBI Plan. The aggregate projected benefit obligation and the aggregate fair value of plan assets for the plans that have an accumulated benefit obligation in excess of plan assets were $23.4 million and $12.3 million, respectively, in 2003.

     The aggregate accumulated benefit obligation for the plans that have an accumulated benefit obligation in excess of plan assets, are $1.1 million in 2004. As of September 30, 2004, there were no remaining plan assets due to the transfer of Rexair Plan assets to the JBI Plan. The aggregate accumulated benefit obligation and the aggregate fair value of plan assets for the plans that have an accumulated benefit obligation in excess of plan assets were $21.6 million and $12.3 million, respectively, in 2003.

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 7 -- PENSION AND RETIREMENT PLANS (CONTINUED)

     The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., the health care cost trend rate) for the other post-employment benefit plans was 10% for 2004 and 7.5% for 2003. The rate used as of September 30, 2004 was 10% and is assumed to decrease 0.5% a year to 5.0%. A one-percentage-point change in the assumed health care cost trend rate would have had the following effects as of and for the year ended September 30, 2004 (in millions):


                                                                                      INCREASE (DECREASE)
                                                                                       COSTS/OBLIGATIONS
                                                                                      -------------------

Effect of a 1% increase in the health care cost trend rate on:
            Service cost plus interest cost ..........................                   $       --
            Accumulated post-employment benefit obligation ...........                          0.4

Effect of a 1% decrease in the health care cost trend rate on:
            Service cost plus interest cost ..........................                   $       --
            Accumulated post-employment benefit obligation ...........                         (0.3)


     The tables above and on the previous pages set forth the historical components of net periodic pension expense and a reconciliation of the funded status of the pension and other post-employment benefit plans for our domestic employees. This information, however, is not necessarily indicative of the amounts we will recognize on a prospective basis.

NOTE 8 -- INCOME TAXES

     Earnings (loss) from continuing operations before income taxes consists of the following:

                                                         FOR THE FISCAL YEARS ENDED
                                                                 SEPTEMBER 30,
                                                     ------------------------------------
                                                        2004         2003         2002
                                                     ----------   ----------   ----------
                                                               (IN MILLIONS)

United States ....................................   $      0.7   $      0.4   $      1.9
Foreign ..........................................           --           --         (2.8)
                                                     ----------   ----------   ----------
                                                     $      0.7   $      0.4   $     (0.9)
                                                     ==========   ==========   ==========

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 8 -- INCOME TAXES (CONTINUED)

     The provision (benefit) for income taxes attributable to our (loss) earnings from continuing operations before income taxes consists of the following:

                                                         FOR THE FISCAL YEARS ENDED
                                                                SEPTEMBER 30,
                                                     -------------------------------------
                                                        2004        2003           2002
                                                     ----------   ----------    ----------
                                                                (IN MILLIONS)

Current:

  Federal ........................................   $     (0.7)  $      5.4    $       --
  State ..........................................          0.4          1.1           0.3
  Foreign ........................................           --           --          (0.6)
Deferred .........................................          1.0         (5.4)        (13.4)
                                                     ----------   ----------    ----------
                                                     $      0.7   $      1.1    $    (13.7)
                                                     ==========   ==========    ==========

     The components of deferred income tax assets and liabilities are as follows:

                                                       AT SEPTEMBER 30,
                                                ----------------------------
                                                    2004            2003
                                                ------------    ------------
                                                       (IN MILLIONS)

Deferred tax assets:
  Accruals and allowances ...................   $       25.6    $       19.5
  Inventory .................................            1.5             0.8
  Net pension assets ........................            0.3             0.1
  Post-employment benefits ..................            0.6              --
  Other .....................................             --             1.7
                                                ------------    ------------
    Total deferred tax assets ...............           28.0            22.1
                                                ------------    ------------
Deferred tax liabilities:
  Property, plant and equipment .............            0.4             1.9
  Deductible goodwill .......................            3.7             2.3
  Purchased intangibles .....................           22.3            24.2
  Post-employment benefits ..................             --             1.3
                                                ------------    ------------
    Total deferred tax liabilities ..........           26.4            29.7
                                                ------------    ------------
    Net deferred tax asset (liability) ......   $        1.6    $       (7.6)
                                                ============    ============

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 8 -- INCOME TAXES (CONTINUED)

     The deferred tax balances have been classified in the balance sheets as follows:

                                               AT SEPTEMBER 30,
                                           ------------------------
                                              2004          2003
                                           ----------    ----------
                                                (IN MILLIONS)

Current assets .........................   $     13.6    $     10.7
                                           ----------    ----------
  Net current assets ...................         13.6          10.7
                                           ----------    ----------
Non-current assets .....................         14.4          11.4
Non-current liabilities ................        (26.4)        (29.7)
                                           ----------    ----------
  Net non-current liability ............        (12.0)        (18.3)
                                           ----------    ----------

  Net deferred tax asset (liability) ...   $      1.6    $     (7.6)
                                           ==========    ==========

      Despite our belief that our tax return positions are fully supportable, we estimate tax exposures and establish accruals when in our judgment we believe that certain positions are likely to be challenged and that we may not succeed. We adjust these reserves in light of changing facts and circumstances, such as the progress of a tax audit.

     The following is a reconciliation of income taxes at the federal statutory rate of 35% to the provision for (benefit from) income taxes attributable to continuing operations:

                                                                                 FOR THE FISCAL YEARS ENDED
                                                                                     SEPTEMBER 30,
                                                                         -------------------------------------
                                                                            2004         2003          2002
                                                                         ----------   ----------    ----------
                                                                                    (IN MILLIONS)

Federal tax provision (benefit) computed at the statutory rate .......   $      0.2   $      0.1    $     (0.3)
Foreign income tax differential ......................................           --           --           0.2
State income taxes (net of federal benefit) ..........................          0.3          0.7           0.2
Non-deductible items .................................................          0.2          0.3            --
Valuation allowance ..................................................           --           --         (13.1)
Other, net ...........................................................           --           --          (0.7)
                                                                         ----------   ----------    ----------
                                                                         $      0.7   $      1.1    $    (13.7)
                                                                         ==========   ==========    ==========

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9 -- COMMITMENTS AND CONTINGENCIES

Operating Leases

      The table below shows our future minimum lease payments due under non-cancelable leases as of September 30, 2004 (in millions). Certain of these leases contain stated escalation clauses while others contain renewal options. These minimum lease payments (presented in millions) include facility leases that were accrued as restructuring costs (see Note 4).



2005 .............................................   $      1.8
2006 .............................................          1.6
Thereafter .......................................           --
                                                     ----------
  Total ..........................................   $      3.4
                                                     ==========


     Rent expense, including equipment rental, was approximately $7.4 million, $8.7 million and $10.9 million in 2004, 2003 and 2002, respectively.

Environmental Regulations

     We are subject to numerous foreign, federal, state and local laws and regulations concerning such matters as zoning, health and safety and protection of the environment. Laws and regulations protecting the environment may in certain circumstances impose "strict liability," rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, from time to time, we may receive notices of violation or may be denied applications for environmental licenses or permits because the practices of the operating unit are not consistent with regulations or ordinances.

     We have made capital and maintenance expenditures over time to comply with these laws and regulations. While the amount of expenditures in future years will depend on legal and technological developments which cannot be predicted at this time, these expenditures may progressively increase if regulations become more stringent. In addition, while future costs for compliance cannot be predicted with precision, no information currently available reasonably suggests that these expenditures will have a material adverse effect on our financial condition, results of operations or cash flows.

     We are investigating and remediating contamination at a number of present and former operating sites under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund"), the federal Resource Conservation and Recovery Act or comparable state statutes or agreements with third parties. These proceedings are in various stages ranging from initial investigations to active settlement negotiations to the cleanup of sites. We have been named as a potentially responsible party at a number of Superfund sites under CERCLA or comparable state statutes. Under these statutes, responsibility for the entire cost of cleanup of a contaminated site can be imposed upon any current or former site owners or operators, or upon any party who sent waste to the site, regardless of the lawfulness of the original activities that led to the contamination. No information currently available reasonably suggests that projected expenditures associated with any of these proceedings or any remediation of these sites will have a material adverse effect on our financial condition, results of operations or cash flows.

     As of September 30, 2004, we had accrued approximately $2.1 million ($0.1 million accrued as current liabilities and $2.0 million as non-current liabilities) for environmental liabilities recorded on an undiscounted basis. We accrue an amount for each case when the likelihood of an unfavorable outcome is probable and the amount of loss associated with such an unfavorable outcome is reasonably estimable. We believe that the range of liability for these matters could reach $15.0 million if it included cases where the likelihood of an unfavorable outcome is only reasonably possible. We cannot predict whether future developments in laws and regulations concerning environmental protection or unanticipated enforcement actions will require material capital expenditures or otherwise affect our financial condition, results of operations or cash flows in a materially adverse manner, or whether our businesses will be successful in meeting future demands of regulatory agencies in a manner which will not have a material adverse effect on our financial condition, results of operations or cash flows.

                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)

Litigation

     Litigation resulting from a dispute with the former owners of the Sundance Spas business has resulted in a judgment of approximately $5.1 million in our favor. The gain of $3.9 million resulting from the judgment is not included in the results of our operations in fiscal 2004 as it is still subject to appeal.

     Certain of our subsidiaries are defendants or plaintiffs in lawsuits that have arisen in the normal course of business. While certain of these matters involve substantial amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation and environmental matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

NOTE 10 - SEGMENT INFORMATION

     We currently operate in two reportable business segments - Bath Products and Rexair. Bath Products manufactures whirlpool baths, spas, showers, sanitary ware, including sinks and toilets, and bath tubs for the residential construction and remodeling markets. Our Rexair segment manufactures premium vacuum cleaner systems that are sold in the direct sales retail channel.

     The financial information of the segments is regularly evaluated by the chief operating decision makers in determining resource allocation and assessing performance and is periodically reviewed by our Board of Directors. Our senior management evaluates the performance of each business segment based on its operating results and, other than general corporate expenses, allocates specific corporate overhead to each segment. The same accounting policies are used throughout the organization (see NOTE 2).

     The following is a summary of our financial information by segment, reconciled to the consolidated totals:



                                              BATH                                  CONSOLIDATED
                                            PRODUCTS       REXAIR     CORPORATE         TOTAL
                                           ----------    ----------   ----------    ------------
                                                              (IN MILLIONS)
NET SALES
  2004 .................................   $    434.1    $    104.8   $       --    $    538.9
  2003 .................................        356.7         102.2           --         458.9
  2002 .................................        301.0          98.8           --         399.8
OPERATING INCOME (LOSS) (1)
  2004 .................................   $     24.5    $     27.3   $     (7.4)   $     44.4
  2003 .................................        (10.1)         26.6         (3.6)         12.9
  2002 .................................         (0.5)         27.5         (7.7)         19.3
CAPITAL EXPENDITURES
  2004 .................................   $      8.1    $      1.5   $       --    $      9.6
  2003 .................................          9.2           2.9           --          12.1
  2002 .................................          5.5           1.3           --           6.8
DEPRECIATION AND AMORTIZATION
  2004 .................................   $      5.8    $      3.3   $       --    $      9.1
  2003 .................................          4.7           3.5           --           8.2
  2002 .................................          4.8           4.2           --           9.0
ASSETS
  2004 .................................   $    292.6    $    157.9   $  1,762.9    $  2,213.4
  2003 .................................        275.8         153.4      1,823.0       2,252.2



(1) Operating losses for corporate included management fees charged to JUSI by JBI of $7.3 million, $3.4 million, and $7.9 million in fiscal 2004, 2003 and 2002, respectively.

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


                               JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10 -- SEGMENT INFORMATION (CONTINUED)

     Aside from the operating income (loss) amounts noted above, our earnings from continuing operations includes interest income and expense, other income and expense items and income taxes, none of which are included in our measurement of segment operating profit. Corporate assets consist primarily of real property, net assets held for sale, due from Parent and Affiliates, cash and cash equivalents and other investments.

     Our operations are principally located in North America. Our country of domicile is the United States. Export sales represented 17% of total sales for fiscal year 2004 and 16% for fiscal years 2003 and 2002. Principal international markets served include Europe, South America, Canada and Asia.


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